UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PepsiCo, Inc.

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Performance with Purpose

Performance with Purpose is our vision to deliver top-tier financial performance over the long term by integrating sustainability into our business strategy, leaving a positive imprint on society and the environment.

Dear Fellow PepsiCo Shareholders:

“Our approach is rooted in a few simple beliefs: We don’t just want to change the way we spend money. We want to change the way we make it. We don’t just want to be a great company. We want to be a good company. We don’t just want to succeed over the short term. We also want to succeed over the long term.”

Indra K. Nooyi
Chairman of the Board of Directors
and Chief Executive Officer

I am pleased to invite you to attend our 2017 Annual Meeting of Shareholders on Wednesday, May 3, 2017 at 9:00 a.m. Eastern Daylight Time. The Meeting will be held at the North Carolina History Center in New Bern, North Carolina, the “birthplace” of Pepsi. We hope you will attend, but for those who cannot, we will offer a live webcast of our Annual Meeting on our website at www.pepsico.com under “Investors” — “Events and Presentations.”

PepsiCo delivered another year of strong operating performance in 2016

Despite a challenging macroeconomic and geopolitical climate, PepsiCo delivered strong operating performance in 2016 and made significant progress against key strategic initiatives, including:

●Meeting or exceeding each of our financial goals;

●Returning $7.2 billion in cash to shareholders in the form of dividends and share repurchases and increasing our annualized dividend per share for the 45th consecutive year beginning with our June 2017 payment;

●Delivering over $1 billion in productivity savings; and

●Redoubling our efforts on marketplace execution, with PepsiCo ranking as the number-one, best-in-class manufacturer in the latest Kantar Retail annual U.S. PoweRanking® study.

Our strategy continues to be guided by Performance with Purpose

Our performance demonstrates what is possible when a company does well by striving to do good. A decade ago we launched Performance with Purpose – PepsiCo’s vision to deliver top-tier financial performance over the long-term by integrating sustainability into our business strategy. This approach has served us well in transforming the way we do business in a way that is responsible and responsive to the needs of the world around us, in the face of new and increasing opportunities, challenges and uncertainties.

While we are proud of the progress we have made over the last ten years, our transformation journey is ongoing. We recently announced new Performance with Purpose goals for the next ten years that are designed to build on our progress and broaden our efforts in a way that responds to changing consumer and societal needs. These goals focus on building a healthier future for all of our stakeholders, including by:

●Making healthier foods and beverages for our consumers;

●Generating healthy growth for our retail and foodservice partners;

●Contributing to a healthier planet while boosting our bottom line;

●Creating a healthy workplace and culture for our associates; and

●Promoting healthier communities wherever we operate.

PEPSICO 2017 PROXY STATEMENT | 1

Our Board is actively engaged in Company strategy

As stewards of our Company, our Board plays an essential role in determining PepsiCo’s strategic priorities and provided important strategic direction for the new Performance with Purpose goals. The full Board considers sustainability issues an integral part of its business oversight, as sustainability topics are integrated into, and not separate from, our business strategy.

To align with our new Performance with Purpose agenda, earlier this year, our Board refined the roles of its Committees by creating a new Public Policy and Sustainability Committee. The new Committee (which is comprised entirely of independent directors) will assist the Board in providing more focused oversight over the Company’s policies, programs and related risks that concern key public policy and sustainability matters.

In addition to sustainability matters, our Board is actively engaged in Company strategy, regularly discussing strategic priorities and, on an annual basis, dedicating a multi-day meeting to an extensive review of the Company’s strategic plans.

PepsiCo’s Board is comprised of diverse and independent directors with the skills and experience to support our strategy and to position us for long-term success

As our Company’s strategy evolves, so do the skills and experiences that the Board seeks in its director nominees. The Board has a robust Board succession planning process designed to identify individuals whose skills and experiences will enable them to meaningfully contribute to the shaping of our business strategy. At the same time, the Board believes it is equally important to benefit from the valuable experience and continuity that longer-serving directors bring to the Board and strives to maintain an appropriate balance of tenure, diversity, skills and experience on the Board.

One of our long-serving directors, Lloyd Trotter, will retire from the Board effective as of the 2017 Annual Meeting. We thank Lloyd for his many years of service and are grateful for his valuable contributions to our Board.

We are extremely proud of the ongoing evolution of our Board and its track record on refreshment. Our Board has added seven new directors since 2014. Last year, our Board welcomed two new directors, Cesar Conde and Darren Walker, who each bring new perspectives and ideas to the Board. Overall, the average tenure of our independent director nominees is approximately five years. Fifty percent of our director nominees are women or ethnically diverse individuals and five are citizens of countries other than the United States, providing management with a broad array of opinions and perspectives that are representative of our global businesses.

Underpinning our performance is our steadfast commitment to ethical business practices and strong corporate governance

At PepsiCo, we believe acting ethically and responsibly is not only the right thing to do, but also the right thing for our business. We have adopted comprehensive corporate standards and policies to govern our operations and facilitate accountability for our actions.

We believe strong corporate governance is the foundation for financial integrity, investor confidence and sustainable performance, and we are focused on advancing our vision with honesty, fairness and integrity. PepsiCo is honored to have been named among Ethisphere’s World’s Most Ethical Companies for the eleventh consecutive year.

The feedback we receive from our shareholders and other stakeholders is a cornerstone of our corporate governance practices

We regularly receive input from our shareholders and other stakeholders – such as customers, consumers, suppliers, associates, advocacy groups, governments and communities – on all aspects of our business, and these important external viewpoints inform our decisions and our strategy.

We also recognize that we are stewards of a great Company with the opportunity not only to make a profit, but to do so in a way that makes a difference in the world. As we continue our Performance with Purpose journey and deliver solutions to shared challenges, we will need to work together with governments, non-governmental organizations, scholars and other stakeholders and use our collective strengths in ways that benefit everyone. Together, we’re part of a growing movement that is redefining what it means to be a successful corporation by broadening our perspective in a way that responds to changing consumer and societal needs and focuses on building a healthier future for all our stakeholders.

Your vote is important

Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote promptly. You may vote by telephone or over the Internet, or by completing, signing, dating and returning the enclosed proxy card or voting instruction form if you requested to receive printed proxy materials.

On behalf of our Board of Directors and all of our PepsiCo associates, thank you for being a PepsiCo shareholder and for your continued support of PepsiCo.

Sincerely,

Indra K. Nooyi
Chairman of the Board of Directors and Chief Executive Officer
March 17, 2017

2 | PEPSICO 2017 PROXY STATEMENT

Notice of 2017 Annual Meeting of Shareholders

Date and Time

Wednesday, May 3, 2017
9:00 a.m. Eastern Daylight Time

Place

The North Carolina History Center at Tryon Palace
529 South Front Street
New Bern, North Carolina 28562

Items to be Voted On

1	Elect as directors the 14 nominees named in the attached Proxy Statement.
2	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2017.
3	Provide advisory approval of executive compensation.
4	Provide advisory vote on frequency of future shareholder advisory approval of executive compensation.
5-6	Act upon two shareholder proposals described in the attached Proxy Statement, if properly presented.

Record Date

Holders of record of our Common Stock and Convertible Preferred Stock as of the close of business on March 1, 2017 will be entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Tony West
Corporate Secretary
March 17, 2017

Live Webcast The Annual Meeting will be webcast live on our website at www.pepsico.com under “Investors”—“Events and Presentations” beginning at 9:00 a.m. Eastern Daylight Time on May 3, 2017.

Proxy Voting

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, please promptly vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting.

Advance Voting Methods
Telephone

Internet

Mail

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 3, 2017

Our Notice of Annual Meeting, Proxy Statement and Annual Report for the fiscal year ended December 31, 2016 are available at www.pepsico.com/proxy17.

We are making the Proxy Statement and the form of proxy first available on or about March 17, 2017.

PEPSICO 2017 PROXY STATEMENT | 3

PROXY STATEMENT SUMMARY

Proxy Statement Summary	We provide below highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and 2016 Annual Report before you vote.

Proposal 1 Election of 14 Director Nominees	The Board recommends a vote FOR all Director Nominees

Our Nominating and Corporate Governance Committee and our Board have determined that each of the nominees possess the right skills, qualifications and experience to effectively oversee PepsiCo’s long-term business strategy

See “Election of Directors (Proxy Item No. 1)” beginning on page 11 of this Proxy Statement

Director Nominees

				Committee Membership
Name and Primary Occupation	Director Since	Age*	Independent	Audit	Compensation		Nominating and Corporate Governance	Public Policy and Sustainability
Shona L. Brown Former Senior Advisor, Google Inc.	2009	51	●			**		●
George W. Buckley Former Chairman, President and Chief Executive Officer, 3M Company	2012	70	●
Cesar Conde Chairman, NBCUniversal International Group and NBCUniversal Telemundo Enterprises	2016	43	●	●
Ian M. Cook (PRESIDING DIRECTOR) Chairman, President and Chief Executive Officer, Colgate-Palmolive Company	2008	64	●				●
Dina Dublon Former Executive Vice President and Chief Financial Officer, JPMorgan Chase & Co.	2005	63	●
Rona A. Fairhead Chairman, BBC Trust	2014	55	●		●		●
Richard W. Fisher Former President and Chief Executive Officer, Federal Reserve Bank of Dallas	2015	67	●
William R. Johnson Operating Partner, Global Retail and Consumer, Advent International Corporation; Former Chairman, President and Chief Executive Officer, H.J. Heinz Company	2015	68	●
Indra K. Nooyi Chairman of the Board and Chief Executive Officer, PepsiCo	2001	61
David C. Page, MD Director and President, Whitehead Institute for Biomedical Research; Professor, Massachusetts Institute of Technology	2014	60	●		●			●
Robert C. Pohlad President, Dakota Holdings, LLC	2015	62	●				●
Daniel Vasella, MD Former Chairman and Chief Executive Officer, Novartis AG	2002	63	●		●
Darren Walker President, Ford Foundation	2016	57	●					●
Alberto Weisser Former Chairman and Chief Executive Officer, Bunge Limited	2011	61	●
Committee Chair	Financial Expert
*	Ages are as of March 17, 2017.
**	Lloyd G. Trotter currently serves as the Chair of the Compensation Committee. Mr. Trotter will not stand for re-election and upon his retirement effective as of the 2017 Annual Meeting of Shareholders, Shona L. Brown will become Chair of the Compensation Committee.

4 | PEPSICO 2017 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Director Nominee Facts

We believe our director nominees bring a well-rounded variety of diversity, skills, qualifications and experience, and represent an effective mix of deep company knowledge and fresh perspectives.

Diversity

50% are women or ethnically diverse	4 are women (including our CEO)	5 are citizens of countries other than the United States

Expertise and Independence

4 of 5 Audit Committee member nominees are financial experts	13 of 14 director nominees have significant global experience
13 of 14 director nominees are independent

Director Age*	Independent Director Tenure* (years of service)

Average Age: 60.4 > 78% younger than 65	Average Tenure of Independent Directors: 5.1 years

Skills and Qualifications

Director succession planning is a robust, ongoing process at PepsiCo. Our Board regularly evaluates desired attributes in light of the Company’s strategy and needs.

Our director nominees bring to the Board a balance of the following relevant skills, qualifications and experience:**

*	Average age and tenure are as of March 17, 2017.
**	The numbers in parentheses represent the number of our 14 total director nominees who possess each of the skills, qualifications and experience.

PEPSICO 2017 PROXY STATEMENT | 5

PROXY STATEMENT SUMMARY

Corporate Governance Highlights

Our Corporate Governance Policies Reflect Best Practices

●	Annual election of all directors
●	Proxy access right for shareholders
●	Majority-vote and director resignation policy for directors in uncontested elections
●	Comprehensive, ongoing Board succession planning process
●	Regular Board refreshment and mix of tenure of directors
●	Annual Board and Committee self-evaluations
●	Independent Presiding Director with clearly defined and robust responsibilities
●	13 independent directors out of 14 director nominees
●	100% independent Board Committees
●	Regular executive sessions of independent directors at Board and Committee meetings
●	Prohibition on hedging or pledging Company stock
●	Rigorous director and executive stock ownership requirements
●	99% average attendance of incumbent directors at Board and Committee meetings
●	Active shareholder engagement
●	Global Code of Conduct applicable to directors and all employees

Proposal 2 Ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2017	The Board recommends a vote FOR this proposal
Our Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of KPMG as PepsiCo’s independent registered public accounting firm for fiscal year 2017
See “Ratification of Appointment of Independent Registered Public Accounting Firm (Proxy Item No. 2)” beginning on page 36 of this Proxy Statement

6 | PEPSICO 2017 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Proposal 3 Advisory Approval of Executive Compensation	The Board recommends a vote FOR this proposal
Our Board recommends that shareholders vote “FOR” the advisory approval of the compensation of our named executive officers (“NEOs” or “Named Executive Officers”) for the 2016 performance year
See “Advisory Approval of Executive Compensation (Proxy Item No. 3)” on page 39 of this Proxy Statement and “Compensation Discussion and Analysis” beginning on page 40 of this Proxy Statement

2016 PepsiCo Performance Highlights

PepsiCo continued to deliver strong results in 2016, while achieving a good balance between revenue performance and productivity. In a challenging operating environment, we met or exceeded every financial goal we set for 2016, including the following non-GAAP measures used in our incentive pay programs.1

Organic Revenue Growth[1]	Core Constant Currency Earnings Per Share (EPS) Growth[1]	Free Cash Flow Excluding Certain Items[1]	Core Net Return on Invested Capital (ROIC)[1]

PepsiCo’s strong 2016 financial results reflect the progress we made in advancing our most important strategic priorities:

Innovation: We continued to advance our portfolio transformation through our investment in R&D, which has increased by 45% since 2011. In 2016, PepsiCo accounted for over 17% of innovation sales at retail in the U.S., as measured by IRI[2], - more innovation than the next four innovation contributors combined.
Brand Building: We increased our spending on advertising and marketing as a percentage of net revenue by 40 basis points in 2016 to 6.7%. Our brand investments yielded market share improvements in the U.S. and other key markets.
Execution: We maintained our focus on marketplace execution. This enabled PepsiCo to once again be the largest driver of growth for our food and beverage retail partners in the U.S., as we contributed 18% of the total retail sales growth of food and beverage categories.[2]
Productivity: We delivered over $1 billion of productivity savings during 2016. Our productivity agenda, focused on driving both efficiency and effectiveness, has resulted in approximately $1 billion in annual savings since 2012.
Performance with Purpose: Continuing PepsiCo’s decade-long commitment to delivering Performance with Purpose, we launched an ambitious global sustainability agenda in 2016. The agenda includes specific 2025 goals designed to continue transforming PepsiCo’s product portfolio, contribute to a more sustainable global food system and help make local communities more prosperous.
Cash Return to Shareholders: We again increased our annualized dividend and met our goal of returning $7 billion in cash to shareholders through dividends and share repurchases.

Our total shareholder return (“TSR”) reflects our strong 2016 results. We delivered 8% TSR, outpacing the median of our proxy peer group.

____________________
[1]	For further information on these financial measures, which are used as compensation performance measures and are not in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), please refer to the “2016 PepsiCo Performance” section of the Compensation Discussion and Analysis on page 40 of this Proxy Statement and Exhibit A to this Proxy Statement. For 2016, Core Constant Currency EPS Growth excludes the impact of the Venezuela deconsolidation that occurred in 2015.
[2]	Source: Information Resources, Inc. Consulting Analysis for Total U.S. Multi-Outlet Plus Convenience for the 52 weeks ending December 25, 2016.

PEPSICO 2017 PROXY STATEMENT | 7

PROXY STATEMENT SUMMARY

Compensation Highlights

Reflecting our pay-for-performance compensation program, the strong results delivered for shareholders translated into the payouts highlighted in the following table. We encourage you to also review the full Compensation Discussion and Analysis beginning on page 40 of this Proxy Statement for additional details.

Component	Performance Against Incentive Metrics		Payout (% above target)

2016 Annual Cash Incentive	PepsiCo met or exceeded every financial goal for 2016 while making significant progress against key strategic initiatives		Average for all NEOs +16%
2014 Long-Term Incentives			+34%
PepsiCo Equity Performance Units	8.9% stock price compound annual growth rate over the three-year performance period	61st %ile TSR relative to S&P 500 (2014-2016)

+75%
Long-Term Cash Awards	10.4% average core constant currency EPS growth[3] (2014-2016)	21.5% core net ROIC[3] for 2016, a 510 basis point increase (2014-2016)

Compensation Governance

The Compensation Committee oversees the design and administration of PepsiCo’s executive compensation programs and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends. The Compensation Committee has incorporated the following market-leading governance features into our programs:

What We Do
✓Double-trigger change-in-control vesting of long-term incentive awards
✓Responsible use of shares under our long-term incentive program, with share utilization below our peer group median
✓Comprehensive clawback policy that applies to annual incentive, long-term incentive and deferral programs
✓Rigorous stock ownership requirements that continue for 12 months beyond employment
✓Balanced mix of top-line and bottom-line metrics set against rigorous measurable goals within our incentive programs
✓Targets for performance metrics aligned to financial goals communicated to shareholders

What We Don’t Do
✗No employment agreements
✗No supplemental executive retirement plans
✗No resetting of financial targets for performance awards
✗No hedging and pledging of Company stock
✗No tax gross-ups
✗No backdating or repricing of stock option awards

____________________
[3]	For further information on these non-GAAP financial measures, which are used as compensation performance measures, please refer to the “2016 PepsiCo Performance” section of the Compensation Discussion and Analysis on page 40 of this Proxy Statement and Exhibit A to this Proxy Statement. For 2016, Core Constant Currency EPS Growth excludes the impact of the Venezuela deconsolidation that occurred in 2015.

8 | PEPSICO 2017 PROXY STATEMENT

PROXY STATEMENT SUMMARY

Proposal 4 Advisory Vote on Frequency of Future Shareholder Advisory Approval of Executive Compensation	The Board recommends a vote of every ONE YEAR with respect to this proposal
Our Board recommends that shareholders vote for every “ONE YEAR” with respect to how frequently a shareholder advisory approval of the compensation of our Named Executive Officers should occur
See “Advisory Vote on the Frequency of Future Shareholder Advisory Approval of Executive Compensation (Proxy Item No. 4)” on page 67 of this Proxy Statement

Proposals 5-6 Shareholder proposals	The Board recommends a vote AGAINST each of these proposals

See the Board’s statements in opposition of each shareholder proposal beginning on page 68 of this Proxy Statement

PEPSICO 2017 PROXY STATEMENT | 9

This Proxy Statement of PepsiCo, Inc. (“PepsiCo,” the “Company,” “we,” “us” or “our” ) contains statements reflecting our views about our future performance that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“Reform Act”). Statements that constitute forward-looking statements within the meaning of the Reform Act are generally identified through the inclusion of words such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions. Forward-looking statements are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in any such forward-looking statement. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences or otherwise; changes in or failure to comply with, applicable laws and regulations; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of labeling or warning requirements on PepsiCo’s products; changes in laws related to packaging and disposal of PepsiCo’s products; PepsiCo’s ability to compete effectively; political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are made, manufactured, distributed or sold; the ability to protect information systems against, or effectively respond to, a cybersecurity incident or other disruption; damage to PepsiCo’s reputation or brand image; and the other factors discussed in the risk factors section of PepsiCo’s most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

10 | PEPSICO 2017 PROXY STATEMENT

Election of Directors (Proxy Item No. 1)

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated the 14 directors identified on the following pages for election at the 2017 Annual Meeting. The directors will hold office from election until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their death, resignation or removal.

All of the nominees are currently PepsiCo directors who were elected by shareholders at the 2016 Annual Meeting, except Darren Walker, who was elected to the Board effective September 21, 2016. Mr. Walker was recommended for consideration to the Nominating and Corporate Governance Committee by a non-management director. Lloyd G. Trotter has reached the age of 72 and, pursuant to our policy, will not stand for re-election and will retire from the Board of Directors effective as of the 2017 Annual Meeting. As a result, the Board will be reduced to 14 directors effective as of the 2017 Annual Meeting. Our Board thanks Mr. Trotter for his many years of exemplary service.

Our Board has a comprehensive, ongoing director succession planning process designed to provide for a highly independent, well-qualified Board, with the diversity, experience and background to be effective and to provide strong oversight. Our Board constantly evaluates the needs of the Company and adds new skills and qualifications to the Board as necessary to best position the Company to navigate through a constantly changing global landscape.

The Board looks for its current and potential directors to have a broad range of skills, education, experiences and qualifications that can be leveraged in order to benefit PepsiCo and its shareholders. The Board is particularly interested in maintaining a mix of skills, qualifications and experience that include the following:

Directors’ Skills, Qualifications and Experience:

●	Public Company CEO	●	Science/Medical/Research/Innovation
●	Financial Expertise/Financial Community	●	Information Technology/Cybersecurity
●	Consumer Products	●	Digital Marketing/New Media/E-Commerce
●	Risk Management	●	Diversity
●	Public Policy	●	Developing and Emerging Markets/International Residence

Additionally, directors are expected to possess personal traits such as candor, integrity and professionalism and must be able to commit significant time to the Company’s oversight. For additional information on the Board selection process, including the Board’s consideration of diversity, see “Board Composition and Refreshment” on pages 29-30 of this Proxy Statement.

Director Nominees

Our Nominating and Corporate Governance Committee and our Board have determined that each of the nominees possesses the right skills, qualifications and experience to effectively oversee PepsiCo’s long-term business strategy. Biographical information about each nominee, as well as highlights of certain notable skills, qualifications and experience that contributed to the nominee’s selection as a member of our Board of Directors and nomination for re-election at our 2017 Annual Meeting, are included on the following pages. We have also included a chart immediately after the biographies to highlight the skills, qualifications and experience of the Board as a whole.

Although our Board does not anticipate that any of the nominees will be unable to stand for election as a director at our Annual Meeting, if this occurs, proxies will be voted in favor of such other person or persons as may be designated by our Nominating and Corporate Governance Committee and our Board.

Our Board of Directors recommends that shareholders vote “FOR” the election of each of the following directors:

PEPSICO 2017 PROXY STATEMENT | 11

ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

Shona L. Brown Director Since: 2009 Age: 51 Independent Committee Memberships: ●Compensation (Chair effective as of the 2017 Annual Meeting of Shareholders) ●Public Policy and Sustainability

Shona L. Brown served as a Senior Advisor to Google Inc., an Internet search and advertising technologies corporation, from 2013 to 2015. Dr. Brown served as Senior Vice President of Google.org, Google Inc.’s philanthropic arm, from 2011 to 2012. Dr. Brown served as Google Inc.’s Senior Vice President, Business Operations from 2006 to 2011 and Vice President, Business Operations from 2003 through 2006, leading internal business operations and people operations in both roles. Previously, Dr. Brown was a partner at McKinsey & Company, a management consulting firm. Dr. Brown also currently serves on the boards of several private companies (including ClearStory Data; Xperiel; BetterWorks; and Candor, Inc.) and several non-profit organizations (including The Bridgespan Group; The Exploratorium; The Nature Conservancy; Code for America; and the Center for Advanced Study in the Behavioral Sciences at Stanford University).

Other Public Company Directorships:
●Current: Atlassian Corporation plc
●Previous (During the Past 5 Years): None

Skills and Qualifications
Dr. Brown brings to our Board of Directors broad knowledge of information technology and social media and a critical perspective regarding the rapidly changing digital landscape gained from her extensive experience at a world-recognized global technology leader, Google. Dr. Brown also provides PepsiCo with the unique perspective of building innovation into business and people operations (including sustainability operations) at Google. In addition, through her business experience at Google and McKinsey & Company, she brings a deep expertise in building organizations optimized for adaptability, growth and innovation, which benefits PepsiCo as we address similar issues in an environment of evolving consumer preferences and regulatory initiatives. Her perspective on public policy and sustainability-related matters and the role of business in society gained from her experience working with non-profit organizations are valuable as the Company continues to focus on its Performance with Performance goals and pursue strategies to drive sustainable long-term growth.

George W. Buckley Director Since: 2012 Age: 70 Independent Committee Memberships: ●Audit

George Buckley served as Chairman, President and Chief Executive Officer of 3M Company, a global innovation company, from 2005 to 2012. Previously, from 1997 to 2005, Dr. Buckley held several senior management roles, including Chairman and Chief Executive Officer, at Brunswick Corporation, a boat and recreational product manufacturer. Dr. Buckley currently serves on the boards of several public and private companies, including as Chairman of Expro International, a private international oil field service company.

Other Public Company Directorships:
●Current: Smiths Group plc (non-executive Chairman); Stanley Black & Decker, Inc. (non-executive Chairman); Hitachi Ltd.
●Previous (During the Past 5 Years): Archer-Daniels-Midland Company (until 2013); 3M Company (until 2012)

Skills and Qualifications
Through his leadership of 3M, Dr. Buckley brings to our Board of Directors his expertise in integrating research and development into business operations to create incremental value through both line extensions and breakthrough innovation. In addition to contributing great insight to PepsiCo’s innovation strategy through his experience as a chief executive officer of public companies as well as his public and private director experience, Dr. Buckley also brings to the Board experience managing large global corporations across multiple industries and markets; skills in operations, strategic planning, information technology and financial matters; and valuable consumer products insights.

12 | PEPSICO 2017 PROXY STATEMENT

ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

Cesar Conde Director Since: 2016 Age: 43 Independent Committee Memberships: ●Audit

Cesar Conde has served since 2015 as Chairman of NBCUniversal International Group and NBCUniversal Telemundo Enterprises, part of a global media and entertainment company. From 2013 to 2015, he served as Executive Vice President at NBCUniversal, where he oversaw NBCUniversal International and NBCUniversal Digital Enterprises. From 2009 to 2013, Mr. Conde served as President of Univision Networks, a leading American media company with a portfolio of Spanish language television networks, radio stations and digital platforms. From 2003 to 2009, Mr. Conde served in a variety of senior executive capacities at Univision Networks and is credited with transforming it into a leading global, multi-platform media brand. Prior to Univision, Mr. Conde served as the White House Fellow for Secretary of State Colin L. Powell from 2002 to 2003.

Other Public Company Directorships:
●Current: Owens Corning
●Previous (During the Past 5 Years): None

Skills and Qualifications
Mr. Conde is an experienced global executive with a strong track record in business, finance and media. He provides the Board with diverse and actionable perspectives on today’s consumer and media landscapes, and his unique insights are particularly valuable as PepsiCo continues to build new digital marketing capabilities and adapt to changing demographics around the world. Mr. Conde also brings his market and consumer insights developed through his experience at national and global media companies and his leadership of social and corporate responsibility initiatives worldwide.

Ian M. Cook PRESIDING DIRECTOR Director Since: 2008 Age: 64 Independent Committee Memberships: ●Nominating and Corporate Governance

Ian M. Cook has served as Chief Executive Officer and a director of Colgate-Palmolive Company, a multinational consumer products company, since 2007 and became Chairman of its board in 2009. He has also served as President of Colgate-Palmolive since 2005. Mr. Cook joined Colgate-Palmolive in the United Kingdom in 1976 and progressed through a series of senior management roles. In 2002, he became Executive Vice President, North America and Europe. In 2004, he became Chief Operating Officer, with responsibility for operations in North America, Europe, Central Europe, Asia and Africa, and in 2005, he became responsible for all Colgate-Palmolive operations worldwide. Mr. Cook also serves on the boards of several non-profit organizations, including the Consumer Goods Forum, Catalyst, Memorial Sloan Kettering Cancer Center and New Visions for Public Schools.

Other Public Company Directorships:
●Current: Colgate-Palmolive Company
●Previous (During the Past 5 Years): None

Skills and Qualifications
Mr. Cook brings to our Board of Directors deep knowledge of the consumer products industry gained through his many years leading a global consumer products company, Colgate-Palmolive. He also contributes a broad understanding of industry trends and his extensive global leadership experience gained from holding a variety of senior management roles at Colgate-Palmolive in numerous countries throughout the world. Mr. Cook’s qualifications also include expertise in finance, brand-building, talent development and succession planning.

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ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

Dina Dublon Director Since: 2005 Age: 63 Independent Committee Memberships: ●Public Policy and Sustainability (Chair)

Dina Dublon served as Executive Vice President and Chief Financial Officer at JPMorgan Chase & Co., a leading global financial services company, from 1998 until her retirement in 2004. In this role, she was responsible for financial management, corporate treasury and investor relations. Ms. Dublon previously held numerous positions at JPMorgan Chase & Co. and its predecessor companies, including corporate treasurer, managing director of the Financial Institutions Division and head of asset liability management. Ms. Dublon also previously served on the faculty of Harvard Business School and on the boards of several non-profit organizations, including Women’s Refugee Commission and the Global Fund for Women.

Other Public Company Directorships:
●Current: Deutsche Bank AG (supervisory board)
●Previous (During the Past 5 Years): Accenture plc (until 2017);
Microsoft Corporation (until 2014)

Skills and Qualifications
Ms. Dublon brings to our Board of Directors deep expertise in financial, accounting, strategic and banking matters and capital markets operations gained from her distinguished career in the financial services industry, particularly through her role as Executive Vice President and Chief Financial Officer of JPMorgan Chase & Co. She also contributes valuable risk management insights obtained through her experience at JPMorgan Chase & Co., as well as from her service on the boards of several other public companies, including as the Chair of Deutsche Bank AG’s risk committee of the supervisory board. In addition, Ms. Dublon offers unique perspectives on emerging markets, public policy and sustainability-related matters gained while working with global non-profit organizations focusing on women’s issues and initiatives.

Rona A. Fairhead Director Since: 2014 Age: 55 Independent Committee Memberships: ●Compensation ●Nominating and Corporate Governance

Rona A. Fairhead has served since 2014 as Chairman of the BBC Trust, the governing body of the British Broadcasting Corporation, a U.K.-based international public service broadcaster. She is stepping down in April 2017 when the BBC governance structure is changed and a new unitary board is created. From 2006 to 2013, she served as Chairman and Chief Executive Officer of the Financial Times Group Limited, which was a division of Pearson plc, and, prior to that, she served as Pearson’s Chief Financial Officer. Pearson is an international media and education company, and the Financial Times Group provides financial news, data, commentary and analysis to the international business community. Prior to joining Pearson, Mrs. Fairhead held a variety of leadership positions at Bombardier Inc. and Imperial Chemical Industries plc. Until 2014, she was a member of the United Kingdom Government’s Cabinet Office, where she chaired the Cabinet Office Audit and Risk Committees. Mrs. Fairhead was a non-executive director of HSBC Holdings plc from 2004 to 2016, and until 2015, also chaired the board of HSBC North America Holdings Inc., the holding company for HSBC Holdings plc’s operations in the U.S.

Other Public Company Directorships:
●Current: None
●Previous (During the Past 5 Years): HSBC Holdings plc (until 2016);
Pearson plc (until 2013)

Skills and Qualifications
Mrs. Fairhead brings to our Board of Directors business leadership, finance, succession planning and general management experience gained from her leadership roles at the BBC Trust, the Financial Times Group, Pearson and other global companies. She contributes significant expertise in media and publishing from her experience as Chairman of the BBC Trust and her former role at the Financial Times Group. Mrs. Fairhead also offers her valuable perspectives on risk management resulting from her experiences serving as chair of the risk committee and financial system vulnerabilities committee of HSBC Holdings plc and as chair of the United Kingdom Government’s Cabinet Office Risk Committee. In addition, Mrs. Fairhead brings global marketplace insights developed through her leadership at global companies across multiple industries.

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ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

Richard W. Fisher Director Since: 2015 Age: 67 Independent Committee Memberships: ●Audit

Richard W. Fisher served as President and Chief Executive Officer of the Federal Reserve Bank of Dallas from 2005 to 2015. Previously, from 2001 to 2005, Mr. Fisher was Vice Chairman of Kissinger McLarty Associates, a strategic advisory firm. From 1997 to 2001, Mr. Fisher served as Deputy U.S. Trade Representative with the rank of Ambassador, during which he oversaw the implementation of the North American Free Trade Agreement, the Bilateral Trade Agreement with Vietnam and other trade agreements. During this tenure, Mr. Fisher was also instrumental in China and Taiwan joining the World Trade Organization. Mr. Fisher’s experience also includes serving as Managing Partner of Fisher Capital Management, an SEC-registered investment advisory firm, and Senior Manager of Brown Brothers Harriman & Co., a private banking firm. He also serves on Harvard University’s Board of Overseers and, since 2015, as a Senior Advisor for Barclays PLC.

Other Public Company Directorships:
●Current: AT&T Inc.
●Previous (During the Past 5 Years): None

Skills and Qualifications
Mr. Fisher brings to our Board of Directors deep knowledge of financial matters and financial expertise gained from extensive experience that includes serving as President and Chief Executive Officer of the Federal Reserve Bank of Dallas, Managing Partner of Fisher Capital Management and Senior Manager of Brown Brothers Harriman. Mr. Fisher also contributes his strategy, leadership and management skills, and experience gained from chairing for five years a Federal Reserve committee on information technology architecture and cybersecurity risks. In addition, his global experience and expertise in international trade and regulatory matters, including from his roles as Deputy U.S. Trade Representative and Vice Chairman of Kissinger McLarty Associates, are particularly valuable to PepsiCo.

William R. Johnson Director Since: 2015 Age: 68 Independent Committee Memberships: ●Audit

William R. Johnson has served as Operating Partner, Global Retail and Consumer, of Advent International Corporation, a global private equity firm, since 2014. Previously, Mr. Johnson served as Chairman, President and Chief Executive Officer of the H.J. Heinz Company, a global packaged foods manufacturer, from 2000 until his retirement in 2013. He joined Heinz in 1982 and held various positions within the company before becoming President and Chief Operating Officer in 1996, then assuming the position of President and Chief Executive Officer in 1998. Mr. Johnson also serves as an Advisory Partner of Trian Fund Management, L.P., an investment management firm.

Other Public Company Directorships:
●Current: United Parcel Service, Inc.; Emerson Electric Company
●Previous (During the Past 5 Years): Education Management Corporation (until 2014); H.J. Heinz Company (until 2013)

Skills and Qualifications
Mr. Johnson brings to our Board of Directors extensive leadership skills and consumer packaged goods expertise gained from serving as the Chairman, President and Chief Executive Officer of Heinz. Through his leadership of Heinz and his public company director experience, he offers deep experience in strategic planning, operations, marketing, brand development, logistics and financial expertise. Mr. Johnson’s experience leading a global business with a large, labor-intensive workforce is of particular value to the Board.

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ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

Indra K. Nooyi Director Since: 2001 Age: 61

Indra K. Nooyi has been PepsiCo’s Chief Executive Officer (“CEO”) since 2006 and assumed the role of Chairman of our Board of Directors in 2007. She was elected to our Board and became President and Chief Financial Officer in 2001, after serving as Senior Vice President and Chief Financial Officer since 2000. Ms. Nooyi also served as PepsiCo’s Senior Vice President, Corporate Strategy and Development from 1996 until 2000, and as PepsiCo’s Senior Vice President, Strategic Planning from 1994 until 1996. Prior to joining PepsiCo, Ms. Nooyi spent four years as Senior Vice President of Strategy, Planning and Strategic Marketing for Asea Brown Boveri, Inc. She was also Vice President and Director of Corporate Strategy and Planning at Motorola, Inc. Ms. Nooyi also currently serves on the boards of several non-profit organizations, including the U.S.-India Business Council, the Consumer Goods Forum, Catalyst, Lincoln Center for the Performing Arts, Tsinghua University School of Economics and Management, the World Economic Forum and the Asia Society.

Other Public Company Directorships:
●Current: Schlumberger Limited
●Previous (During the Past 5 Years): None

Skills and Qualifications
Ms. Nooyi brings to our Board of Directors strong leadership skills, extensive strategic planning, business and financial experience and broad strategic vision for our Company. Her more than 20 years with PepsiCo have provided her with extensive knowledge of the global food and beverage industry. Ms. Nooyi also contributes invaluable perspectives on the global marketplace gained from her senior management positions at PepsiCo and her memberships on global business councils and forums. Her role as Chairman and CEO of PepsiCo creates a critical link between management and the Board of Directors, enabling the Board to perform its oversight function with the benefits of management’s perspectives on the business.

David C. Page, MD Director Since: 2014 Age: 60 Independent Committee Memberships: ●Compensation ●Public Policy and Sustainability

David C. Page, MD, has served since 2005 as the Director and President of the Whitehead Institute for Biomedical Research, an independent non-profit research and educational institute affiliated with Massachusetts Institute of Technology (“MIT”). In this role, he leads a group of scientists focused on cancer research, genetics, genomics, developmental biology, stem cell research, regenerative medicine, parasitic disease and plant biology. Dr. Page’s own research focuses on the genetic and genomic differences between males and females, and the roles that these differences play in health and disease. His honors include a MacArthur Prize Fellowship, Science magazine’s Top Ten Scientific Advances of the Year (in 1992 and again in 2003) and the 2011 March of Dimes Prize in Developmental Biology. He is a member of the National Academy of Sciences, the National Academy of Medicine and the American Academy of Arts and Sciences. Dr. Page also serves as a professor of biology at MIT and as an Investigator at the Howard Hughes Medical Institute. He also serves on the board of the Society for Women’s Health Research.

Other Public Company Directorships:
●Current: None
●Previous (During the Past 5 Years): None

Skills and Qualifications
Dr. Page brings to our Board of Directors his scientific and medical expertise, gained from over 30 years of experience in those fields, and unique perspective on the intersection of academic and commercial scientific research of interest to companies in the food and beverage industry. His perspectives are particularly valuable in light of the Company’s strategic focus on the areas of health and wellness and nutrition. Dr. Page’s experience with producing significant scientific discoveries and innovative breakthroughs is highly relevant to the Company’s research and development initiatives, innovation pipeline and sustainability goals in an environment of evolving consumer preferences and regulatory initiatives.

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ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

Robert C. Pohlad Director Since: 2015 Age: 62 Independent Committee Memberships: ●Nominating and Corporate Governance

Robert C. Pohlad has served as President of Dakota Holdings, LLC (and its predecessors), which operates multiple businesses across a number of industries, including commercial real estate, automotive sales and sports and entertainment, since 1987. From 2002 until its acquisition by PepsiCo in 2010, Mr. Pohlad was Chairman and Chief Executive Officer of PepsiAmericas, Inc., an independent publicly traded company. PepsiAmericas, Inc. was formed from several independent bottlers in 1998, and, under Mr. Pohlad’s tenure, it grew to become the second-largest bottler of PepsiCo products at the time of its acquisition. Previously, Mr. Pohlad held several other executive positions at bottling companies. Mr. Pohlad is a member and chair of the Board of Trustees of the University of Puget Sound, as well as a former member and chair of the Board of Visitors of the University of Minnesota Medical School.

Other Public Company Directorships:
●Current: None
●Previous (During the Past 5 Years): None

Skills and Qualifications
Mr. Pohlad brings to our Board of Directors extensive beverage and finance experience gained from the 20-plus years he spent in a variety of senior operational and executive roles at PepsiAmericas, Inc. and its predecessors. Mr. Pohlad has a deep understanding of leveraging large-scale distribution systems and global brands, specifically with respect to beverage and bottling operations, which is invaluable to PepsiCo. In addition, through his experience operating businesses and investments in myriad fields, Mr. Pohlad has gained expertise leading and developing strong management teams, creating and implementing effective strategic plans, addressing succession planning needs and brand-building.

Daniel Vasella, MD Director Since: 2002 Age: 63 Independent Committee Memberships: ●Compensation ●Nominating and Corporate Governance (Chair)

Daniel Vasella, MD, served as Chairman of Novartis AG, a global innovative healthcare solutions company, from 1999 to 2013 and as Chief Executive Officer of Novartis AG from 1996 to January 2010. From 1992 to 1996, Dr. Vasella held the positions of Chief Executive Officer, Chief Operating Officer, Senior Vice President and Head of Worldwide Development and Head of Corporate Marketing at Sandoz Pharma Ltd. He also served at Sandoz Pharmaceuticals Corporation from 1988 to 1992.

Other Public Company Directorships:
●Current: American Express Company; XBiotech Inc.
●Previous (During the Past 5 Years): Novartis AG (until 2013)

Skills and Qualifications
Dr. Vasella brings to our Board of Directors his expertise in the areas of health and wellness and nutrition, topics of critical importance to PepsiCo, as well as his leadership experience and global perspectives, which he obtained through his former role as Chairman and Chief Executive Officer of Novartis. Through his leadership of Novartis and his public company director experience, he also offers to PepsiCo extensive business, operations, management and marketing skills and experience developing corporate strategy, talent and succession planning. In addition, he contributes his knowledge of and experience with regulatory matters developed through his role leading a highly regulated, global business in rapidly changing markets.

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ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

Darren Walker Director Since: 2016 Age: 57 Independent Committee Memberships: ●Public Policy and Sustainability

Darren Walker has served since 2013 as President of the Ford Foundation, a philanthropic organization, and as its Vice President for Education, Creativity and Free Expression from 2010 to 2013. Prior to the Ford Foundation, Mr. Walker joined the Rockefeller Foundation, a philanthropic organization, in 2002 and served as a Vice President responsible for foundation initiatives from 2005 to 2010. From 1995 to 2002, he was the Chief Operating Officer of Abyssinian Development Corporation, a community development organization in Harlem in New York City. Prior to that, Mr. Walker held various positions in finance and banking at UBS AG. Mr. Walker currently serves on the boards of several non-profit organizations, including Arcus Foundation, Friends of the High Line and Carnegie Hall, and as a Vice Chairman of the New York City Ballet and Vice President of Foundation for Art and Preservation of Embassies. Mr. Walker also currently chairs the United States National Advisory Board on Impact Investing and is a member of the Council on Foreign Relations and the American Academy of Arts and Sciences.

Other Public Company Directorships:
●Current: None
●Previous (During the Past 5 Years): None

Skills and Qualifications
Mr. Walker brings to our Board of Directors his insight into the role of business in society gained through his role as President of the Ford Foundation and his leadership at other non-profit and philanthropic organizations. His experience with social and community initiatives, perspectives on public policy and sustainability-related matters and financial expertise are particularly valuable as the Company continues to focus on its Performance with Purpose goals and pursue strategies to drive sustainable long-term growth. In addition, he offers a unique understanding of emerging markets and communities gained through his experience and oversight of the Ford Foundation’s operations.

Alberto Weisser Director Since: 2011 Age: 61 Independent Committee Memberships: ●Audit (Chair)

Alberto Weisser served as Chairman and Chief Executive Officer of Bunge Limited, a global food, commodity and agribusiness company, from 1999 until June 2013 and as Executive Chairman until December 2013. Mr. Weisser previously served as Bunge’s Chief Financial Officer from 1993 to 1999. Previously, Mr. Weisser worked at BASF Group, a chemical company, in various finance-related positions. He has served since 2015 as a Senior Advisor at Lazard Ltd, a financial advisory and asset management firm, where he advises Lazard as a consultant regarding global agribusiness and related-sectors. Mr. Weisser is also an advisor to Temasek International Pte. Ltd., a Singapore-based investment company, and a board member of the Council of the Americas.

Other Public Company Directorships:
●Current: None
●Previous (During the Past 5 Years): Bunge Limited (until 2013); International Paper Company (until 2012)

Skills and Qualifications
Mr. Weisser brings to our Board of Directors his extensive experience with and keen understanding of commodities, gained from his role as Chairman and Chief Executive Officer of Bunge Limited. These skills are particularly valuable to PepsiCo in today’s volatile economic environment. Mr. Weisser has deep knowledge of the strategic, financial, risk and compliance issues facing a large, diversified, publicly traded company, and significant global experience, particularly with respect to emerging markets. Mr. Weisser also contributes strong financial acumen and expertise resulting from his six years of experience serving as Bunge Limited’s Chief Financial Officer.

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ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

Skills, Qualifications and Experience of Our Director Nominees

The table below includes some of the skills, qualifications and experience of each director nominee that led our Board of Directors to conclude that he or she is qualified to serve on our Board. This high-level summary is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board.

Skill/Qualification
Public Company CEO		●		●				●	●		●	●		●
Financial Expertise/ Financial Community		●		●	●	●	●	●	●		●		●	●
Consumer Products		●		●				●	●		●	●
Risk Management					●	●	●							●
Public Policy						●	●			●			●
Science/Medical Research/Innovation	●	●								●		●
Information Technology/ Cybersecurity	●						●
Digital Marketing/ New Media/ E-Commerce	●		●
Diversity	●		●		●	●			●				●	●
Developing and Emerging Markets/ International Residence	●	●	●	●	●	●	●	●	●		●	●	●	●

PEPSICO 2017 PROXY STATEMENT | 19

Corporate Governance at PepsiCo

Our Governance Philosophy

We believe strong corporate governance is the foundation for financial integrity, investor confidence and sustainable performance.

Strong corporate governance is and has been a long-standing priority at PepsiCo. In 2002, the Board of Directors adopted Corporate Governance Guidelines for the Company that established a common set of expectations to assist the Board and its Committees in performing their duties. The Board reviews these Guidelines at least annually, and updates the Guidelines as necessary to reflect changing regulatory requirements, evolving best practices and input from our shareholders and other stakeholders.

Key Corporate Governance Documents

The following documents are available at www.pepsico.com4 under “Who We Are” and are available in print upon written request to the Corporate Secretary of PepsiCo at 700 Anderson Hill Road, Purchase, New York 10577: Corporate Governance Guidelines; Charters of our Audit, Compensation, Nominating and Corporate Governance, and Public Policy and Sustainability Committees of the Board and the Global Code of Conduct.

Our Global Code of Conduct

PepsiCo is proud of its commitment to deliver sustained growth through empowered people acting with responsibility and building trust.

This commitment is evidenced in part by our robust Global Code of Conduct, which is designed to provide our directors and employees with guidance on how to act legally and ethically while performing work for PepsiCo. PepsiCo works hard to communicate its values clearly and regularly throughout its operations, including by conducting an annual Global Code of Conduct training program for employees. Annually, all of PepsiCo’s directors and executives, including all of our executive officers, certify their compliance with our Global Code of Conduct.

____________________

[4]	The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated herein or into any of our other filings with the Securities and Exchange Commission (the “SEC”).

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CORPORATE GOVERNANCE AT PEPSICO

Shareholder Engagement

We believe that regular, transparent communication with our shareholders and other stakeholders is essential to PepsiCo’s long-term success.

We value the views of our shareholders and other stakeholders, and the input that we receive from them is a cornerstone of our corporate governance practices. Through these engagements, we seek to ensure that corporate governance at PepsiCo is not a formulaic exercise, but rather a dynamic framework that can accommodate the demands of a rapidly changing business environment while remaining responsive to the priorities of our shareholders and other stakeholders.

Throughout 2016, members of our management team met with a significant number of our shareholders to discuss our portfolio strategy, financial and operating performance, capital allocation, sustainability and corporate social responsibility initiatives, corporate governance and executive compensation practices and to solicit feedback on these and a variety of other topics. At least quarterly, the Board receives a report on shareholder engagement and is provided with the opportunity to discuss and ask questions about investor feedback. PepsiCo’s Corporate Governance Guidelines require that our Presiding Director ensure that he or she is available for consultation and direct communication, if requested by major shareholders.

We also engaged with other key stakeholders through our active participation in prestigious corporate governance organizations such as the Harvard Law School Program on Corporate Governance, the Stanford University Rock Center for Corporate Governance and the Council of Institutional Investors.

Our engagement activities have resulted in our receiving valuable feedback from our shareholders and other stakeholders who have provided important external viewpoints that inform our decisions and our strategy. For example, as a result of collaboration with our shareholders and other stakeholders in recent years:

●

The Board amended our Corporate Governance Guidelines to specify the Board’s oversight role with respect to sustainability, an integral part of the Company’s business strategy, and refined the roles of its Committees by establishing a new Public Policy and Sustainability Committee in early 2017, which will assist the Board in providing more focused oversight over PepsiCo’s policies, programs and related risks that concern key public policy and sustainability matters.

●

We announced in 2016 our new Performance with Purpose sustainability goals for the next ten years that are designed to build on our progress and broaden our efforts in a way that responds to changing consumer and societal needs. We also enhanced our disclosure of the Company’s sustainability progress by issuing an updated Sustainability Report and Global Reporting Initiative (“GRI”) Report.

●	The Board implemented a proxy access right for shareholders.
●

Taking into account the strong support demonstrated by our shareholders and feedback during individual meetings with shareholders, the Compensation Committee implemented several changes to the long-term incentive program in 2016, while determining to maintain the core structure of our overall executive compensation program.

●

PepsiCo was a Founding Partner of and is an active participant at the Berkeley Sustainable Business and Investment Forum, a finance innovation forum focused on the evolving concepts of risk management, capital allocation and sustainable business practices with a focus on long-term value creation.

In addition, we have had an ongoing dialogue with various shareholders and other stakeholders on the important topics of Board oversight of risk and strategy; management and Board succession planning; capital allocation; corporate governance; PepsiCo’s Performance with Purpose sustainability goals; water scarcity; nutrition; the impact of PepsiCo’s supply chain on human rights and environmental matters; and various other issues. In the two-month period prior to our 2016 Annual Meeting of Shareholders, we contacted our 75 largest shareholders, representing over 43% of our outstanding shares of Common Stock, to discuss a broad range of topics. Of this group, shareholders representing nearly 23% of our outstanding shares of Common Stock spoke with us prior to the 2016 Annual Meeting. Subsequent to the 2016 Annual Meeting, we continued our outreach efforts to develop a better understanding of the feedback received from shareholders.

PepsiCo regularly meets with stakeholders, often in collaboration with groups such as Ceres, a prominent nonprofit organization that brings together investors, non-governmental organizations and businesses in support of sustainability. During these meetings, our shareholders and other stakeholders engage on such topics as climate change, water scarcity, public health, human rights, sustainable agriculture, environmental impact and sustainability reporting.

PEPSICO 2017 PROXY STATEMENT | 21

CORPORATE GOVERNANCE AT PEPSICO

Our Commitment to Sustainable Business Practices

PepsiCo is guided by Performance with Purpose – our vision to deliver top-tier financial performance over the long term by integrating sustainability into our business strategy.

We believe that continuously improving the products we sell, operating responsibly to protect our planet and empowering people around the world is what will enable PepsiCo to run a successful global company that creates long-term value for society and our shareholders. Since PepsiCo first articulated the concept in 2006, Performance with Purpose has been woven into all aspects of our business.

PepsiCo is pleased to share the progress we are making in our Performance with Purpose journey, and in October 2016 we announced our new Performance with Purpose goals for the next ten years. These goals broaden our efforts in a way that responds to changing consumer and societal needs and focus on building a healthier future for all of our stakeholders. The following are available on the Company’s website at www.pepsico.com under “What We Believe”—“Sustainability Reporting:"

●	Sustainability Report, which presents our sustainability goals and provides data, as well as examples of our efforts to achieve those goals; and
●	GRI Report, which offers greater detail on PepsiCo’s activities in a widely accepted format.

To assist our Board in its oversight and to align with our new Performance with Purpose agenda, the Board also refined the roles of its Committees by establishing a new Public Policy and Sustainability Committee in early 2017. The new Committee (which is comprised entirely of independent directors) will assist the Board in providing more focused oversight over the Company’s policies, programs and related risks that concern key public policy and sustainability matters.

Our Board of Directors

Our business and affairs are overseen by our Board of Directors pursuant to the North Carolina Business Corporation Act and our By-Laws. Members of the Board of Directors oversee the Company’s business by participating in Board and Committee meetings, by reviewing materials provided to them and through discussions with the Chairman and CEO and with key members of management.

Director Election Requirements and Majority-Vote Policy

All members of the Board are elected annually by our shareholders by a majority of the votes cast in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected), meaning that the number of votes cast “for” a director must exceed the number of votes cast “against” that director in order to elect the director to the Board. In a contested election, where the number of director nominees exceeds the number of directors to be elected, directors will be elected by a plurality vote. Under our Director Resignation Policy set forth in our Corporate Governance Guidelines, if a director nominee in an uncontested election receives more votes “against” than votes “for” his or her election, he or she must offer to resign from the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on the resignation offer. Within 90 days following certification of the shareholder vote, the independent directors will determine, considering the best interests of the Company and its shareholders, whether to accept the director’s resignation, and the Company will promptly publicly disclose such determination. A director who offers to resign pursuant to this Policy may not be present during the deliberations or voting by the Nominating and Corporate Governance Committee or the Board as to whether to accept the resignation offer.

Outstanding Board Attendance

Regular attendance at Board meetings and the Annual Meeting is expected of each director. In fiscal year 2016, our Board of Directors held six meetings and our Committees held 19 meetings in the aggregate. In fiscal year 2016, no incumbent director attended fewer than 75% of the total number of Board and applicable Committee meetings (held during the period that such director served) and average attendance of our incumbent directors at Board and applicable Committee meetings (held during the period that such director served) was 99%. Thirteen of the 14 directors then serving attended the 2016 Annual Meeting of Shareholders.

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CORPORATE GOVERNANCE AT PEPSICO

Board Leadership Structure

PepsiCo’s governing documents allow the roles of Chairman of the Board and CEO to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time. Although our Board regularly considers and is open to different structures as circumstances may warrant, the Board believes that the current arrangement of having a strong independent Presiding Director combined with the leadership of our Chairman and CEO is in the best interests of PepsiCo and its shareholders at this time. As part of its most recent Board leadership assessment, the Board gave thorough consideration to the strategic goals of the Company, the unique opportunities and challenges PepsiCo is facing, the various capabilities of our directors, the dynamics of our Board, best practices in the market, the current industry environment and the status of PepsiCo’s progress with respect to key strategic initiatives, among other factors, in determining that this leadership structure continues to strike the right balance between effective independent oversight of PepsiCo’s business and Board activities and consistent corporate leadership.

The independent directors believe that our current Chairman of the Board and CEO, Indra K. Nooyi, as an experienced leader with extensive knowledge of the Company and the food and beverage industry, serves as a highly effective bridge between the Board and management and provides the vision and leadership to execute on the Company’s strategy and create shareholder value. As the Company continues to implement its ongoing business transformation, the independent directors believe that the Company is best served by having the architect and leader of that strategy as Chairman of the Board.

Our Corporate Governance Guidelines provide that if the Chairman of the Board is not an independent director, an independent director shall be designated as the Presiding Director by the independent members of the Board based on the recommendation of the Nominating and Corporate Governance Committee. The independent director who is designated as the Presiding Director is expected to serve in that role for a three-year term. The Board evaluates the Presiding Director’s performance annually under the guidance of the Nominating and Corporate Governance Committee. The duties of our Presiding Director are consistent with the responsibilities generally held by “lead directors” at other public companies.

Presiding Director Duties:
●	Presides at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors
●	Serves as a liaison between the Chairman of the Board and the independent directors
●	Has authority to approve information sent to the Board
●	Approves meeting agendas for the Board
●	Approves meeting schedules to assure that there is sufficient time for discussion of all agenda items
●	Has the authority to call meetings of the independent directors
●	If requested by major shareholders, ensures that he or she is available for consultation and direct communication

In recognition of his skills in overseeing the Company’s strong governance policies and practices and his overall leadership and communication abilities, the independent members of the Board of Directors re-elected Ian M. Cook as the Presiding Director of the Board in February 2016 for another three-year term. Mr. Cook is an engaged and active director who, as a current chief executive officer of a multinational consumer products company, is uniquely positioned to work collaboratively with our Chairman and CEO, while providing strong independent oversight. In addition to the above responsibilities and assisting the Board of Directors in the fulfillment of its responsibilities in general, Mr. Cook, as the Presiding Director, has over the past few years performed additional duties including:

●	meeting with the Chairman and CEO after the executive sessions of independent directors held at each regularly scheduled Board meeting to provide feedback on the independent directors’ deliberations;
●	regularly speaking with the Chairman and CEO between Board meetings to discuss matters of concern, often following consultation with the other independent directors;
●	meeting regularly with members of senior management other than the Chairman and CEO; and
●	meeting with shareholders.
PEPSICO 2017 PROXY STATEMENT | 23

CORPORATE GOVERNANCE AT PEPSICO

Director Independence

Independence Determination

The Company’s Corporate Governance Guidelines provide that an independent director is a director who meets the New York Stock Exchange definition of independence, as determined by the Board. This definition is included in the Corporate Governance Guidelines, which are available at www.pepsico.com under “Who We Are”—“Corporate Governance.” In making a determination of whether a director is independent, the Board of Directors considers all relevant facts and circumstances, including but not limited to the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

Consistent with these considerations, the Board of Directors has affirmatively determined that all of our non-management director nominees, who are listed below, are independent within the meaning of the rules of the New York Stock Exchange. The Board also determined that Lloyd G. Trotter, who will retire from the Board of Directors effective as of the 2017 Annual Meeting, is independent. The Board had previously determined that Alberto Ibargüen, who served on the Board during a portion of 2016, was independent.

Independent Director Nominees
Shona L. Brown	Dina Dublon	William R. Johnson	Daniel Vasella
George W. Buckley	Rona A. Fairhead	David C. Page	Darren Walker
Cesar Conde	Richard W. Fisher	Robert C. Pohlad	Alberto Weisser
Ian M. Cook

In arriving at the foregoing independence determination, the Board of Directors thoroughly considered the relationships described under “Transactions with Related Persons” on page 25 of this Proxy Statement and determined that they do not impair Mr. Pohlad’s independence or his ability to exercise independent judgment in carrying out the responsibilities of a director.

Executive Sessions of Independent Directors

The independent directors hold regularly scheduled executive sessions of the Board and its Committees without Company management present. These executive sessions are chaired by the Presiding Director (at Board meetings) or by the Committee Chairs (at Committee meetings). The independent directors met in executive session at all of the regularly scheduled Board and Committee meetings held in 2016.

Related Person Transactions

The Board of Directors has adopted written Related Person Transaction Policies and Procedures that generally apply to any transaction or series of transactions:

●	in which the Company or a subsidiary was or is a participant;
●	where the amount involved exceeds or is expected to exceed $120,000 since the beginning of the Company’s last completed fiscal year; and
●

the related person (i.e., a director, director nominee, executive officer, greater than five percent beneficial owner of the Company’s Common Stock, or any immediate family member of any of the foregoing) has or will have a direct or indirect material interest.

The transactions described above are submitted to the Audit Committee for review and approval or ratification.

Review and Approval of Transactions with Related Persons

In determining whether to approve, ratify or disapprove of the entry into a related person transaction, the Audit Committee considers all relevant facts and circumstances and takes into account, among other factors:

●	whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;
●	whether the transaction would impair the independence of an outside director; and
●	whether the transaction would present an improper conflict of interest for any director or executive officer of the Company.

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The Audit Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. The Company’s General Counsel maintains a list of transactions deemed pre-approved under the policy for review by any Board member.

Transactions with Related Persons

Robert C. Pohlad, a director of the Company, indirectly owns one-third of the voting interests in the Minnesota Twins, a Major League Baseball team, and the remaining voting interests are indirectly owned by his brothers, William Pohlad and James Pohlad. The majority of the non-voting interests in the Minnesota Twins are owned indirectly by Mr. Pohlad and members of his immediate family and through trusts for the benefit of Mr. Pohlad’s descendants and descendants of members of his immediate family. Members of Mr. Pohlad’s immediate family are employed by the Minnesota Twins, including James Pohlad, who serves as Executive Chair and Chairman of the Board. In fiscal year 2016, PepsiCo made payments to the Minnesota Twins of approximately $730,000 in connection with a sponsorship agreement, and PepsiCo received payments of approximately $670,000 from the Minnesota Twins and an independent third party in connection with the sale of PepsiCo products at the Minnesota Twins’ stadium. Transactions between the Minnesota Twins and PepsiCo, individually and in the aggregate, represented less than 1% of the annual revenues of the Minnesota Twins and PepsiCo in each of 2016, 2015 and 2014. The sponsorship agreement and sale of PepsiCo products are ongoing, and Mr. Pohlad is not involved in negotiating these arms-length transactions.

In addition, Mr. Pohlad’s wife, Rebecca Pohlad, and their children are beneficiaries of irrevocable trusts that own Christen Group, LLC (“Christen Group”) and Mr. Pohlad’s father-in-law, Paul Christen, is an executive officer of Christen Group. In fiscal year 2016, PepsiCo made payments of approximately $170,000 to Christen Group in connection with the leasing of a distribution center owned by Christen Group. PepsiCo entered into the lease in August 2013, prior to Christen Group’s acquisition of the distribution center in December 2013. The lease expires in October 2023 and the terms of this leasing transaction remain unchanged from prior years. Transactions between Christen Group and PepsiCo, individually and in the aggregate, are not material to PepsiCo, Mr. Pohlad, any of Mr. Pohlad’s family members, or Christen Group.

The Board thoroughly considered these relationships and determined that they do not impair Mr. Pohlad’s independence or his ability to exercise independent judgment in carrying out the responsibilities of a director.

In addition, Jennifer Carey, daughter-in-law of Albert P. Carey, PepsiCo’s CEO, North America, is a Director of Retail Sales at PepsiCo and received total compensation of approximately $145,000 in 2016. She also participates in the general welfare and benefit plans of PepsiCo. Ms. Carey’s compensation was established in accordance with PepsiCo’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. Mr. Carey does not have a material interest in his daughter-in-law’s employment, nor does he share a household with her.

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Committees of the Board of Directors

The Board of Directors has four Committees: Audit, Compensation, Nominating and Corporate Governance, and Public Policy and Sustainability. The table below indicates the members of each Board committee:

	Audit	Compensation	Nominating and Corporate Governance	Public Policy and Sustainability
Shona L. Brown*		●		●
George W. Buckley
Cesar Conde	●
Ian M. Cook (Presiding Director)			●
Dina Dublon
Rona A. Fairhead		●	●
Richard W. Fisher
William R. Johnson
Indra K. Nooyi
David C. Page		●		●
Robert C. Pohlad			●
Lloyd G. Trotter*			●
Daniel Vasella		●
Darren Walker				●
Alberto Weisser

Committee Chair	Financial Expert

*

Effective as of the 2017 Annual Meeting, Lloyd G. Trotter will not stand for re-election and will retire from the Board and its Committees, and Shona L. Brown will become Chair of the Compensation Committee.

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Audit Committee

Primary Responsibilities

●Engaging and overseeing the Company’s independent registered public accounting firm (taking into account the vote on shareholder ratification) and considering the independence, qualifications and performance of the independent registered public accounting firm
●Approving all audit and permissible non-audit services to be performed by the independent registered public accounting firm
●Reviewing and evaluating the performance of the lead audit partner of the independent registered public accounting firm and periodically considering whether there should be a rotation of the independent registered public accounting firm
●Overseeing the quality and integrity of PepsiCo’s financial statements and its related internal control over financial reporting, including reviewing with management and the independent registered public accounting firm PepsiCo’s annual audited and quarterly financial statements and other financial disclosures, including earnings releases
●Reviewing and approving the internal audit department’s audit plan, staffing, budget and responsibilities
●Reviewing PepsiCo’s compliance with legal and regulatory requirements, by reviewing and discussing the implementation and effectiveness of PepsiCo’s compliance program
●Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding (a) accounting, internal accounting controls or auditing matters and other federal securities law matters and (b) confidential, anonymous submissions by employees of concerns regarding accounting or auditing matters or other federal securities law matters
●Reviewing and assessing the guidelines and policies governing PepsiCo’s risk management and oversight processes, and assisting the Board’s oversight of PepsiCo’s financial, compliance and employee safety risks
●Reviewing related person transactions

Financial Expertise, Financial Literacy and Independence

The Board of Directors has determined that George W. Buckley, Richard W. Fisher, William R. Johnson and Alberto Weisser, members of our Audit Committee, satisfy the criteria adopted by the SEC to serve as “audit committee financial experts.”

In addition, the Board of Directors has determined that George W. Buckley, Cesar Conde, Richard W. Fisher, William R. Johnson and Alberto Weisser, constituting all members of our Audit Committee, are independent directors pursuant to the requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the New York Stock Exchange corporate governance listing standards, and are financially literate within the meaning of the New York Stock Exchange corporate governance listing standards.

Report

The Audit Committee Report is set forth beginning on page 36 of this Proxy Statement. Robert C. Pohlad and Darren Walker, who were members of the Audit Committee when it approved the Audit Committee Report, no longer serve as members of the Audit Committee effective March 9, 2017.

Met nine times in 2016 Current Committee Members Alberto Weisser (Chair) George W. Buckley Cesar Conde Richard W. Fisher William R. Johnson

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Compensation Committee

Primary Responsibilities

●Overseeing policies relating to compensation of the Company’s executives and making recommendations to the Board with respect to such policies
●Overseeing engagement with shareholders on executive compensation matters
●Overseeing the design of all material employee benefit plans and programs of the Company, its subsidiaries and divisions
●Meeting at least annually with the CEO to discuss the CEO’s self-assessment in achieving individual and corporate performance goals and objectives
●Evaluating and discussing with the independent directors the performance of the CEO and recommending the CEO’s compensation to the independent directors based on the CEO’s performance
●Overseeing the evaluation of the executive officers and other key executives deemed to be under the Compensation Committee’s purview and evaluating and approving the individual elements of total compensation for such officers
●Evaluating its relationship with any compensation consultant for any conflicts of interest and assessing the independence of any compensation consultant, legal counsel or other advisors
●Reviewing and reporting to the Board with respect to director compensation and stock ownership guidelines

Additional information on the roles and responsibilities of the Compensation Committee is provided in the Compensation Discussion and Analysis beginning on page 40 of this Proxy Statement.

Independence

The Compensation Committee is comprised entirely of directors who are independent under the New York Stock Exchange corporate governance listing standards for directors and compensation committee members, and who are also “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Section 16 of the Exchange Act.

Report

The Compensation Committee Report is set forth on page 65 of this Proxy Statement.

Met five times in 2016 Current Committee Members Lloyd G. Trotter (Chair) Shona L. Brown Rona A. Fairhead David C. Page Daniel Vasella

Compensation Advisor

The Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent external advisor. The Compensation Committee reviewed its relationship with FW Cook, considered FW Cook’s independence and the existence of potential conflicts of interest, and determined that the engagement of FW Cook did not raise any conflict of interest or other issues that would adversely impact FW Cook’s independence. In reaching this conclusion, the Compensation Committee considered various factors, including the six factors set forth in the SEC and New York Stock Exchange corporate governance listing standards regarding compensation advisor conflicts of interest and independence.

Compensation Committee Interlocks and Insider Participation

Shona L. Brown, Rona A. Fairhead, Alberto Ibargüen, David C. Page, Lloyd G. Trotter and Daniel Vasella served on the Company’s Compensation Committee during all or a portion of the 2016 fiscal year. No member of the Compensation Committee is now, or was during 2016, an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company or any of its subsidiaries during 2016 pursuant to which disclosure would be required under applicable SEC rules pertaining to the disclosure of transactions with related persons. None of the executive officers of the Company currently serves or served during 2016 on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on PepsiCo’s Board of Directors or Compensation Committee.

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Nominating and Corporate Governance Committee

Primary Responsibilities

●Developing criteria and qualifications, including criteria to assess independence, for selecting director candidates and identifying qualified candidates for membership on the Board and its Committees
●Developing and recommending to the Board corporate governance guidelines and other corporate policies and otherwise performing a leadership role in shaping the Company’s corporate governance policies and practices
●Reviewing Board succession plans and overseeing the development of the process and protocols regarding succession plans for the Company’s CEO
●Making recommendations to the Board concerning the composition, size, structure and activities of the Board and its Committees
●Overseeing the process for evaluating the Board and its Committees, including assessing and reporting to the Board on the performance of the Board and its Committees

Independence

The Nominating and Corporate Governance Committee is comprised entirely of directors who meet the independence requirements under the New York Stock Exchange corporate governance listing standards.

Met five times in 2016 Current Committee Members Daniel Vasella (Chair) Ian M. Cook Rona A. Fairhead Robert C. Pohlad Lloyd G. Trotter

Public Policy and Sustainability Committee

Primary Responsibilities

●Reviewing and monitoring key public policy trends, issues and regulatory matters and the Company’s engagement in the public policy process
●Overseeing the Company’s Political Contributions Policy and reviewing the Company’s political activities and expenditures
●Reviewing the Company’s sustainability initiatives and engagement
●Assisting in the Board’s oversight of risks related to matters overseen by the Committee

Independence

The Public Policy and Sustainability Committee is comprised entirely of directors who meet the independence requirements under the New York Stock Exchange corporate governance listing standards.

Established in 2017 Current Committee Members Dina Dublon (Chair) Shona L. Brown David C. Page Darren Walker

Board Composition and Refreshment

We believe the Board benefits from a mix of new directors who bring fresh perspectives and longer-serving directors who bring valuable experience, continuity and a deep understanding of the Company. The Board strives to maintain an appropriate balance of tenure, turnover, diversity, skills and experience. To promote thoughtful Board refreshment, we have:

●	adopted a policy in which no director may stand for election to the Board after reaching the age of 72;
●	developed a comprehensive, ongoing Board succession planning process; and
●	implemented an annual Board and Committee self-assessment process.

Since the beginning of 2014, seven directors have joined the Board. The average age of our director nominees is 60.4 years. The average tenure of our independent director nominees and all our director nominees is 5.1 years and 5.9 years, respectively.

Comprehensive, Ongoing Process for Board Succession Planning and Selection and Nomination of Directors

The Board regularly reviews potential vacancies on the Board and maintains an “evergreen” compilation of potential candidates that it regularly reviews at Board meetings. The Nominating and Corporate Governance Committee assists this process by considering prospective candidates and identifying appropriate individuals for the Board’s further consideration.

In fulfilling its responsibility to identify qualified candidates for membership on the Board, the Nominating and Corporate Governance Committee considers the following attributes of candidates: (i) relevant knowledge, diversity

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CORPORATE GOVERNANCE AT PEPSICO

of background and experience in areas including business, finance, accounting, technology, marketing, international business and government; (ii) personal qualities of leadership, character, judgment and whether the candidate possesses a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards; (iii) roles and contributions valuable to the business community; and (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at meetings. Throughout the director selection and nomination process, the Board adheres to the Company’s philosophy of maintaining an environment free from discrimination on the basis of race, color, religion, sex, sexual orientation, gender identity, age, national origin, disability, veteran status or any other protected category under applicable law.

From time to time, the Nominating and Corporate Governance Committee engages consulting firms to perform searches for director candidates who meet the current needs of the Board. If a consulting firm is retained to assist in the search process for a director, a fee is paid to such firm.

The Nominating and Corporate Governance Committee also assists the Board in considering succession planning for Board positions such as the Presiding Director and chairs of the committees. The Board elected a new chair of our Nominating and Corporate Governance Committee in 2015, a new chair of our Audit Committee in 2016 and a new chair of our Compensation Committee in 2017 (effective as of the 2017 Annual Meeting of Shareholders).

Consideration of Board Diversity

The Nominating and Corporate Governance Committee and the Board are keenly focused on ensuring that a wide range of backgrounds and experiences are represented on our Board. Fifty percent of our director nominees are women or ethnically diverse individuals.

The Nominating and Corporate Governance Committee seeks a Board with diverse opinions and perspectives that is representative of our global business. While not a formal policy, PepsiCo’s director nomination processes call for the consideration of a range of types of diversity, including race, gender, ethnicity, culture, nationality and geography. In fact, diversity is one of the enumerated criteria that the Board has identified as critical in maintaining among its current and potential directors. The Board annually assesses the diversity of its members as part of its self-assessment process.

Shareholder Recommendations and Nominations of Director Candidates

The Nominating and Corporate Governance Committee will consider recommendations for director nominees made by shareholders and evaluate them using the same criteria as for other candidates. Recommendations received from shareholders are reviewed by the Chair of the Nominating and Corporate Governance Committee to determine whether each candidate meets the minimum criteria set forth in the Corporate Governance Guidelines, and if so, whether the candidate’s expertise and particular set of skills and background fit the current needs of the Board. Any shareholder recommendation must be sent to the Corporate Secretary of PepsiCo at 700 Anderson Hill Road, Purchase, New York 10577 and must include detailed background information regarding the suggested candidate that demonstrates how the individual meets the Board membership criteria.

We amended our By-Laws to permit proxy access for shareholders. Shareholders who wish to nominate directors for inclusion in our Proxy Statement or directly at an Annual Meeting in accordance with the procedures in our By-Laws should see “2018 Shareholder Proposals and Director Nominations” on pages 78-79 of this Proxy Statement for further information.

Board and Committee Self-Assessments

Our Board continually seeks to improve its performance. Pursuant to New York Stock Exchange requirements, PepsiCo’s Corporate Governance Guidelines and the Charters of each of the Board’s Committees, the Board and each of its Committees are required to conduct a self-evaluation at least annually. Our processes enable directors to provide anonymous and confidential feedback on topics including:

●	Board/Committee information and materials;
●	Board/Committee meeting mechanics and structure;
●	Board/Committee composition;
●	Board/Committee responsibilities and accountability;
●	Board meeting content and conduct; and
●	overall performance of Board members.

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To promote effectiveness of the Board and each Committee, the self-assessment results are reviewed and addressed by the Nominating and Corporate Governance Committee, the members of each Committee and the independent directors both alone in an executive session led by the Presiding Director and with members of management.

This process helps identify opportunities to continue to enhance the performance of the Board and the Committees and consider implementing practices and procedures as appropriate. The Nominating and Corporate Governance Committee annually reviews the format of the evaluation process and periodically considers whether individual director interviews and/or third-party assessments should be conducted to supplement the Board and Committee self-assessment process. The Board also reviews the Nominating and Corporate Governance Committee’s periodic recommendations concerning the performance of the Board, each of its Committees and the Presiding Director. While this formal self-evaluation is conducted on an annual basis, directors share perspectives, feedback and suggestions year-round.

The Board’s Oversight of Risk Management

The Board recognizes that the achievement of our strategic and operating objectives involves taking risks. The Board has oversight responsibility for PepsiCo’s integrated risk management framework, which is designed to identify, assess, prioritize, address, manage, monitor and communicate these risks across the Company’s operations, and foster a corporate culture of integrity and risk awareness. Consistent with this approach, one of the Board’s primary responsibilities is overseeing and interacting with senior management with respect to key aspects of the Company’s business, including risk assessment and risk mitigation of the Company’s top risks.

In addition, the Board has tasked designated Committees of the Board to assist with the oversight of certain categories of risk management, and the Committees report to the Board regularly on these matters.

●

The Audit Committee reviews and assesses the guidelines and policies governing the Company’s risk management and oversight processes and assists with the Board’s oversight of financial, compliance and employee safety risks facing the Company;

●	The Compensation Committee reviews the Company’s employee compensation policies and practices to assess whether such policies and practices could lead to unnecessary risk-taking behavior; and
●

In 2017, the Board established a Public Policy and Sustainability Committee to assist the Board in its oversight of the Company’s policies, programs and related risks that concern key public policy and sustainability matters.

In addition, throughout the year, the Board and the relevant Committees receive updates from management with respect to various enterprise risk management issues and dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail.

The Company’s integrated risk management framework also includes both division-level and key country risk committees that are comprised of cross-functional senior management teams and that work together to identify, assess, prioritize and address division- and country-specific business risks. The Company’s senior management engages with and reports to PepsiCo’s Board of Directors and the relevant Committees on a regular basis to address high-priority risks.

At its February 2017 meeting, the Compensation Committee reviewed the results of the 2016 annual compensation risk assessment and concluded that the risks arising from the Company’s overall compensation programs are not reasonably likely to have a material adverse effect on the Company.

The Company believes that the Board’s leadership structure, discussed in detail under “Board Leadership Structure” on page 23 of this Proxy Statement, supports the risk oversight function of the Board by providing for open communication between management and the Board. In addition, strong independent directors chair the various Committees involved in assisting with risk oversight, and all directors are involved in the risk oversight function.

The Board’s Role in Strategy Oversight

The Board has deep experience and expertise in the areas of strategy development and governance. Setting the strategic course of the Company involves a high level of constructive engagement between management and the Board. Our entire Board acts as a strategy committee and regularly discusses the strategic priorities of our Company, taking into consideration global economic, consumer and other significant trends, as well as changes in the food and beverage industries and regulatory initiatives. In addition to dedicating a multi-day meeting to an extensive review of the Company’s strategic plans annually, the Board receives information and updates from management with respect to strategy throughout the year and discusses strategy at almost every Board meeting. PepsiCo’s independent directors also hold regularly scheduled executive sessions without Company management present, at which strategy is discussed. In addition, the Board regularly discusses and reviews feedback on strategy from our shareholders and stakeholders.

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The Board’s Role in Talent Development

The Board believes that talent development is vital to PepsiCo’s continued success. Our Board’s involvement in leadership development and succession planning is systematic and ongoing, and the Board provides input on important decisions in each of these areas. The Board has primary responsibility for succession planning for the CEO and oversight of other executive officer positions, and the Nominating and Corporate Governance Committee oversees the development of the process and protocols regarding succession plans for the CEO. To assist the Board, the CEO annually provides the Board with an assessment of senior managers and their potential to succeed to the position of CEO, developed in consultation with the Presiding Director and the Chair of the Nominating and Corporate Governance Committee. The Board meets regularly with high-potential executives, both in small group and one-on-one settings.

Political Contributions Policy

In 2005, the Board of Directors adopted a Political Contributions Policy for the Company, which is amended from time to time. The Political Contributions Policy, together with other policies and procedures of the Company, guide PepsiCo’s approach to political contributions. As specified in its Charter, the Public Policy and Sustainability Committee oversees this policy and is responsible for reviewing the Company’s key public policy trends, issues and regulatory matters, its engagement in the public policy process and the Company’s political activities and expenditures, responsibilities previously held by our Nominating and Corporate Governance Committee. PepsiCo’s Board receives information regarding the Company’s public policy initiatives and developments at every regularly scheduled Board meeting.

In keeping with our goal of transparency, our Political Contributions Policy and our annual U.S. political contributions are posted at www.pepsico.com under “What We Believe”—“Policies.” Additionally, over the years, we have significantly enhanced our website disclosure of political spending and lobbying activities by including the following information:

●	a link to PepsiCo’s quarterly federal lobbying reports;
●	the total annual amount of PepsiCo’s federal lobbying-related expenditures in the United States;
●	information about our key lobbying priorities and our Board’s oversight of political spending and lobbying activities;
●	a list of U.S. trade associations and policy groups that lobby on behalf of PepsiCo to which PepsiCo contributes over $25,000 annually; and
●	the names of the lobbyists with which we directly contract.

Communications with the Board

The PepsiCo Corporate Law Department reviews all communications sent to the Board of Directors and regularly provides to the Board a summary of communications that relate to the functions of the Board or a Board Committee or that otherwise warrant Board attention. Copies of such communications are also made available to the Board. Directors may at any time discuss the Board communications received by the Company. In addition, the Corporate Law Department may forward certain communications only to the Presiding Director, the Chair of the relevant Committee or the individual Board member to whom a communication is directed. Concerns relating to PepsiCo’s accounting, internal accounting controls or auditing matters will be referred directly to members of the Audit Committee. Those items that are unrelated to the duties and responsibilities of the Board or its Committees may not be provided to the Board by the Corporate Law Department, including, without limitation, business solicitations, advertisements and surveys; requests for donations and sponsorships; job referral materials such as resumes; product-related communications; unsolicited ideas and business proposals; and material that is determined to be illegal or otherwise inappropriate.

Shareholders and other interested parties may send communications directed to the Board, a Committee of the Board, Presiding Director, independent directors as a group or an individual director by any of the following means:

By Phone	By Mail	Online
1-866-626-0633	PepsiCo Board of Directors ATTN: Corporate Secretary PepsiCo, Inc. 700 Anderson Hill Road Purchase, New York 10577	Submit a communication through our website www.pepsico.com under “Who We Are”—“Corporate Governance”—“Contact the Board”

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2016 Director Compensation

Non-employee directors are compensated for their service on the Board as described below. Directors who are employees of the Company receive no additional compensation for serving as directors.

Annual Compensation

Each non-employee director receives annual compensation of $110,000 in the form of an annual cash retainer and $165,000 in the form of an annual equity retainer.

Annual Director Compensation	Additional Compensation

An additional $30,000 cash retainer

●Nominating and Corporate Governance Committee Chair
●Public Policy and Sustainability Committee Chair

An additional $40,000 cash retainer

●Audit Committee Chair
●Compensation Committee Chair

An additional $50,000 cash retainer

●Presiding Director

The $165,000 annual equity retainer is provided in phantom units of PepsiCo Common Stock that are immediately vested and are payable on the first day of the calendar quarter following the first anniversary of the director’s retirement or resignation from PepsiCo’s Board of Directors. The number of phantom units of PepsiCo Common Stock granted to each director on October 1, 2016 was determined by dividing the $165,000 equity retainer value by the closing price of PepsiCo Common Stock on the next business day following the grant date, which was $108.25. As such, each director was granted 1,524 phantom units, each representing the right to receive one share of PepsiCo Common Stock and dividend equivalents. Dividend equivalents are reinvested in additional phantom units. Directors may also elect to defer their cash compensation into phantom units payable at the end of the deferral period selected by the directors.

Directors are reimbursed for expenses incurred to attend Board and Committee meetings and receive business travel and accident insurance coverage. Directors do not receive any meeting fees. Directors do not have a retirement plan or receive any benefits such as life or medical insurance. Directors are eligible for matching of charitable contributions through the PepsiCo Foundation, which is generally available to all PepsiCo employees.

Initial Share Grant

Each newly appointed non-employee director receives a one-time grant of 1,000 shares of PepsiCo Common Stock when he or she joins the Board. These shares are immediately vested but must be held until the director leaves the Board.

Governance Features

Our compensation program for non-employee directors operates with the following governance features which are similar to programs for our executive officers:

Stock Ownership Requirements. To reinforce our ownership philosophy, non-employee directors are required to own shares of PepsiCo Common Stock equal to at least $550,000 (five times the annual cash retainer). Shares or phantom units of PepsiCo Common Stock held either directly by the non-employee director (or immediate family members), in the director’s deferred compensation account, or in a trust for the benefit of immediate family members, count towards satisfying the requirement.

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2016 DIRECTOR COMPENSATION

Non-employee directors have five years from their appointment to meet their stock ownership requirement. All of our non-employee directors have met or are on track to meet their objectives within the five-year time requirement.

Clawback Provision. Under the terms of our long-term incentive plans, non-employee directors who violate PepsiCo’s Global Code of Conduct, who violate applicable non-compete provisions, or who engage in gross misconduct may be subject to financial consequences. Our long-term incentive plans permit PepsiCo to cancel a non-employee director’s outstanding equity awards if PepsiCo determines that the non-employee director has committed any such violation. The long-term incentive plans also permit PepsiCo to claw back all gains from exercised stock options received within the 12 months preceding the violation.

Prohibition on Hedging and Pledging. Our insider trading policy prohibits all directors (including non-employee directors) from using any strategies or products (such as derivative securities or short-selling techniques) to hedge against the potential changes in the value of PepsiCo Common Stock. In addition, directors may not hold PepsiCo securities in a margin account or pledge PepsiCo stock or PepsiCo stock options as collateral for a loan.

Limited Trading Windows. Our directors (including non-employee directors) can only transact in PepsiCo securities during approved trading windows after satisfying mandatory clearance requirements.

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2016 DIRECTOR COMPENSATION

2016 Non-Employee Director Compensation

The following table summarizes the compensation of the non-employee directors for the fiscal year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Shona L. Brown	110,000	165,000	—	275,000
George W. Buckley	110,000	165,000	—	275,000
Cesar Conde(4)	82,500	360,535	—	443,035
Ian M. Cook	160,000	165,000	—	325,000
Dina Dublon(5)	126,667	165,000	10,000	301,667
Rona A. Fairhead	110,000	165,000	—	275,000
Richard W. Fisher	110,000	165,000	—	275,000
Alberto Ibargüen(6)	45,833	—	—	45,833
William R. Johnson	110,000	165,000	—	275,000
David C. Page	110,000	165,000	20,000	295,000
Robert C. Pohlad	110,000	165,000	—	275,000
Lloyd G. Trotter	150,000	165,000	10,000	325,000
Daniel Vasella	140,000	165,000	10,000	315,000
Darren Walker(7)	18,333	271,625	—	289,958
Alberto Weisser(8)	133,333	165,000	—	298,333

(1)	The retainer fee reflects a payment of $55,000 made in arrears in June 2016 for service during the period December 1, 2015 through May 31, 2016 and a payment of $55,000 made in arrears in December 2016 for service during the period June 1, 2016 through November 30, 2016. The following directors elected to defer their 2015-2016 cash compensation into PepsiCo’s director deferral program: Dr. Buckley deferred his $110,000 retainer fees into 1,097 phantom stock units; Mr. Trotter deferred his $150,000 retainer fees into 1,496 phantom stock units; Dr. Vasella deferred his $140,000 retainer fees into 1,396 phantom stock units. The number of phantom units of PepsiCo Common Stock each director deferred on June 1, 2016 and December 1, 2016 was determined by dividing their deferred cash compensation by the closing price of PepsiCo Common Stock on the grant date, which was $101.57 and $99.03, respectively.
(2)	The amounts reported for stock awards represent the full grant date fair value of the phantom stock units granted in 2016 calculated in accordance with the accounting guidance on share-based payments.
(3)	The amounts reported in this column include PepsiCo Foundation matching gift and other charitable contributions or commitments. PepsiCo Foundation matching gift contributions are available to all PepsiCo employees and PepsiCo non-employee directors. Under the matching gift program, the PepsiCo Foundation matches cash or stock donations to recognized tax-exempt organizations, with PepsiCo Foundation annual contributions capped at $10,000. If an eligible individual is a member of a qualified board of a tax-exempt organization and makes a financial contribution to such organization, such individual is eligible for a double-match, increasing the annual cap to $20,000.
(4)	Upon joining the Board on March 4, 2016, Mr. Conde received the one-time grant of 1,000 shares of PepsiCo Common Stock granted to all new directors. He also received a pro-rated annual cash retainer of $27,500 for service from March 4, 2016 through May 31, 2016 and a pro-rated annual equity retainer of $96,250 for service from March 4, 2016 through September 30, 2016. He also received the $55,000 annual cash retainer for service from June 1, 2016 through November 30, 2016 and $165,000 annual equity retainer on October 1, 2016 to compensate him for the period October 1, 2016 through September 30, 2017.
(5)	Ms. Dublon rotated from her role as Chair of the Audit Committee effective May 4, 2016; therefore her retainer fee includes a pro-rata amount of $16,667 for service from December 1, 2015 to May 4, 2016.
(6)	Mr. Ibargüen retired from the Board effective May 4, 2016; therefore, his retainer fee includes a pro-rata amount of $45,833 for service from December 1, 2015 to May 4, 2016.
(7)	Upon joining the Board on September 21, 2016, Mr. Walker received the one-time grant of 1,000 shares of PepsiCo Common Stock granted to all new directors. He also received a pro-rated annual cash retainer of $18,333 for service from September 21, 2016 through November 30, 2016 and the $165,000 annual equity retainer on October 1, 2016 to compensate him for the period October 1, 2016 through September 30, 2017.
(8)	Mr. Weisser became Chair of the Audit Committee effective May 4, 2016; therefore, his retainer fee includes a pro-rata amount of $23,333 for service from May 4, 2016 to November 30, 2016.

PEPSICO 2017 PROXY STATEMENT | 35

Ratification of Appointment of Independent Registered
Public Accounting Firm (Proxy Item No. 2)

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm (taking into account the vote on shareholder ratification). The Audit Committee has appointed KPMG LLP (“KPMG”) as PepsiCo’s independent registered public accounting firm for fiscal year 2017. KPMG has served as PepsiCo’s independent registered public accounting firm since 1990. While we are not required by our By-Laws or otherwise to seek shareholder ratification of the appointment of KPMG as our independent registered public accounting firm, we are doing so as a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will take the vote into consideration when determining whether or not to retain KPMG. The Audit Committee believes that the continued retention of KPMG as our independent registered public accounting firm is in the best interests of our shareholders.

Representatives of KPMG are expected to be present and available to answer appropriate questions at the 2017 Annual Meeting and will have an opportunity to make statements during the meeting if they desire to do so.

Our Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of KPMG as PepsiCo’s independent registered public accounting firm for fiscal year 2017.

Audit Committee Report

PepsiCo’s Audit Committee reports to, and acts on behalf of, the Board. The Audit Committee is comprised solely of directors who satisfy applicable independence, financial literacy and other requirements of the New York Stock Exchange and applicable securities laws. A majority of the members of the Audit Committee are “audit committee financial experts” as defined by SEC rules and regulations.

The Audit Committee’s purpose and responsibilities are set forth in its charter, which is approved and adopted by the Board and is available on PepsiCo’s website at www.pepsico.com under “Who We Are”—“Corporate Governance.” The Audit Committee’s Charter is reviewed at least annually and updated, as appropriate, to address changes in regulatory requirements, authoritative guidance, evolving oversight practices and investor feedback.

During 2016, the Audit Committee met nine times and fulfilled each of its duties and responsibilities as outlined in its charter, including reviewing and assessing the guidelines and policies governing PepsiCo’s risk management and oversight processes, receiving an update on PepsiCo’s Law Department’s compliance with Part 205 of Section 307 of the Sarbanes-Oxley Act of 2002 regarding standards of professional conduct for attorneys and regularly meeting separately with PepsiCo’s General Counsel, Chief Compliance & Ethics Officer, General Auditor and Chief Financial Officer (see page 27 of this Proxy Statement for additional information regarding the Audit Committee’s responsibilities).

Selection and Oversight of the Independent Registered Public Accounting Firm. The Audit Committee assists the Board with its oversight of PepsiCo’s independent registered public accounting firm’s qualifications and independence. The Audit Committee is responsible for appointing, compensating, retaining and overseeing the work of PepsiCo’s independent registered public accounting firm, including reviewing and evaluating the performance of the lead audit partner as well as overseeing the required rotation and selection of the lead audit partner, and, through the Audit Committee Chair as its representative, reviewing and considering the selection of the lead audit partner. KPMG has served as PepsiCo’s independent registered public accounting firm since 1990, and KPMG’s current lead audit partner was selected in 2013.

The Audit Committee recognizes the importance of maintaining the independence of PepsiCo’s auditor, both in fact and in appearance. In 2016, the Audit Committee received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding KPMG’s communications with the Audit Committee concerning independence, and discussed with KPMG the firm’s independence from PepsiCo and management. These discussions included, among other things, a review of the nature of, and fees paid to KPMG for, non-audit services and the compatibility of such services with maintaining KPMG’s independence (see page 38 of this Proxy Statement for additional information). The Audit Committee concurred with KPMG’s conclusion that they are independent from PepsiCo and its management.

36 | PEPSICO 2017 PROXY STATEMENT

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROXY ITEM NO. 2)

The Audit Committee also periodically considers whether there should be a rotation of PepsiCo’s independent registered public accounting firm. In addition to KPMG’s independence from PepsiCo and management, the Audit Committee also considers several other factors in deciding whether to re-engage KPMG, including: the quality of KPMG’s staff, work and quality control; KPMG’s policies related to independence; KPMG’s global reach; and KPMG’s capability and expertise to perform an audit of PepsiCo’s financial statements and internal control over financial reporting, given the breadth and complexity of PepsiCo’s business and global footprint. The Audit Committee also reviewed with KPMG the most recent report of the PCAOB on its inspection of KPMG.

Based on the foregoing, the Audit Committee has retained KPMG as PepsiCo’s independent registered public accounting firm for the fiscal year 2017 and recommends that shareholders ratify this appointment (see page 36 of this Proxy Statement for additional information regarding the shareholder vote).

Review and Recommendation Regarding Financial Statements. Management has primary responsibility for PepsiCo’s financial statements and the financial reporting process, including establishing effective internal control over financial reporting. KPMG is responsible for auditing those financial statements and internal control over financial reporting and expressing an opinion on the conformity of PepsiCo’s audited financial statements with generally accepted accounting principles and on the effectiveness of PepsiCo’s internal control over financial reporting. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of PepsiCo’s financial statements.

In the performance of its oversight function, the Audit Committee met with management and KPMG to review and discuss PepsiCo’s audited financial statements and internal control over financial reporting, asked management and KPMG questions relating to such matters and discussed with KPMG the matters required to be discussed by applicable PCAOB auditing standards. These meetings and discussions included a review of the critical accounting policies applied by PepsiCo in the preparation of its financial statements and the quality (and not just the acceptability) of the accounting principles utilized, the reasonableness of significant accounting estimates and judgments, and the disclosures in PepsiCo’s consolidated financial statements. Based on the reviews and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.

The Audit Committee

Alberto Weisser, Chair	William R. Johnson
George W. Buckley	Robert C. Pohlad
Cesar Conde	Darren Walker
Richard W. Fisher

The information contained in the above report will not be deemed to be “soliciting material” or “filed” with the SEC, nor will this information be incorporated into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except to the extent the Company specifically incorporates such report by reference.

PEPSICO 2017 PROXY STATEMENT | 37

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROXY ITEM NO. 2)

Audit and Other Fees

The following table presents fees incurred for professional audit services rendered by KPMG, the Company’s independent registered public accounting firm, for the audit of the Company’s annual consolidated financial statements for fiscal 2016 and fiscal 2015, and fees billed for other services rendered by KPMG in fiscal 2016 and fiscal 2015. The Audit Committee has pre-approved all fees paid to KPMG in accordance with the Policy for Pre-Approval of Audit, Audit-Related and Non-Audit Services, as discussed below.

	2016	2015
Audit fees(1)	$21,209,000	$22,641,000
Audit-related fees(2)	$2,390,000	$2,545,000
Tax fees(3)	$910,000	$1,018,000
All other fees(4)	$0	$80,000

(1)	Audit fees for fiscal 2016 and fiscal 2015 consisted of fees for the audits of the Company’s annual consolidated financial statements, the audit of the effectiveness of the Company’s internal control over financial reporting, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and services related to statutory audit filings or engagements.
(2)	Audit-related fees for fiscal 2016 and fiscal 2015 consisted primarily of audits of certain employee benefit plans, due diligence reviews and other procedures performed in connection with business transactions, agreed upon procedures reports, attestation reports and the issuance of comfort letters.
(3)	Tax fees for fiscal 2016 and fiscal 2015 consisted primarily of international tax compliance services.
(4)	All other fees for fiscal 2015 consisted of fees for services/assistance with operational process assessments.

Pre-Approval Policy and Procedures

We understand the need for the independent registered public accounting firm to maintain its objectivity and independence, both in appearance and in fact, in its audit of PepsiCo’s consolidated financial statements. Accordingly, the Audit Committee has adopted the PepsiCo Policy for Pre-Approval of Audit, Audit-Related and Non-Audit Services. The policy provides that the Audit Committee will engage the independent registered public accounting firm for the audit of PepsiCo’s consolidated financial statements and audit-related, tax and other non-audit services in accordance with the terms of the policy. The policy provides that on an annual basis the independent registered public accounting firm’s global lead audit partner will review with the Audit Committee the services the independent registered public accounting firm expects to provide in the coming year and the related fee estimates, and that the Audit Committee will consider for pre-approval a schedule of such services. The policy further provides that the Audit Committee will specifically pre-approve engagements of the independent registered public accounting firm for services that are not pre-approved through the annual process. The Audit Committee Chair is authorized under the policy to pre-approve any audit, audit-related, tax or other non-audit services between Audit Committee meetings, provided such interim pre-approvals are reviewed with the full Audit Committee at its next meeting. In addition, PepsiCo provides the Audit Committee with a status report at each of its regularly scheduled meetings regarding audit, audit-related, tax and other non-audit services that the independent registered public accounting firm has been pre-approved to perform, has been asked to provide or may be expected to provide during the balance of the year.

38 | PEPSICO 2017 PROXY STATEMENT

Advisory Approval of Executive Compensation
(Proxy Item No. 3)

Pursuant to Section 14A of the Exchange Act, the Company asks shareholders to cast an advisory vote to approve the compensation of our Named Executive Officers disclosed in the “Executive Compensation” section beginning on page 40 of this Proxy Statement. While this vote is non-binding, PepsiCo values the opinions of its shareholders and, consistent with our record of shareholder engagement, will consider the outcome of the vote when making future compensation decisions.

In considering your vote, we invite you to review the Compensation Discussion and Analysis beginning on page 40 of this Proxy Statement. As described in the Compensation Discussion and Analysis, we believe that PepsiCo’s executive compensation programs effectively align the interests of our executive officers with those of our shareholders by tying a significant portion of their compensation to PepsiCo’s performance and by providing a competitive level of compensation needed to recruit, retain and motivate talented executives critical to PepsiCo’s long-term success.

We are asking our shareholders to vote FOR, in an advisory vote, the following resolution:

“Resolved, the shareholders of PepsiCo approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table, the other compensation tables and the related notes and narratives on pages 40-65 of this Proxy Statement for the 2017 Annual Meeting of Shareholders.”

The Board has adopted a policy of providing annual advisory approvals of the compensation of our NEOs. The next advisory approval of executive compensation will occur at the 2018 Annual Meeting of Shareholders, unless the Board of Directors modifies its policy on the frequency of holding such advisory approvals based on the outcome of Proxy Item No. 4 on page 67 of this Proxy Statement to be voted on by the shareholders.

Our Board of Directors recommends that shareholders vote “FOR” the compensation of our Named Executive Officers.

PEPSICO 2017 PROXY STATEMENT | 39

Executive Compensation

Compensation Discussion and Analysis

PepsiCo’s executive compensation programs are designed to align the interests of PepsiCo’s executive officers with those of our shareholders:

●	We provide market-competitive programs that enable PepsiCo to attract and retain highly talented individuals with pay directly linked to the achievement of performance goals designed to foster the creation of sustainable long-term shareholder value.
●	Our pay-for-performance principles dictate that our executive officers should only receive target payouts when PepsiCo achieves its financial goals. For this reason, our Compensation Committee sets financial targets for incentive pay that align with the external guidance communicated to shareholders.

2016 PepsiCo Performance

PepsiCo continued to deliver strong results in 2016, while achieving a good balance between revenue performance and productivity. In a challenging operating environment, we met or exceeded every financial goal we set for 2016, including the following non-GAAP measures used in our incentive pay programs.5

Organic Revenue Growth[5]	Core Constant Currency EPS Growth[5]	Free Cash Flow Excluding Certain Items[5]	Core Net ROIC[5]

PepsiCo’s strong 2016 financial results reflect the progress we made in advancing our most important strategic priorities:

Innovation: We continued to advance our portfolio transformation through our investment in R&D, which has increased by 45% since 2011. In 2016, PepsiCo accounted for over 17% of innovation sales at retail in the U.S., as measured by IRI[6], - more innovation than the next four innovation contributors combined.
Brand Building: We increased our spending on advertising and marketing as a percentage of net revenue by 40 basis points in 2016 to 6.7%. Our brand investments yielded market share improvements in the U.S. and other key markets.
Execution: We maintained our focus on marketplace execution. This enabled PepsiCo to once again be the largest driver of growth for our food and beverage retail partners in the U.S., as we contributed 18% of the total retail sales growth of food and beverage categories.[6]
Productivity: We delivered over $1 billion of productivity savings during 2016. Our productivity agenda, focused on driving both efficiency and effectiveness, has resulted in approximately $1 billion in annual savings since 2012.
Performance with Purpose: Continuing PepsiCo’s decade-long commitment to delivering Performance with Purpose, we launched an ambitious global sustainability agenda in 2016. The agenda includes specific 2025 goals designed to continue transforming PepsiCo’s product portfolio, contribute to a more sustainable global food system and help make local communities more prosperous.
Cash Return to Shareholders: We again increased our annualized dividend and met our goal of returning $7 billion in cash to shareholders through dividends and share repurchases.
Our TSR reflects our strong 2016 results. We delivered 8% TSR, outpacing the median of our proxy peer group.
____________________

[5]	To evaluate performance in a manner consistent with how management evaluates our operating results and trends, the Compensation Committee applies certain business performance metrics that are measured on a non-GAAP basis to both long-term and annual incentive awards. Please refer to Exhibit A to this Proxy Statement for a description and reconciliation of these non-GAAP financial measures relative to reported GAAP financial measures, and to pages 57-61 and 73-75 of PepsiCo’s 2016 Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for a more detailed description of the items excluded from these measures. For 2016, Core Constant Currency EPS Growth excludes the impact of the Venezuela deconsolidation that occurred in 2015.
[6]	Source: Information Resources, Inc. Consulting Analysis for Total U.S. Multi-Outlet Plus Convenience for the 52 weeks ending December 25, 2016.

40 | PEPSICO 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

Impact of 2016 PepsiCo Performance on CEO Pay

Chairman and CEO Pay Decisions

The Board of Directors evaluates Ms. Nooyi’s performance and makes incentive pay decisions through a holistic assessment of her delivery of PepsiCo’s financial goals and her progress against PepsiCo’s strategic priorities to sustain long-term shareholder value. In 2016, Ms. Nooyi provided extraordinary strategic leadership in a volatile macroeconomic environment. She drove PepsiCo to achieve strong financial performance that met or exceeded each of the financial goals we set for 2016. At the same time, she made significant progress in strengthening PepsiCo for long-term success through her focus on brand-building, innovation, productivity and marketplace execution, as well as her continued commitment to delivering Performance with Purpose.

The Board recognized Ms. Nooyi’s 2016 performance by awarding her an annual cash incentive award of $5.25 million and a 2017 Long-Term Incentive (“LTI”) award with a grant date value of $14.0 million. The actual payout Ms. Nooyi realizes on her 2017 LTI award will depend upon achievement of critical operating and relative stock performance targets established by the Compensation Committee for the 2017-2019 performance period. After reviewing market data and other factors, the Board maintained Ms. Nooyi’s annual salary at $1.7 million for 2017.

CEO Pay-For-Performance Alignment

The PepsiCo TSR shown in the table above illustrates the year-to-year return, including stock price appreciation and reinvested dividends, on PepsiCo’s Common Stock on a calendar year basis, indexed to a 2013 base year. The table also illustrates the year-to-year growth of PepsiCo’s Core Constant Currency EPS Growth(2) on a fiscal year basis, indexed to a 2013 base year.

(1)	The above chart is different than the 2016 Summary Compensation Table on page 55 of this Proxy Statement. SEC rules require disclosure of stock-settled awards in the year granted and disclosure of cash-settled awards in the year in which the relevant performance criteria are satisfied, whether or not payment is actually made in that year. Consistent with these rules, Ms. Nooyi’s 2016 compensation reflected in the 2016 Summary Compensation Table includes the Performance Stock Units (“PSUs”) granted in 2016 and her Long-Term Cash (“LTC”) Award granted in 2014, which is based on performance over the 2014-2016 performance period and paid out in March 2017.
(2)	Please refer to Exhibit A to this Proxy Statement for a description and reconciliation of this non-GAAP financial measure relative to the reported GAAP financial measure, and to pages 57-61 and 73-75 of PepsiCo’s 2016 Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for a more detailed description of the items excluded from this measure. For 2016, Core Constant Currency EPS Growth excludes the impact of the Venezuela deconsolidation that occurred in 2015.
(3)	LTI awards for the 2016 performance year consist of PSUs (66%) and LTC Awards (34%) under our current LTI program design (further described in the “2016 & 2017 Long-Term Incentive Award Design” section on page 49 of this Proxy Statement) and differ from the value reported in the 2016 Summary Compensation Table under SEC disclosure rules. PSU and LTC Award values for each performance year are approved by the Board and granted the following year. For example, the PSU and LTC Award values for the 2016 performance year were approved by the Board and granted in 2017.

PEPSICO 2017 PROXY STATEMENT | 41

EXECUTIVE COMPENSATION

Strong Compensation Governance

The Compensation Committee oversees the design and administration of PepsiCo’s executive compensation programs and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends. The Compensation Committee has incorporated the following market-leading governance features into our programs:

What We Do
✓Double-trigger change-in-control vesting of long-term incentive awards
✓Responsible use of shares under our long-term incentive program, with share utilization below our peer group median
✓Comprehensive clawback policy that applies to annual incentive, long-term incentive and deferral programs
✓Rigorous stock ownership requirements that continue for 12 months beyond employment
✓Balanced mix of top-line and bottom-line metrics set against rigorous measurable goals within our incentive programs
✓Targets for performance metrics aligned to financial goals communicated to shareholders

What We Don’t Do
✗No employment agreements
✗No supplemental executive retirement plans
✗No resetting of financial targets for performance awards
✗No hedging and pledging of Company stock
✗No tax gross-ups
✗No backdating or repricing of stock option awards

Engagement with Our Shareholders

PepsiCo has a longstanding practice of engaging with shareholders on executive compensation matters. In the two-month period before the 2016 Annual Meeting of Shareholders, we contacted our 75 largest shareholders, representing over 43% of our outstanding shares of Common Stock, to discuss a broad range of topics, including executive compensation. Of this group, shareholders representing nearly 23% of our outstanding shares of Common Stock spoke with us prior to the 2016 Annual Meeting. Subsequent to the 2016 Annual Meeting, we continued our outreach efforts to develop a better understanding of the feedback received from shareholders. Our Compensation Committee considered shareholder feedback in its annual review of program components, targets and payouts to maintain awareness of emerging executive compensation practices, ensure the continued strength of our pay-for-performance alignment and maintain strong shareholder support.

At our 2016 Annual Meeting, shareholders again showed strong support for our executive compensation programs with 95% of the votes cast approving our advisory resolution.

The Compensation Committee determined to maintain the core structure of our overall executive compensation program for 2017, taking into account:

●	the strong support demonstrated by our shareholders on our advisory resolution on executive compensation,
●	feedback during individual meetings with shareholders; and
●	the significant changes made to our LTI program in 2016, as described in the “2016 & 2017 Long-Term Incentive Award Design” section on page 49 of this Proxy Statement.

42 | PEPSICO 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

Our Named Executive Officers

This Compensation Discussion and Analysis describes the compensation of the following NEOs:

Name and Title
Indra K. Nooyi	Chairman of the Board and CEO, PepsiCo
Hugh F. Johnston	Vice Chairman, Executive Vice President (“EVP”) and Chief Financial Officer (“CFO”), PepsiCo
Albert P. Carey	CEO, North America
Sanjeev Chadha	CEO, Asia, Middle East and North Africa (“AMENA”)
Mehmood Khan	Vice Chairman, EVP and Chief Scientific Officer (“CSO”), Global Research & Development

2016 Target Pay Mix for Named Executive Officers

To align pay levels for NEOs with the Company’s performance, our pay mix places the greatest emphasis on performance-based incentives.

Chairman and CEO Target Pay Mix	NEO Average Target Pay Mix (Excluding Chairman and CEO)
Performance-Based Compensation 91%	Performance-Based Compensation 85%

Components of Our Executive Compensation Program

The primary components of our executive compensation programs, summarized in the following table, ensure that pay is directly linked to the creation of sustainable long-term shareholder value.

Type	Component	Objective
Fixed Compensation	Base Salary	●Provide market-competitive fixed pay reflective of an executive’s role, responsibilities and individual performance in order to attract and retain top talent
Performance-Based Compensation	Annual Incentive
●Drive Company and business unit performance, including growth in revenue and profitability, free cash flow and share of retail sales
●Deliver individual performance against specific business imperatives, such as improving operating efficiencies, driving sustainable innovation, increasing customer satisfaction and managing and developing a diverse and talented workforce

Long-Term Incentive
●Align executive officers’ rewards with returns delivered to PepsiCo’s shareholders
●Incentivize achievement of long-term value creation through stock performance objectives and critical operating performance objectives over a three-year period

PEPSICO 2017 PROXY STATEMENT | 43

EXECUTIVE COMPENSATION

Base Salary

The Compensation Committee annually reviews our NEOs’ salaries, and annual salary increases are not automatic or guaranteed. When considering any adjustments, the Compensation Committee takes into account market data, internal pay equity, job responsibilities and individual performance. The base salaries paid to our NEOs in fiscal year 2016 are presented in the 2016 Summary Compensation Table on page 55 of this Proxy Statement. The Summary Compensation Table reflects the adjustments set forth below to annual base salaries effective February 2016, except for Mr. Carey, whose annual base salary was increased from $900,000 to $1,000,000 upon his April 2016 promotion to CEO, North America. There were no changes to the NEOs’ annual base salaries for 2017.

Name	2015 Annual Base Salary ($000)	2016 Annual Base Salary ($000)	Percentage Increase
Indra K. Nooyi	1,650	1,700	3%
Hugh F. Johnston	900	950	6%
Albert P. Carey	860	1,000	16%
Sanjeev Chadha	750	750	0%
Mehmood Khan	700	750	7%

2016 Annual Incentive Award

We provide annual cash incentive opportunities to our NEOs under the PepsiCo, Inc. Executive Incentive Compensation Plan (“EICP”). Awards granted under the EICP are designed to drive Company, business unit and individual performance.

When determining the actual annual incentive award payable to each executive officer, the Compensation Committee considers both business and individual performance. The graphic below illustrates the weighting of performance metrics for each NEO, with the exception of the Chairman and CEO, whose annual cash award is determined by the Compensation Committee and the independent members of the Board based on their assessment of the Company’s performance and her leadership.

44 | PEPSICO 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

Business Performance Metrics. Our annual incentive program applies metrics that executives directly influence to ensure a link between annual performance and actual incentive payments. The performance measures used in the annual incentive program relate to Company-wide performance or business-unit performance depending on the NEO’s position and scope of responsibility. The 2016 performance metrics used by the Compensation Committee for each NEO are listed in the table below:

Business Performance Metrics
Name	Business	Organic Revenue[7]	Core Constant Currency EPS[7]	Free Cash Flow Excluding Certain Items[7]	Core Net ROIC[7]	Core Constant Currency Net Income[7]	Core Constant Currency Operating Profit[7]	Share of Retail Sales(1)
Indra K. Nooyi	PepsiCo	●	●	●	●			●
Hugh F. Johnston	PepsiCo	●		●		●		●
Albert P. Carey	North America(2)	●		●			●	●
Sanjeev Chadha	AMENA	●		●			●	●
Mehmood Khan	PepsiCo	●		●		●		●

(1)	“Share of Retail Sales” represents food and beverage share of retail sales in certain categories and markets in which PepsiCo operates.
(2)	Effective in April of 2016, Mr. Carey was promoted to CEO, North America, which includes North America Beverages (“NAB”), Frito-Lay North America (“FLNA”) and Quaker Foods North America (“QFNA”). Therefore, the business performance for Mr. Carey’s 2016 bonus was evaluated against NAB through March and North America for the remainder of the year.

Business Results. In determining annual incentive awards for 2016, the Compensation Committee considered actual Company performance against the pre-established performance targets noted in the table below. Our executive officers’ performance targets were set at levels necessary to meet or exceed the financial goals we set for 2016. This ensures that our executive officers are motivated to deliver on our financial goals communicated to shareholders.

Performance Metrics[7]	Financial Goals	Performance Targets	Actual Results
Organic Revenue Growth	Approximately 4%	3.7%	3.7%
Core Constant Currency EPS Growth	8%	8%	11.8%
Free Cash Flow Excluding Certain Items	>$7B	$7.8B	$7.8B
Core Net ROIC Improvement	+50bps	+50bps	+190bps
Core Constant Currency Net Income Growth	*	5.7%	9.3%

*	PepsiCo does not publicly disclose net income goals.

PepsiCo’s business unit performance targets and share of retail sales targets, which were intended to be challenging, are not disclosed because such disclosure would result in competitive harm to PepsiCo. The business unit targets for revenue, cash flow and operating profit were set at levels necessary to deliver our financial goals communicated to shareholders.

Individual Performance Metrics. The Compensation Committee evaluates individual performance based on metrics related to an individual’s contribution to PepsiCo’s strategic business imperatives, such as improving operating efficiencies, driving sustainable innovation, increasing customer satisfaction and managing and developing a diverse and talented workforce. The strategic business imperatives are intended to be challenging. They can be both qualitative and quantitative and vary for each executive officer.

____________________
[7]	Please refer to Exhibit A to this Proxy Statement for a description and reconciliation of these non-GAAP financial measures relative to reported GAAP financial measures, and to pages 57-61 and 73-75 of PepsiCo’s 2016 Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for a more detailed description of the items excluded from these measures. For 2016, Core Constant Currency Net Income Growth and Core Constant Currency EPS Growth exclude the impact of the Venezuela deconsolidation that occurred in 2015.

PEPSICO 2017 PROXY STATEMENT | 45

EXECUTIVE COMPENSATION

Individual Results. In determining annual incentive awards for 2016, the Compensation Committee considered the following individual accomplishments by the NEOs, other than the Chairman and CEO.

Hugh F. Johnston Vice Chairman, EVP and CFO, PepsiCo

During 2016, Mr. Johnston’s leadership was critical to PepsiCo’s strong financial returns. Mr. Johnston drove strong financial and cash flow management, reflected in PepsiCo meeting or exceeding its financial goals announced to shareholders. Mr. Johnston remained focused on generating cash flow through more efficient working capital management and continued tight controls over capital spending. This led to attractive shareholder returns with PepsiCo returning $7.2 billion to shareholders through dividends and share repurchases in 2016.

Albert P. Carey CEO, North America

Mr. Carey led PepsiCo’s North America businesses to deliver strong results in 2016. With Mr. Carey’s attention to innovation, execution and brand investment, FLNA and NAB each had strong, well-balanced performance, with volume gains and high-single-digit core constant currency operating profit growth.[8] At the same time, QFNA continued to transform in 2016. Under Mr. Carey’s leadership focused on “better together” across beverages and snacks, PepsiCo was ranked as the number-one, best-in-class manufacturer in the latest Kantar Retail annual U.S. PoweRanking® study.

Sanjeev Chadha CEO, AMENA

Mr. Chadha navigated AMENA through political and macroeconomic volatility in many parts of the region to deliver solid performance. While operating profit was challenged, AMENA grew organic revenue[8] with particularly strong performance in China and Egypt, which grew organic revenue[8] in double digits. This growth was driven by Mr. Chadha’s focus on innovation and increasing marketing effectiveness. Under Mr. Chadha’s leadership, AMENA delivered strong productivity savings to reinvest in developing new capabilities that we believe will enable future performance.

Mehmood Khan Vice Chairman, EVP and CSO, Global Research & Development

In his role as CSO, Dr. Khan is instrumental in leading PepsiCo’s innovation efforts from ideation to commercialization. Under Dr. Khan’s leadership, PepsiCo continued to extend our innovation advantage by growing new platforms and focusing on more efficient allocation of development resources. Under PepsiCo’s innovation agenda, net revenue from new products, defined as products introduced within the past three years, has averaged more than $5 billion since 2013. In 2016, Dr. Khan also led the development of PepsiCo’s new global sustainability agenda that sets new Performance with Purpose goals designed to continue transforming PepsiCo’s portfolio, contribute to a more sustainable global food system and help make local communities more prosperous.

Overall Results. The following table summarizes the actual annual incentive awards paid to the NEOs in March 2017. The Chairman and CEO’s annual incentive award is determined by the Compensation Committee based on its assessment of the Company’s performance and her leadership. Awards for the other NEOs are based on 2016 business and individual performance in the context of the target annual incentive opportunity and the potential range of payouts.

Name	Target Annual Incentive (% of Base Salary)	Range of Potential Payouts Based on Business & Individual Results ($000)	Actual Annual Incentive Award ($000)	Actual Annual Incentive as a % of Target Annual Incentive
Indra K. Nooyi	225%	0 – 7,650	5,250	137%
Hugh F. Johnston	150%	0 – 2,886	1,696	119%
Albert P. Carey	150%	0 – 2,962	1,720	118%
Sanjeev Chadha	150%	0 – 2,278	1,001	89%
Mehmood Khan	130%	0 – 1,974	1,160	119%
____________________
[8]	Please refer to Exhibit A to this Proxy Statement for a description and reconciliation of these non-GAAP financial measures relative to reported GAAP financial measures, and to pages 57-61 and 73-75 of PepsiCo’s 2016 Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for a more detailed description of the items excluded from these measures.

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Long-Term Incentive Awards

2014 & 2015 Long-Term Incentive Award Design

PepsiCo’s LTI program is 100% performance-based. Awards granted to executive officers in 2014 and 2015 included two distinct components, PepsiCo Equity Performance Units (“PEPunits”) and LTC Awards. Each executive’s target grant value is based on his or her role. Actual awards can range from 0% to 125% of target grant value based on individual performance. Awards vest after three years if the executive is still employed with us.

PEPunits

PEPunits strengthen the alignment with long-term shareholder value creation. They provide our executive officers with an opportunity to earn shares of PepsiCo Common Stock with a value that adjusts based on absolute changes in PepsiCo’s stock price, as well as PepsiCo’s TSR relative to the S&P 500 over a three-year performance period.

Absolute Stock Price Performance
PEP stock price growth over a 3-year performance period
0 - 150%	PepsiCo stock price at end of performance period*	* Stock price is based on average share price for the 90 calendar days prior to the grant date or vesting date, as applicable
PepsiCo stock price at beginning of performance period*
The adjustment will be 0% if we do not deliver positive 3-year TSR. Also, adjustment of 100% requires a 5% compound annual growth rate (“CAGR”) in stock price over the performance period.

Relative TSR Performance
TSR performance relative to other S&P 500 companies over a 3-year performance period
+ / - 25%

Linear interpolation is used when ranking falls between percentages shown.

Payout	0 - 175% of Target

Long-Term Cash Award

The LTC Award complements the PEPunits by incentivizing our executive officers to focus on critical operating performance objectives that we believe will translate to sustainable shareholder returns over the long-term. The LTC Award is denominated and paid in cash, reflecting PepsiCo’s responsible use of shares under our LTI program.

50% weighting	Earnings Per Share
3-year average of annual core constant currency EPS growth rates

A metric followed by shareholders that incorporates key elements of financial success, including top-line growth in revenue, expense control, the effectiveness of investments made in the business over time, and bottom-line profitability.

50% weighting	Return on Invested Capital
3-year cumulative increase in core net ROIC

A key metric that aligns with our financial goals communicated to shareholders to improve both capital spending and working capital management, enabling us to continue to improve the efficiency of our asset base.

Payout	0 - 175% of Target

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EXECUTIVE COMPENSATION

Long-Term Incentive Award Payouts

2014 PEPunit Payout

The 2014 PEPunits paid out at 34% above target in light of the strong absolute and relative stock price performance over the three-year performance period.

3-Year Absolute Stock Price Performance	3-Year Relative TSR Percentile vs. S&P 500

●The absolute stock price adjustment is +23% based on PepsiCo’s stock price CAGR of 8.9% over the three-year performance period (March 1, 2014 through March 1, 2017).	●The relative TSR adjustment is +11% based on PepsiCo’s TSR of 37% for the three-year performance period ending on December 31, 2016, ranking in the 61st percentile relative to the S&P 500.

Name	PEPunits Granted	PEPunits Earned	Payout Above Target
Indra K. Nooyi	108,673	145,622	+ 34%
Hugh F. Johnston	31,870	42,706	+ 34%
Albert P. Carey	31,243	41,866	+ 34%
Sanjeev Chadha	24,075	32,261	+ 34%
Mehmood Khan	18,809	25,204	+ 34%

2014 Long-Term Cash Award Payout

As a result of exceptional three-year operating performance, the 2014 LTC Award paid out 75% above target.

3-Year Avg. Core Constant Currency EPS Growth[9]	3-Year Core Net ROIC Improvement[9]

●PepsiCo’s actual three-year (2014-2016) average core constant currency EPS growth[9] of 10.4% exceeded the target of 7.0% set by the Compensation Committee in March 2014. The impact on EPS from actual share buybacks versus planned buybacks did not result in a change to the final payout.

●PepsiCo’s actual three-year (2014-2016) core net ROIC[9] improved from 16.4% to 21.5% over the three-year performance period, a 510bps increase that exceeded the 150bps target set by the Compensation Committee in March 2014.

Name	LTC Granted ($000)	LTC Earned ($000)	Payout Above Target
Indra K. Nooyi	5,200	9,100	+ 75%
Hugh F. Johnston	1,525	2,669	+ 75%
Albert P. Carey	1,495	2,616	+ 75%
Sanjeev Chadha	1,152	2,016	+ 75%
Mehmood Khan	900	1,575	+ 75%
____________________
[9]	Please refer to Exhibit A to this Proxy Statement for a description and reconciliation of these non-GAAP financial measures relative to reported GAAP financial measures, and to pages 57-61 and 73-75 of PepsiCo’s 2016 Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for a more detailed description of the items excluded from these measures. For 2016, Core Constant Currency EPS Growth excludes the impact of the Venezuela deconsolidation that occurred in 2015.

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2016 & 2017 Long-Term Incentive Award Design

Beginning with the 2016 LTI award, we made significant changes to our LTI program, which were intended to simplify the program and better balance our mix of cash- and equity-based incentives. The new design, outlined below, ensures an appropriate level of focus on successfully attaining critical operating goals and sustained appreciation in shareholder value.

PepsiCo’s current LTI program for awards granted to executive officers consists of PSUs and LTC Awards. Our LTI design continues to be 100% performance-based, with payouts based on performance against operating and market-focused metrics. Awards vest after three years if the executive is still employed with us.

Performance Stock Units

The PSUs maintain the operating metrics from the prior LTC Award. The PSUs will pay out in PepsiCo shares, plus dividends accrued over the vesting period on earned shares.

50% weighting	Earnings Per Share
3-year average of annual core constant currency EPS growth rates

50% weighting	Return on Invested Capital
3-year cumulative increase in core net ROIC

Payout	0 - 175% of Target

Long-Term Cash Award

The LTC Award focuses on relative TSR performance. The LTC Award is denominated and will pay out in cash.

0 - 200%	Relative TSR Performance
TSR performance relative to our proxy peer group over a 3-year performance period

Target payout requires us to deliver positive 3-year TSR. Linear interpolation is used when ranking falls between percentages shown.

Payout	0 - 200% of Target

Special Award Payout

In September 2016, the Compensation Committee also certified the achievement of the three-year performance goals applicable to the special performance-based award granted to Dr. Khan in July 2013. Based on PepsiCo’s TSR performance relative to the S&P 500 over the three-year performance period, Dr. Khan’s PSUs paid out at 108% of target and 37,457 shares were delivered to him in September 2016.

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Retirement Programs

Our NEOs participate in the same retirement programs as other similarly situated employees and receive no enhancements in determining their benefits versus other employees. The Company’s retirement programs are designed to facilitate the retirement of employees who have performed at PepsiCo over the long term. The Company maintains defined benefit pension plans for the majority of U.S. salaried employees hired before January 1, 2011 and defined contribution pension plans for U.S. employees hired in 2011 and later. A separate retirement plan is also maintained for certain employees working outside the U.S. who are unable to participate in their home country retirement plans. The terms of the Company’s retirement plans are substantially the same for all participating employees and are described in the introduction to the 2016 Pension Benefits Table beginning on page 61 of this Proxy Statement.

Our NEOs are also eligible for retiree medical coverage on the same terms as other similarly situated employees. PepsiCo does not provide executive officers any special benefit plans such as executive life insurance, and the Company does not provide any enhanced retirement benefit formulas to our NEOs.

Benefits and Perquisites

Benefits. Executive officers receive the same healthcare benefits as other similarly situated employees. U.S.-based medical benefits are the same for all participants in the Company’s healthcare program. However, our executive officers are required to pay two to three times as much as non-executive employees for their coverage. International medical benefit plans vary, but executives typically receive the benefits offered in the relevant broad-based plan.

PepsiCo’s global mobility program facilitates the assignment of employees to positions in other countries by minimizing any financial detriment or gain to the employee from the international assignment. As CEO of AMENA, Mr. Chadha participates in the global mobility program on an international assignment in Dubai, United Arab Emirates. Under the program, Mr. Chadha’s compensation package is linked to the U.S. compensation structure as a result of being considered global talent with continued PepsiCo assignments outside his home country. Mr. Chadha economically pays taxes at a U.S. income tax rate on compensation and receives housing and other allowances to reflect the incremental cost of living in his work location, as compared to the U.S.

In addition, executive officers who relocate at PepsiCo’s request are supported under the relocation program available to all PepsiCo salaried employees. The program covers relocation expenses, such as household goods shipment, and applicable reimbursement of taxes associated with moving.

Perquisites. Consistent with our pay-for-performance philosophy, we limit executive perquisites to a Company car allowance, an annual physical and limited personal use of Company aircraft and ground transportation.

Based on an independent security study, the Compensation Committee generally requires Ms. Nooyi to use company aircraft and ground transportation for all travel (personal and business) to enhance her personal safety and to increase her time available for business purposes. However, Ms. Nooyi is permitted to use commercial aviation provided that the PepsiCo Global Security Team has assessed the trip itinerary in advance, determined whether the risk of using commercial aviation is acceptable and established a travel security protocol commensurate with the identified risk.

Executives are fully responsible for personal income tax liability associated with personal use of Company ground transportation and Company aircraft. Business Unit CEOs must reimburse PepsiCo for the full variable operating cost of personal flights in excess of a limited number of hours per year as established by the Compensation Committee. Personal use of Company ground transportation and Company aircraft for executive officers other than the Chairman and CEO must be approved by the Chairman and CEO on a case-by-case basis.

Executive Deferral

Under the PepsiCo Executive Income Deferral Program (the “EIDP”), most U.S.-based executives can elect to defer up to 75% of their base salary and up to 100% of their annual cash incentive awards into phantom investment funds on a tax-deferred basis. Executives may elect to have their deferral accounts notionally invested in market-based funds, including the PepsiCo Common Stock Fund. The EIDP does not guarantee a rate of return, and none of the funds provide “above market” earnings. PepsiCo does not match any executive’s deferrals.

The PepsiCo EIDP is a non-qualified and unfunded program in which account balances are unsecured and at risk. This means that the participants’ balances are subject to the claims of PepsiCo’s creditors and may be forfeited in the event of the Company’s bankruptcy. The narrative accompanying the 2016 Non-Qualified Deferred Compensation Table beginning on page 63 of this Proxy Statement describes the material features of the EIDP.

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Peer Group

The Compensation Committee utilizes a peer group to evaluate whether executive officer pay levels are aligned with Company performance on a relative basis. The Compensation Committee primarily identifies companies that are of comparable size (based on revenue and market capitalization), maintain strong consumer brands, have an innovative culture, compete with PepsiCo for executive talent and/or possess significant international operations.

PepsiCo 2016 Compensation Peer Group

3M Company
Abbott Laboratories
Anheuser-Busch InBev SA/NV
Apple, Inc.
The Coca-Cola Company
Colgate-Palmolive Company
General Electric Company
General Mills, Inc.
Groupe Danone
Hewlett-Packard Company
International Business Machines Corp.
Johnson & Johnson

Kellogg Company
The Kraft Heinz Company
McDonald’s Corporation
Mondelēz International, Inc.
Nestlé S.A.
Nike, Inc.
The Procter & Gamble
Company
Unilever PLC
United Parcel Service, Inc.
Wal-Mart Stores, Inc.
The Walt Disney Company

PepsiCo vs. Peer Group

	*	Based on the four fiscal quarters ended prior to December 31, 2016 and publicly available as of March 1, 2017
	**	Based on 2016 year-end

There were no changes to the peer group with respect to the 2016 performance year. Effective for the 2017 performance year, the Compensation Committee made updates to ensure that the peer group continues to remain appropriate in light of changes in business profile and relative size. Abbott Laboratories, Hewlett-Packard Company, and Kellogg Company were removed and Pfizer Inc., Microsoft Corporation and Starbucks Corporation were added to the peer group.

Governance Features of Our Executive Compensation Programs

We believe that PepsiCo’s compensation programs should ensure that our executives remain accountable for business results and take responsibility for the assets of the business and its employees. Consistent with this objective, our Board of Directors has incorporated strong governance features into our executive compensation programs.

Risk Mitigation

PepsiCo’s executive compensation programs include features intended to discourage employees from taking unnecessary and excessive risks that could threaten the financial health and viability of the Company, including:

●

Balanced Performance Metrics: The annual cash incentive program utilizes balanced financial metrics consisting of top-line metrics (such as organic revenue), bottom-line metrics (such as operating profit), market-based metrics (such as share of retail sales), and metrics designed to enhance capital management (such as cash flow).

●

Accountability for Prior Business Unit Results: Half of the annual incentive award for any executive officer who assumes a new leadership position in a different business unit is determined based on the prior business unit’s results. This encourages the executive officer to remain accountable for the results of the long-term strategies he or she established in the prior business unit.

●

Emphasis on Long-Term Shareholder Value Creation: LTI awards are the most significant element of executive officer pay and focus executives on creating long-term shareholder value, measured in terms of absolute stock price growth, stock price changes relative to a comparator group, and delivering exceptional long-term operating results.

●

Clawback Provisions: Under PepsiCo’s annual incentive, LTI and executive deferral programs, the Company has the right to cancel and recoup awards and gains from an executive in certain circumstances, such as if he or she engages in gross misconduct, violates applicable non-compete provisions, or causes or contributes to the need for an adjustment to the Company’s financial results through gross negligence or misconduct.

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EXECUTIVE COMPENSATION

Stock Ownership Requirements

Under PepsiCo’s stock ownership guidelines, executive officers are required to own shares of PepsiCo Common Stock equal in value to a specified multiple of their annual base salary, as set forth below:

Stock Ownership Requirements
CEO	41 times annual salary The value of shares and share equivalents of PepsiCo’s Common Stock held by PepsiCo’s Chairman and CEO as of March 1, 2017
CFO, Business Unit CEOs
All Other Executive Officers

Shares of PepsiCo Common Stock or equivalents held by the executive officer (or immediate family members) in the 401(k) plan, in a deferred compensation account, or in a trust for the benefit of immediate family members count towards satisfying the requirement. Unexercised stock options and unvested PSUs, Restricted Stock Units (“RSUs”) and PEPunits do not count towards satisfying the applicable stock ownership requirement.

Executive officers have five years from the date they first become subject to a particular level of stock ownership to meet the stock ownership requirement. All of our executive officers have met or are on track to meet their ownership requirements within the five-year period.

Executive officers who terminate or retire from PepsiCo are required to continue to hold 100% of the shares needed to meet the applicable level of stock ownership until at least six months after termination or retirement and to continue to hold at least 50% of the shares needed to meet the applicable level of stock ownership until at least twelve months after termination or retirement.

Share Retention Policy

To ensure that our executive officers exhibit a strong commitment to PepsiCo stock ownership, the Board adopted a Share Retention Policy in 2002. The policy limits the proceeds that an executive officer may receive in cash upon exercise of stock options during each calendar year to 20% of the aggregate value of all of the executive officer’s in-the-money vested stock options. Any proceeds in excess of this 20% limit must be held in shares of PepsiCo Common Stock for at least one year after the date of exercise. In addition, executive officers are required to hold at least 50% of the shares, net of applicable tax withholding, received upon the vesting and payout of PEPunits and PSUs in furtherance of PepsiCo’s stock ownership guidelines.

Executive officers who maintain the required level of stock ownership are exempt from the Share Retention Policy.

No Employment Contracts

None of our NEOs have an employment contract or separation agreement, and we do not maintain formal programs or policies that guarantee cash severance or continued access to health and welfare benefits in the event of an involuntary termination of employment. Consistent with our approach of rewarding performance, employment is not guaranteed, and either the Company or the NEO may terminate the employment relationship at any time. In some cases, the Compensation Committee or the Board may agree to provide separation payments and benefits to departing executives upon their termination. Such terminations are addressed on a case-by-case basis, taking into consideration the nature of the termination and a variety of other factors.

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Change in Control Provisions

NEOs are not eligible to receive any cash severance, continued health and welfare benefits, pension service credit, tax gross-ups or any other change-in-control benefits other than change-in-control protections under the shareholder-approved PepsiCo, Inc. Long-Term Incentive Plan.

The PepsiCo, Inc. Long-Term Incentive Plan provides non-employee directors and all employees, including executive officers, change-in-control protection for their LTI awards. Outstanding unvested awards vest, and performance-based awards are paid at target, even if results are above target, in the event that the participant is terminated without cause or resigns for good reason within two years following a change-in-control of PepsiCo (i.e., “double trigger” vesting) or if the acquiring entity fails to assume the awards. We utilize “double trigger” vesting to ensure management talent will be available to assist in the successful integration following a change-in-control and to align with prevailing governance practices.

Prohibition on Hedging and Pledging

Our insider trading policy prohibits employees, including executive officers, from using any strategies or products (such as derivative securities or short-selling techniques) to hedge against the potential changes in the value of PepsiCo Common Stock. In addition, employees, including executive officers, may not hold PepsiCo securities in a margin account or pledge PepsiCo stock or PepsiCo stock options as collateral for a loan.

Limited Trading Windows

Executive officers can only transact in PepsiCo securities during approved trading windows after satisfying mandatory clearance requirements.

Responsible Equity Grant Practices

PepsiCo’s equity grant practices ensure all grants are made on fixed grant dates and at exercise prices or grant prices equal to the “fair market value” of PepsiCo Common Stock on such dates.

●

Stock option, PSU and RSU grants are awarded under our shareholder-approved LTI plan at “fair market value,” defined as the average of the high and low stock prices rounded up to the nearest quarter on the date of grant. Further, PEPunit payouts are determined based on the average share price for the 90 days prior to the grant and vesting date. These formulas mitigate the impact of our stock price’s intra-day volatility when setting the grant price of equity awards.

●

PepsiCo does not backdate, reprice or grant stock options retroactively. Our shareholder-approved LTI plan prohibits repricing of awards or exchanges of underwater options for cash or other securities without shareholder approval.

●	Under our shareholder-approved LTI plan, stock options, RSUs, PSUs, PEPunits and LTC Awards generally require a three-year minimum vesting period.
●	PepsiCo is responsible in the use of shares under our LTI program, with share utilization below our peer group median.

Tax Considerations

In establishing total compensation for the executive officers, the Compensation Committee considers the effect of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction for compensation over $1 million paid for any fiscal year to the CEO and the three other highest paid executive officers other than the CFO, unless the compensation qualifies as performance-based. While the Compensation Committee generally seeks to preserve the deductibility of most compensation paid to executive officers, the primary objective of the compensation program is to support the Company’s business strategy. Thus, the Compensation Committee believes it should have flexibility in awarding compensation, even though some compensation awards may result in non-deductible compensation expenses.

PEPunits, PSUs and LTC Awards were granted under the shareholder-approved PepsiCo, Inc. Long-Term Incentive Plan and are intended to qualify as performance-based compensation deductible under Section 162(m). The Compensation Committee set payouts for the 2014-2016 award cycle based on maximum achievement of a core constant currency net income target of $10 billion. Annual incentive awards are paid based on achievement of performance measures under the shareholder-approved EICP. Because the annual incentive awards are intended to be deductible as performance-based compensation under Section 162(m), the Compensation Committee set the payout for 2016 based on maximum achievement of a core constant currency net income target of $7 billion. There can be no guarantee that the LTI or annual incentive awards will be treated as qualified performance-based compensation under Section 162(m).

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Our Decision Making Process

Compensation Committee

The Compensation Committee oversees the design and administration of PepsiCo’s executive compensation programs and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends.

●	Approves performance goals and other objectives of the Chairman and CEO
●	Based on the Committee’s assessment of performance, recommends CEO compensation to the independent members of the Board without input from management
●	Approves executive officer compensation based on Company performance, market pay data, responsibilities and other factors
●	Sets the specific performance targets for executive officer incentive awards
●	Establishes the peer group companies used to benchmark Company performance and executive officer compensation
●	Confirms that total compensation paid to each executive officer is appropriate based on the Company’s financial performance relative to the peer group
●	Reports to the Board regarding director compensation and stock ownership guidelines
●	References tally sheets, which provide the total value that executive officers would receive upon a variety of termination scenarios

Independent Advisor
The Compensation Committee has engaged FW Cook as its independent external advisor. The Compensation Committee considers analysis and advice from FW Cook when making compensation decisions.
●	Provides recommendations on Chairman and CEO compensation directly to the Compensation Committee, without consulting management
●	Attends Compensation Committee meetings, and has direct access to Compensation Committee members without management involvement
●	The services performed by FW Cook have been limited to executive and director compensation consulting; FW Cook is prohibited from undertaking any other work with PepsiCo management or employees

PepsiCo Management

PepsiCo’s Management team is responsible for providing input to the Compensation Committee with respect to compensation decisions for PepsiCo’s executive officers (other than the Chairman and CEO) based on market conditions, Company performance, and individual executive officer performance.

●	Provides input regarding PepsiCo’s business strategy and performance
●	The Chairman and CEO provides the Compensation Committee with a self-assessment based on achievement of the agreed-upon objectives and other leadership accomplishments
●	The Chairman and CEO provides the Compensation Committee with her performance evaluations and pay recommendations for other executive officers

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2016 Summary Compensation Table

The following table summarizes the compensation of the NEOs for the fiscal year ended December 31, 2016 in accordance with SEC rules. We encourage you to also review page 41 for a description of how Chairman and CEO compensation is viewed by PepsiCo’s Board.

				Non-Equity Incentive Plan Compensation ($)			Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(7)
Name and Principal Position(1)	Year	Salary ($)(2)	Stock Awards ($)(3)	Subtotal for Annual Payouts ($)(4)	Subtotal for Long-Term Payouts ($)(5)	Total for Annual and Long-Term Payouts ($)(6)		All Other Compensation ($)(8)	Total ($)
Indra K. Nooyi
Chairman of the Board and CEO	2016	1,725,000	8,910,015	5,250,000	9,100,000	14,350,000	4,614,819	183,582	29,783,416
	2015	1,642,308	6,251,479	5,250,000	8,675,000	13,925,000	4,255,683	370,520	26,444,990
	2014	1,600,000	5,497,767	5,000,000	6,835,000	11,835,000	3,397,742	155,065	22,485,574
Hugh F. Johnston
Vice Chairman, EVP and CFO	2016	960,577	3,465,039	1,695,800	2,668,750	4,364,550	1,480,835	35,834	10,306,835
	2015	900,000	2,222,763	1,653,800	2,429,000	4,082,800	1,329,932	25,350	8,560,845
	2014	845,000	1,612,303	1,483,300	1,667,740	3,151,040	1,567,834	25,350	7,201,527
Albert P. Carey
CEO, North America	2016	984,615	3,326,394	1,719,900	2,616,250	4,336,150	1,372,511	51,629	10,071,299
	2015	860,000	2,236,620	1,896,300	2,255,500	4,151,800	414,680	81,288	7,744,388
	2014	860,000	3,580,567	1,790,500	1,421,680	3,212,180	—	59,402	7,712,149
Sanjeev Chadha
CEO, AMENA	2016	764,423	2,268,781	1,001,300	2,016,000	3,017,300	1,336,704	155,848	7,543,056
	2015	738,461	1,519,438	1,119,400	—	1,119,400	687,539	213,094	4,277,932
	2014	675,000	4,217,998	961,900	—	961,900	832,560	152,083	6,839,541
Mehmood Khan
Vice Chairman, EVP and CSO	2016	756,731	1,980,036	1,160,300	1,575,000	2,735,300	875,254	75,725	6,423,046

(1)	Dr. Khan was not an NEO for 2014 or 2015, and as a result, only his 2016 compensation information is included.
(2)	In 2016, the salary amounts reflect the actual base salary payments made to the NEOs during the fiscal year, which included a 53rd week.
(3)	The amounts reported for stock awards represent the aggregate grant date fair value of stock awards calculated in accordance with the accounting guidance on share-based payments. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of these awards, please see Note 6 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the applicable fiscal year.
For 2016, the amounts reported in this column represent the grant date fair value of PSU awards. If PepsiCo were to exceed its performance targets, grant recipients may earn up to 175% of the target number of PSUs granted. The following table reflects the grant date fair value of the PSU awards at below-threshold, target and maximum performance earn-out levels.

	Value of 2016 PSU Awards
Name	Below Threshold	At Target Level ($)	At Maximum 175% Level ($)
Indra K. Nooyi	—	8,910,015	15,592,526
Hugh F. Johnston	—	3,465,039	6,063,818
Albert P. Carey	—	3,326,394	5,821,189
Sanjeev Chadha	—	2,268,781	3,970,367
Mehmood Khan	—	1,980,036	3,465,063

(4)	As described in the “2016 Annual Incentive Award” section of the Compensation Discussion and Analysis on pages 44-46 of this Proxy Statement, the amounts reported reflect compensation earned for performance under the annual incentive compensation program for that year, paid in March of the subsequent year.

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(5)	As described in the “2014 & 2015 Long-Term Incentive Award Design” section of the Compensation Discussion and Analysis on page 47 of this Proxy Statement, the Long-Term Payout amounts reported for 2016 reflect compensation earned for performance over a three-year (2014-2016) period under the LTC Award granted in 2014 and paid in March 2017. Mr. Chadha did not receive a LTC Award in 2012 and 2013.
(6)	Represents the total of the Annual Payouts and Long-Term Payouts of Non-Equity Incentive Plan compensation.
(7)	The amounts reported reflect the aggregate change in the actuarial present value of each NEO’s accumulated benefit under the defined benefit pension plans in which they participate. The change in pension value reflects changes in age, service and earnings during 2016. During the years presented, PepsiCo did not pay above-market or preferential rates on any non-qualified deferred compensation.
(8)	The following table provides the details for the amounts reported for 2016 for each NEO:

Name	Personal Use of Company Aircraft(A) ($)	Personal Use of Ground Transportation(A) ($)	Car Allowance ($)	Global Mobility(B) ($)	Tax Reimbursement(C) ($)	Total All Other Compensation(D) ($)
Indra K. Nooyi	149,882	33,700	—	—	—	183,582
Hugh F. Johnston	4,561	—	25,350	—	—	35,834
Albert P. Carey	26,279	—	25,350	—	—	51,629
Sanjeev Chadha(E)	31,277	—	29,949	94,622	—	155,848
Mehmood Khan	45,897	—	25,350	—	—	75,725

(A)	Personal use of Company aircraft and ground transportation is valued based on the aggregate incremental cost to the Company. The aggregate incremental cost is calculated based on the variable operating costs that were incurred as a result of personal use of the aircraft (such as fuel, maintenance, landing fees, crew expenses, catering and en-route charges) or ground transportation (such as fuel and the driver’s compensation). Infrequently, an executive’s spouse or other family member may fly on the Company aircraft or share ground transportation as an additional passenger. There is no incremental cost associated with such usage. The NEOs are fully responsible for all personal income taxes associated with any personal use of Company aircraft and ground transportation.
(B)	The amount reported reflects the expense for benefits provided pursuant to PepsiCo’s standard global mobility program as a result of Mr. Chadha’s international assignment in Dubai, United Arab Emirates. These benefits include housing, cost-of-living and home-leave allowances, and household goods storage. The global mobility program facilitates the assignment of employees to positions outside their home country by minimizing any financial detriment or gain to the employee from the international assignment.
(C)	For Mr. Chadha, this reflects the total net amount of tax equalization designed to cover taxes on his compensation in excess of the taxes he would have incurred in the United States. The total net tax equalization amount is a negative amount and is therefore disclosed as zero.
(D)	The total also includes the cost of an annual physical exam for Mr. Johnston and Dr. Khan.
(E)	Mr. Chadha’s car allowance and global mobility program benefits were paid in United Arab Emirates Dirham and converted into U.S. dollars based on an average exchange rate of 1.00 AED = 0.272 USD for 2016.

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2016 Grants of Plan-Based Awards

The following table summarizes grants of annual incentive awards, LTC Awards and PSUs provided to NEOs in 2016. LTC Awards and PSUs granted in 2016 recognized 2015 performance. The material terms of PepsiCo’s annual and LTI programs are described in the Compensation Discussion and Analysis beginning on page 40 of this Proxy Statement.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Grant Date(1)	Grant Type		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Indra K. Nooyi	—	Annual Incentive	(3)	—	3,825,000	7,650,000
	3/1/2016	Long-Term Cash	(4)	—	4,590,000	9,180,000
	3/1/2016	PSUs	(5)				—	90,228	157,899	8,910,015
Hugh F. Johnston	—	Annual Incentive	(3)	—	1,425,000	2,885,625
	3/1/2016	Long-Term Cash	(4)	—	1,785,000	3,570,000
	3/1/2016	PSUs	(5)				—	35,089	61,406	3,465,039
Albert P. Carey	—	Annual Incentive	(3)(6)	—	1,462,500	2,961,563
	3/1/2016	Long-Term Cash	(4)	—	1,713,600	3,427,200
	3/1/2016	PSUs	(5)				—	33,685	58,949	3,326,394
Sanjeev Chadha	—	Annual Incentive	(3)	—	1,125,000	2,278,125
	3/1/2016	Long-Term Cash	(4)	—	1,168,750	2,337,500
	3/1/2016	PSUs	(5)				—	22,975	40,206	2,268,781
Mehmood Khan	—	Annual Incentive	(3)	—	975,000	1,974,375
	3/1/2016	Long-Term Cash	(4)	—	1,020,000	2,040,000
	3/1/2016	PSUs	(5)				—	20,051	35,089	1,980,036

(1)	Consistent with prior years, 2016 PSUs and LTC Awards were approved by the Compensation Committee at its regularly scheduled meeting in February. The approval date for the awards was February 4, 2016 and the grant date was March 1, 2016.
(2)	The amounts reported represent the aggregate grant date fair value of all PSUs granted to NEOs in 2016 calculated in accordance with the accounting guidance on share-based payments. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the PSUs reported, please see Note 6 to the Company’s consolidated financial statements in the Company’s 2016 Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
(3)	The amounts reported reflect the potential range of 2016 annual cash incentive awards under the shareholder-approved EICP, as described under “2016 Annual Incentive Award” section in the Compensation Discussion and Analysis beginning on page 44 of this Proxy Statement.
(4)	The amounts reported reflect the potential range of 2016 LTC Award payouts under the shareholder-approved PepsiCo, Inc. Long-Term Incentive Plan. The actual LTC Award earned is determined based on the level of achievement attained with respect to the pre-established performance targets based on PepsiCo’s TSR relative to the proxy peer group over the three-year performance period and will be paid out on the third anniversary of the grant date.
(5)	The actual number of shares of PepsiCo Common Stock that are earned for the 2016 PSUs is determined based on the level of achievement attained with respect to core constant currency EPS growth and cumulative core net ROIC improvement consistent with the pre-established payout scale determined for the three-year performance period. If PepsiCo performs below the pre-established performance targets, the number of PSUs earned will be reduced below the target number. The amounts reported in the “target” column reflect the number of PSUs that may be paid out if the performance targets are achieved at 100%, and the amounts reported in the “maximum” column reflect the maximum number of PSUs that will be paid out if the performance targets are exceeded.
The PSUs earned by NEOs will vest and be paid out in shares of PepsiCo Common Stock on the third anniversary of the grant date subject to pro-rata vesting upon retirement between ages 55 and 61, inclusive, with at least 10 years of service, and full vesting upon retirement at age 62 and older with at least 10 years of service, in each case subject to achievement of the applicable performance targets over the full three-year performance period. As of 2016 fiscal year-end, Ms. Nooyi, Mr. Johnston and Mr. Chadha are eligible for pro-rata vesting and Mr. Carey is eligible for full vesting. Notwithstanding the level of performance achieved, the Compensation Committee retains the discretion to reduce the number of shares issued in settlement of the 2016 PSU awards.
(6)	Mr. Carey’s target and maximum bonus reflect a pro-rated increase based on his promotion to CEO, North America, effective April 2016.

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2016 Outstanding Equity Awards at Fiscal Year-End

The following table lists all outstanding stock option, PEPunit and PSU awards as of December 31, 2016 for the NEOs. The material terms and conditions of the equity awards reported in this table are described in the “Long-Term Incentive Awards” section of the Compensation Discussion and Analysis beginning on page 47 of this Proxy Statement. No LTI award granted to an NEO has been transferred to any other person, trust or entity.

	Option Awards					Stock Awards(1)(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Grant Date	Option Vesting Date	Option Expiration Date	Grant Date	Vesting Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Indra K. Nooyi
	392,157	63.75	3/1/2011	3/1/2014	2/28/2021	3/1/2016	3/1/2019	—		—	90,228		9,440,556
	360,902	66.50	4/12/2010	4/12/2013	4/11/2020	3/1/2015	3/1/2018	—		—	90,680		9,487,848
	452,830	53.00	2/6/2009	2/1/2012	1/31/2019	3/1/2014	3/1/2017	—		—	108,673		11,370,456
	374,899	68.75	2/1/2008	2/1/2011	1/31/2018
Hugh F. Johnston
	70,275	63.75	3/1/2011	3/1/2014	2/28/2021	3/1/2016	3/1/2019	—		—	35,089		3,671,362
	43,856	66.50	4/12/2010	4/12/2013	4/11/2020	3/1/2015	3/1/2018	—		—	32,242		3,373,480
						3/1/2014	3/1/2017	—		—	31,870		3,334,558
						7/19/2013	7/19/2018	62,427	(4)	6,531,737	—		—
Albert P. Carey
	44,863	63.75	3/1/2011	3/1/2014	2/28/2021	3/1/2016	3/1/2019	—		—	33,685		3,524,462
	50,827	66.50	4/12/2010	4/12/2013	4/11/2020	3/1/2015	3/1/2018	—		—	32,443		3,394,511
						11/21/2014	3/1/2017	—		—	20,253	(5)	2,119,071
						3/1/2014	3/1/2017	—		—	31,243		3,268,955
Sanjeev Chadha
						3/1/2016	3/1/2019	—		—	22,975		2,403,874
						3/1/2015	3/1/2018	—		—	22,040		2,306,045
						11/21/2014	3/1/2018	—		—	31,480	(6)	3,293,752
						3/1/2014	3/1/2017	—		—	24,075		2,518,967
Mehmood Khan
	70,588	63.75	3/1/2011	3/1/2014	2/28/2021	3/1/2016	3/1/2019	—		—	20,051		2,097,936
	50,526	66.50	4/12/2010	4/12/2013	4/11/2020	3/1/2015	3/1/2018	—		—	19,264		2,015,592
	63,396	53.00	2/6/2009	2/1/2012	1/31/2019	3/1/2014	3/1/2017	—		—	18,809		1,967,986

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(1)	With the exception of the special awards discussed in footnotes (4), (5) and (6) below, each of the PEPunit and PSU awards listed in the table vests three years after the grant date, subject to continued service with PepsiCo through the vesting date and achievement of applicable performance targets during a three-year performance period. Each of the awards that are not special awards will vest on a pro-rata basis upon retirement between ages 55 and 61, inclusive, with at least 10 years of service, and will vest in full upon retirement at age 62 or older with at least 10 years of service, subject to achievement of applicable performance targets. As of 2016 fiscal year-end, Ms. Nooyi, Mr. Johnston and Mr. Chadha are eligible for pro-rata vesting and Mr. Carey is eligible for full vesting.
(2)	The market value of unvested PEPunits and PSUs reflected in the table has been calculated by multiplying the number of unvested PEPunits and PSUs by $104.63, PepsiCo’s closing stock price on December 30, 2016, the last trading day of the 2016 fiscal year.
(3)	The numbers displayed in this column reflect the target number of PEPunits and PSUs awarded. Notwithstanding the level of performance achieved, the Compensation Committee retains the discretion to reduce the number of shares issued in settlement of these awards.
(4)	The reported award reflects a special PSU award granted to Mr. Johnston. In September 2016, the Compensation Committee certified the level of performance achieved with respect to the three-year performance goals for this award. Based on PepsiCo’s TSR performance relative to the S&P 500 over the three-year performance period, Mr. Johnston may receive 108% of target for this award. The award remains subject to time-based vesting and is scheduled to vest on July 19, 2018, subject to continued employment through the vesting date. In addition, notwithstanding the level of performance achieved, the Compensation Committee retains the discretion to reduce the number of shares issued in settlement of this award.
(5)	The reported award reflects a special PSU award granted to Mr. Carey. This award vested on March 1, 2017 and remains subject to the achievement of pre-established performance targets over a three-year performance period ending fiscal year-end 2017. Mr. Carey may receive 0% to 125% of the PSUs granted depending on the performance level achieved. Notwithstanding the level of performance achieved, the Compensation Committee retains the discretion to reduce the number of shares issued in settlement of these awards.
(6)	The reported award reflects a special PSU award granted to Mr. Chadha. This award is scheduled to vest on March 1, 2018, subject to the achievement of pre-established performance targets over a three-year performance period, and subject to continued employment through the vesting date. Mr. Chadha may receive 0% to 125% of the PSUs granted depending on the performance level achieved. Notwithstanding the level of performance achieved, the Compensation Committee retains the discretion to reduce the number of shares issued in settlement of these awards.

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2016 Option Exercises and Stock Vested

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(3)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Indra K. Nooyi	304,220	11,655,578	157,921	15,570,221
Hugh F. Johnston	118,125	4,455,773	44,218	4,359,674
Albert P. Carey	170,003	8,087,133	41,060	4,048,311
Sanjeev Chadha	—	—	8,364	824,649
Mehmood Khan	30,137	1,160,047	63,609	6,572,290

(1)	All stock option exercises during 2016 were executed within the final three years of the option’s term and in a manner consistent with PepsiCo’s Share Retention Policy, which is described in the “Governance Features of Our Executive Compensation Programs” section of the Compensation Discussion and Analysis beginning on page 51 of this Proxy Statement.
(2)	The following table lists PEPunit, RSU and PSU awards that vested in 2016 for the NEOs. The PEPunits vested on March 1, 2016 based upon the level of achievement attained with respect to the pre-established absolute and relative stock price performance for the three-year performance period. The PSUs granted on March 1, 2013 vested on March 1, 2016 based upon the level of achievement attained with respect to the pre-established Company performance for the three-year performance period.

Name	Type	Grant Date	Payout Date	Number of Shares Granted (#)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Dividend Equivalents Paid ($)
Indra K. Nooyi	PEPunit	3/1/2013	3/1/2016	108,911	157,921	15,570,221	—
Hugh F. Johnston	PEPunit	3/1/2013	3/1/2016	30,495	44,218	4,359,674	—
Albert P. Carey	PEPunit	3/1/2013	3/1/2016	28,317	41,060	4,048,311	—
Sanjeev Chadha(A)	PSU	3/1/2013	3/1/2016	3,036	5,267	519,300	39,687
Sanjeev Chadha(A)	RSU(B)	3/1/2013	3/1/2016	9,109	3,097	305,349	23,336
Mehmood Khan	PSU(C)	7/19/2013	9/21/2016	34,682	37,457	3,993,834	323,535
Mehmood Khan	PEPunit	3/1/2013	3/1/2016	18,036	26,152	2,578,456	—

(A)	Mr. Chadha did not participate in the LTI program for executive officers in 2013. In 2013, his annual grant consisted of 75% time-based RSUs and 25% PSUs that paid out at 173.5% of target, based on achievement of pre-established targets.
(B)	Mr. Chadha reached early retirement eligibility in 2015, and therefore 6,012 shares of his 2013 RSU award were paid out in 2015. The remaining 3,097 shares were paid out upon vesting in 2016.
(C)	This award was a special award granted to Dr. Khan in 2013. The award vested on July 19, 2016 and paid out based on the Company’s relative TSR performance over the three-year performance period, as described under the “Special Award Payout” section in the Compensation Discussion and Analysis on page 49 of this Proxy Statement.
(3)	The value realized on exercise of stock options is equal to the amount per share at which the NEO sold shares acquired on exercise (all of which occurred on the date of exercise), minus the exercise price of the stock options, times the number of shares acquired on exercise of the options. The value realized on vesting of stock awards is equal to the average of the high and low market prices of PepsiCo Common Stock on the date of vesting, times the number of shares acquired upon vesting. The number of shares and value realized on vesting includes shares that were withheld at the time of vesting to satisfy tax withholding requirements.

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2016 Pension Benefits

A summary of the pension benefit plans sponsored by PepsiCo that our NEOs participated in during 2016 are described in the table below. Benefits for the NEOs who participate in these plans are determined using the same formula as for other eligible employees. NEOs receive no additional years of credited service or other enhancements in determining their benefits that are not available to other eligible employees in each plan.

	PepsiCo Salaried Employees Retirement Plan (“Salaried Plan”)(1)	Pension Equalization Plan (“PEP”)	PepsiCo International Retirement Plan - Defined Benefit Program (“PIRP-DB”)
Eligible NEOs	●Indra K. Nooyi (early retirement eligible) ●Hugh F. Johnston (early retirement eligible) ●Albert P. Carey (retirement eligible) ●Mehmood Khan		Sanjeev Chadha (early retirement eligible)
Type of Plan	Qualified defined benefit pension plan	Non-qualified defined benefit pension plan	Non-qualified defined benefit pension plan
Eligibility	U.S. salaried employees hired prior to January 1, 2011

Employees eligible to participate in the Salaried Plan whose benefits under the Salaried Plan are affected by limitations imposed by the Internal Revenue Code on qualified plan compensation or benefits

Generally covers non-U.S. citizens hired prior to January 1, 2011 who were an active participant in a defined benefit retirement plan sponsored by their home country and were unable to remain in that plan during their assignment outside their home country, designated for participation by PepsiCo

Form of Payment Upon Retirement	Benefits payable as a single life annuity, a single lump sum distribution, a joint and survivor annuity, a 10-year certain annuity or a combination of a partial lump sum and an annuity
●Benefits accrued and vested prior to December 31, 2004 are generally paid in the same form and at the same time the Salaried Plan benefits are commenced
●Benefits accrued or vested after December 31, 2004 are paid at termination (subject to a six-month delay under Section 409A of the Internal Revenue Code), in the form of a lump sum
Benefits payable as a single life annuity, a single lump sum distribution, a joint and survivor annuity, a 10-year certain annuity or a combination of a partial lump sum and an annuity
Benefit Timing
●Normal retirement benefits payable at age 65 with 5 years of service
●Unreduced early retirement benefits payable as early as age 62 with 10 years of service
●Reduced early retirement benefit payable at age 55 with 10 years of service, determined by reducing the normal retirement benefit by 4% for each year benefits begin prior to age 62

Retirement Benefit Formula

A single life annuity beginning at normal retirement age determined as follows:

●3% for each year of service up to 10 years, plus 1% for each year of service in excess of 10, multiplied by the executive’s highest consecutive five-year average monthly earnings (base salary and annual incentive compensation)
●Reduced by 0.43% of the executive’s highest consecutive five-year average monthly earnings up to his or her monthly Social Security covered compensation, multiplied by the executive’s years of service up to 35

●Same terms and conditions as the Salaried Plan as determined without regard to the Internal Revenue Code limitations on compensation and benefits
●Offset by the actual benefit payable under the Salaried Plan

●Substantially the same as the formula under the Salaried Plan and the PEP, without the Social Security offset
●Offset by retirement benefits paid under any Company plan or government mandated retirement program

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	PepsiCo Salaried Employees Retirement Plan (“Salaried Plan”)(1)	Pension Equalization Plan (“PEP”)	PepsiCo International Retirement Plan - Defined Benefit Program (“PIRP-DB”)
Disability/Death Benefits
●All participants who become disabled after 10 years of service and remain disabled until retirement receive continued service for the length of their disability
●If the participant becomes deceased, the spouse of an employee who is retirement eligible is entitled to a pension equal to the survivor benefit under the 50% joint and survivor option. The surviving spouse or estate of an active participant is also entitled to a one-time payment equal to the lump sum benefit accrued at death, offset by the lump sum value of any surviving spouse’s benefit that might be payable. This special death benefit is paid by the Company and not from the plan
If the participant becomes deceased, the spouse of an employee is entitled to a pension equal to the survivor benefit under the 50% joint and survivor option
Deferred Vested Benefits
●For a participant with five or more years of service who terminates employment prior to attaining either age 55 with 10 years of service or age 65 with 5 years of service
●Benefit is equal to the retirement benefit formula amount calculated using the potential years of credited service had the participant remained employed to age 65 pro-rated by a fraction, the numerator of which is the participant’s credited years of service at termination and the denominator of which is the participant’s potential years of credited service had the participant remained employed to age 65
●Deferred vested benefits under the Salaried Plan and PIRP-DB are payable in an annuity commencing at age 65, however, a participant may elect to commence benefits as early as age 55 on an actuarially reduced basis to reflect the longer payment period. A participant who terminates from the Salaried Plan is eligible for a one-time lump sum benefit within 365 days of termination, provided that the participant does not have a PEP benefit that vested prior to 2005. A participant who terminates from the PIRP-DB is also eligible for a one-time lump sum benefit within 365 days of termination. Deferred vested benefits under PEP are payable in an annuity at the later of age 55 or termination (subject to a six month delay under Section 409A of the Internal Revenue Code)

(1)	In 2016, the Salaried Plan was amended as part of a reorganization of our U.S. qualified defined benefit plans, which became effective on January 1, 2017. The benefits offered to the plan’s participants, as described above, were unchanged. The result of the reorganization was the creation of one plan including primarily active participants and another plan including primarily inactive participants.

The Present Value of Accumulated Benefit reported in the 2016 Pension Benefits Table below represents the accumulated benefit obligation for benefits earned to date, based on age, service and earnings through the plan’s measurement date of December 31, 2016.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Indra K. Nooyi	PepsiCo Salaried Employees Retirement Plan	22.8	1,180,809	—
	PepsiCo Pension Equalization Plan		26,749,140	—
Hugh F. Johnston	PepsiCo Salaried Employees Retirement Plan	26.8	923,910	—
	PepsiCo Pension Equalization Plan		7,777,080	—
Albert P. Carey	PepsiCo Salaried Employees Retirement Plan	35.6	1,510,409	—
	PepsiCo Pension Equalization Plan		13,204,064	—
Sanjeev Chadha	PepsiCo International Retirement Plan	23.1	5,088,329	—
Mehmood Khan	PepsiCo Salaried Employees Retirement Plan	9.0	617,790	—
	PepsiCo Pension Equalization Plan		3,857,179	—

(1)	These amounts have been calculated using actuarial methods and assumptions shown below in the fiscal year-end valuation under the guidance on employers’ accounting for pensions with the assumption, required by SEC disclosure rules, that each NEO remains in service until retirement at the earliest date when unreduced retirement benefits would be available (i.e., age 62 or older):
●	Discount rate of 4.36% for the PepsiCo Salaried Employees Retirement Plan, 4.17% for the PepsiCo Pension Equalization Plan, and 4.39% for the PepsiCo International Retirement Plan; and
●	Benefits were converted to lump sums based on a 5.75% lump sum conversion rate at retirement.

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2016 Non-Qualified Deferred Compensation

Executive Income Deferral Program

Eligible NEOs	●Indra K. Nooyi ●Hugh F. Johnston ●Albert P. Carey ●Mehmood Khan
Description	Non-qualified and unfunded program that allows certain U.S.-based eligible employees to defer a portion of their annual compensation to a later date
Deferral Limits	Eligible PepsiCo executives may defer up to 75% of base salary and 100% of annual incentive cash compensation. The Company does not provide a matching contribution on any deferrals
Return on Plan Balance

Executives earn a return on their notional accounts based on investments in the phantom funds selected by the executives (listed in footnote (3) below) from a list of phantom funds made available by the Company. The EIDP does not guarantee a rate of return and none of the funds provide above market earnings

Distributions
●At the time of election to defer, executives are required to choose to receive future payments on either a specific date or upon separation from service

●Notwithstanding a participant’s payment election, deferrals made after 2000 are paid in a lump sum at the time of separation from service in cases in which separation (other than retirement) occurs prior to the elected payment date

●Payments of deferrals made after 2004 to executives who are specified employees under Section 409A of the Internal Revenue Code that are triggered by a separation from service are delayed six months following separation

Form of Payment	Made in cash and received as a lump sum or in installments (quarterly, semi-annually or annually) over a period of up to 20 years

For additional detail on PepsiCo’s EIDP, refer to the “Executive Deferral” section of the Compensation Discussion and Analysis on page 50 of this Proxy Statement.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)(2)	Aggregate Balance at Last Fiscal Year End ($)(3)
Indra K. Nooyi	—	—	544,415	—	12,101,206
Hugh F. Johnston	—	—	161,430	336,404	2,236,187
Albert P. Carey	—	—	—	—	—
Mehmood Khan	—	—	—	—	—

(1)	PepsiCo does not provide above-market or preferential rates and, as a result, the notional earnings are not included in the 2016 Summary Compensation Table.
(2)	The amount reported for Mr. Johnston represents the final distribution of a portion of his previously deferred 2002 and 2003 annual incentive compensation.
(3)	None of the amounts reported in this column are reflected in the 2016 Summary Compensation Table. Deferral balances of NEOs under the EIDP were notionally invested in the following phantom funds and earned the following rates of return in 2016: (i) PepsiCo Common Stock: 6.93% and (ii) Defined Applicable Federal Rate (AFR) Fund: 2.68%.

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Potential Payments on Termination or Change in Control

Termination of Employment/Retirement

None of our NEOs have any arrangement that provides for severance payments or severance benefits.

In the event an NEO retires, terminates or resigns from PepsiCo for any reason as of fiscal year-end, he or she would be entitled to:

●	the pension value disclosed in the 2016 Pension Benefits table on page 62 of this Proxy Statement; and
●	the outstanding balance disclosed in the 2016 Non-Qualified Deferred Compensation table on page 63 of this Proxy Statement.

Our NEOs’ unvested annual LTI awards vest on a pro-rata basis upon retirement between ages 55 and 61, inclusive, and fully vest upon death, disability or retirement on or after age 62. In order to be retirement eligible, an executive must be at least age 55 with 10 or more years of service. For special awards, no accelerated vesting occurs upon retirement. In the event of death or long-term disability, special awards fully vest. Even after vesting, PEPunits, PSUs and LTC Awards remain subject to achievement of pre-established performance targets.

The following table sets forth, for each NEO, the value of the unvested PEPunits, PSUs, RSUs and LTC Awards and accrued dividend equivalents on PSUs and RSUs that would vest or be forfeited if the NEO’s employment terminated on December 31, 2016, the last day of the 2016 fiscal year, due to termination without cause, retirement, death or long-term disability:

	Termination/Retirement ($ in millions)(1)		Death/Long-Term Disability ($ in millions)(1)
Name	Vest	Forfeit	Vest	Forfeit
Indra K. Nooyi	28.8	17.0	17.0	—
Hugh F. Johnston	9.4	13.4	13.4	—
Albert P. Carey	15.4	2.2	2.2	—
Sanjeev Chadha	6.7	7.7	7.7	—
Mehmood Khan	—	9.2	9.2	—

(1)	The PEPunits, PSUs and RSUs were valued at a price of $104.63, PepsiCo’s closing stock price on December 30, 2016, the last trading day of the 2016 fiscal year. Death and Long-Term Disability vesting amounts do not include the value of vested stock options that have already been earned or unvested PEPunits, PSUs, RSUs and LTC Awards that an executive may have earned due to fulfilling the retirement eligibility criteria. As of 2016 fiscal year-end, Ms. Nooyi, Mr. Johnston and Mr. Chadha are eligible for pro-rata vesting and Mr. Carey is eligible for full vesting of annual LTI awards. For a list of earned vested stock options, see the 2016 Outstanding Equity Awards at Fiscal Year-End table beginning on page 58 of this Proxy Statement.

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Change in Control

PepsiCo has a long history of maintaining a “double trigger” vesting policy. This means that unvested stock options, PEPunits, PSUs, RSUs and LTC Awards only vest if the participant is terminated without cause or resigns for good reason within two years following a change in control of PepsiCo or if the acquirer fails to assume or replace the outstanding awards.

For each NEO, the following table illustrates:

●	the value of PEPunits, PSUs, RSUs, LTC Awards and accrued dividend equivalents on PSUs and RSUs that would vest upon a change in control of PepsiCo without termination of employment; and
●

the value of the PEPunits, PSUs, RSUs, LTC Awards and accrued dividend equivalents on PSUs and RSUs that would vest upon an NEO’s termination without cause or resignation for good reason if the acquirer does not assume or replace the outstanding awards at the time of the change in control.

	Change in Control ($ in millions)
Name	Total Benefit: Change in Control Only	Total Benefit: Qualifying Termination upon Change in Control(1)
Indra K. Nooyi	—	17.0
Hugh F. Johnston	—	13.4
Albert P. Carey	—	2.2
Sanjeev Chadha	—	7.7
Mehmood Khan	—	9.2

(1)	The amounts reported in this column assume that both the change in control and termination occurred on December 31, 2016, the last day of the 2016 fiscal year. The PEPunits, PSUs and RSUs were valued based on PepsiCo’s $104.63 closing stock price on December 30, 2016, the last trading day of 2016. Amounts do not include vested options that have already been earned due to continued service or unvested PEPunits, PSUs, RSUs and LTC Awards that an executive may have earned due to fulfilling the retirement eligibility criteria. As of 2016 fiscal year-end, Ms. Nooyi, Mr. Johnston and Mr. Chadha are eligible for pro-rata vesting and Mr. Carey is eligible for full vesting of annual LTI awards. For a list of earned vested stock options, please see the 2016 Outstanding Equity Awards at Fiscal Year-End table beginning on page 58 of this Proxy Statement.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The Compensation Committee

Lloyd G. Trotter, Chair	David C. Page
Shona L. Brown	Daniel Vasella
Rona A. Fairhead

The information contained in the above report will not be deemed to be “soliciting material” or “filed” with the SEC, nor will this information be incorporated into any future filing under the Securities Act or the Exchange Act except to the extent the Company specifically incorporates such report by reference.

PEPSICO 2017 PROXY STATEMENT | 65

EXECUTIVE COMPENSATION

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2016 with respect to the shares of PepsiCo Common Stock that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)		Weighted-average exercise price of outstanding options, warrants and rights(b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(c)
Equity compensation plans approved	33,254,186	(2)	$71.03	(3)	81,858,403	(4)
by security holders(1)
Equity compensation plans not approved	—		—		—
by security holders(5)
Total	33,254,186		$71.03	(3)	81,858,403

(1)	Includes the PepsiCo, Inc. Long-Term Incentive Plan (the “Long-Term Incentive Plan”) and the 2003 Long-Term Incentive Plan (the “2003 Plan”).
(2)

This amount includes 532,701 PEPunits and 8,236,804 PSUs and RSUs that, if and when vested, will be settled in shares of PepsiCo Common Stock. This amount also includes 253,943 phantom units under the PepsiCo Director Deferral Program that will be settled in shares of Common Stock pursuant to the Long-Term Incentive Plan at the end of the applicable deferral period. For PSUs for which the performance period has ended as of December 31, 2016, the amounts reported in the table reflect the actual number of PSUs earned above and below target levels based on actual performance measured at the end of the performance period. The amounts reported in the table assume target level performance for PEPunits and PSUs for which the performance period has not ended as of December 31, 2016. If maximum earn-out levels are assumed for such PEPunits and PSUs, the total number of shares of PepsiCo Common Stock to be issued upon exercise and/or settlement of outstanding awards as of December 31, 2016 is 34,091,649.

(3)	Weighted-average exercise price of outstanding options only.
(4)

The shareholder-approved Long-Term Incentive Plan is the only equity compensation plan under which PepsiCo currently issues equity awards. The Long-Term Incentive Plan, as amended and restated, was approved by the Board on March 3, 2016 and by the Company’s shareholders on May 4, 2016. As of May 2, 2007, the Long-Term Incentive Plan superseded the Company’s prior plan, the shareholder-approved 2003 Plan, and no further awards were made under the 2003 Plan. The Long-Term Incentive Plan permits the award of stock options, stock appreciation rights, restricted and unrestricted shares, restricted stock units and performance shares and units. The Long-Term Incentive Plan authorizes a number of shares for issuance equal to 195,000,000 plus the number of shares underlying awards under the Company’s prior equity compensation plans that are canceled or expired after May 2, 2007 without delivery of shares. Under the Long-Term Incentive Plan, any stock option granted reduces the available number of shares on a one-to-one basis, any RSU or other full value award granted before May 5, 2010 reduces the available number of shares on a one-to-one basis and any RSU or other full value award granted on or after May 5, 2010 reduces the available number of shares on a one-to-three basis.

(5)

The table does not include information for equity compensation plans assumed by PepsiCo in connection with PepsiCo’s acquisition of The Pepsi Bottling Group, Inc. (“PBG”) in 2010. As of December 31, 2016, 959,283 shares of PepsiCo Common Stock were issuable upon the exercise of outstanding options granted under the PBG plans prior to the acquisition of PBG at a weighted-average exercise price of $40.81. No additional stock options or other awards may be granted under the PBG plans.

66 | PEPSICO 2017 PROXY STATEMENT

Advisory Vote on the Frequency of Future Shareholder Advisory Approval of Executive Compensation
(Proxy Item No. 4)

Pursuant to Section 14A of the Exchange Act, we are asking shareholders to recommend, in an advisory vote, whether future shareholder advisory approval of the compensation of our NEOs should occur every one, two or three years. While this vote is non-binding, PepsiCo values the opinions of its shareholders and will consider the outcome of the vote when determining the frequency of future shareholder advisory approvals of executive compensation.

At PepsiCo’s 2011 Annual Meeting, a majority of PepsiCo’s shareholders expressed a preference for annual shareholder advisory votes on executive compensation and PepsiCo’s Board adopted this practice.

Consistent with our current practice and based on shareholder preference and current prevailing market practice, the Board recommends an annual frequency for the shareholder advisory vote on executive compensation.

Our Board of Directors recommends that shareholders vote for every “ONE YEAR” with respect to how frequently a shareholder advisory approval of the compensation of our Named Executive Officers should occur.

PEPSICO 2017 PROXY STATEMENT | 67

Shareholder Proposals (Proxy Item Nos. 5-6)

Shareholders have submitted the following proposals for the reasons stated. The shareholder proposals will be voted on at our 2017 Annual Meeting if properly presented by the shareholder proponent or by a qualified representative on behalf of the shareholder proponent. Some of the shareholder proposals contain assertions about PepsiCo that we believe are incorrect. We have not attempted to refute all of these inaccuracies. However, our Board of Directors has recommended a vote against each of these proposals for the reasons set forth following each proposal.

Shareholder Proposal Regarding Pesticide Pollution (Proxy Item No. 5)

Trillium Asset Management, LLC, on behalf of Susan Meade, c/o Trillium Asset Management, LLC, Two Financial Center, 60 South Street, Suite 1100, Boston, MA 02111, who owns 400 shares of PepsiCo Common Stock; The Sustainability Group, on behalf of the William B. Perkins Trust, c/o The Sustainability Group, 230 Congress Street, Boston, MA 02110, which owns at least $2,000 in market value of PepsiCo Common Stock; Domini Social Investments LLC, on behalf of Domini Social Equity Fund, 532 Broadway, 9th Floor, New York, NY 10012, which owns more than 239,000 shares of PepsiCo Common Stock; the School Sisters of Notre Dame Cooperative Investment Fund, 345 Belden Hill Road, Wilton, CT 06897, which owns 16 shares of PepsiCo Common Stock; the Benedictine Sisters of Baltimore, Emmanuel Monastery, 2229 West Joppa Road, Lutherville, MD 21093, which owns 200 shares of PepsiCo Common Stock; and the Benedictine Sisters of Mount St. Scholastica, Inc., 801 South 8th Street, Atchison, KS 66002, which owns 445 shares of PepsiCo Common Stock, have submitted the following proposal:

“Pesticide Pollution

Numerous studies document the correlation between pesticide exposure and increased cancer risk. According to the U.S. President’s Cancer Panel, approximately forty chemicals found in EPA-registered pesticides are classified as “known, probable, or possible” carcinogens. In July 2016, scientists and health providers released a scientific Consensus Statement as a national call to action to reduce exposures to chemicals including pesticides.

Practices such as applying glyphosate to crops before harvesting - a protocol that makes harvesting easier but may result in increased pesticide residues on crops - are raising concerns. In 2016, the Food and Drug Administration announced that it planned to begin testing for glyphosate residues on some foods.

Neonicotinoids have been implicated as a contributor to the decline in pollinators. With crops reliant on pollinators valued between $235-$577 billion, chronic declines in these populations pose a threat to our economy and global food system.

Consumer interest in knowing how food is grown and its impacts on health and the environment is increasing. According to a Consumers Reports survey, 86 percent of people believe it is critical to reduce pesticide exposure.

Given these concerns, regulatory actions are increasing:

●	In 2013, the EU banned three neonicotinoids;
●	In 2016, Minnesota enacted restrictions on neonicotinoids, and is seeking legislative authority to regulate seeds treated with pesticides before they’re planted;
●	In 2015, the EPA proposed a ban on the insectide chlorpyrifos for agricultural use;
●	In 2016, California regulators proposed rules banning farmers from spraying pesticides within a quarter mile of schools or daycare facilities.

Further, several companies are tracking and reducing pesticides use:

●	Unilever discloses amounts of pesticides avoided by farmers using Integrated Pest Management (IPM) practices;
●	Whole Foods has committed to reduce pesticide use and its “Responsibly Grown Pesticide Policy targets pesticides which pose the greatest risk to consumers [and] pollinators;”
●	Sysco’s IPM Program reduced pesticide use by nearly 900,000 pounds over three years. Sysco also tracks pesticides avoided that affect pollinators.

68 | PEPSICO 2017 PROXY STATEMENT

SHAREHOLDER PROPOSALS

PepsiCo’s disclosures, in contrast, do not provide sufficient information to determine how it is effectively managing pesticide risks. PepsiCo’s Sustainable Farming Initiative, which addresses only a portion of the total supply chain, guides growers to “optimize” the use of pesticides. However, it does not disclose metrics, detailed goals, or progress. Further, PepsiCo’s Performance with Purpose 2025 Agenda, which provides specific details on a range of sustainability-related issues, is notably silent on pesticides.

Resolved: Shareholders request that the Board publicly report on company strategies and policy options to protect public health and pollinators through reduced pesticide usage in PepsiCo’s supply chain.

Supporting Statement: While the company has the discretion to determine its precise content, proponents recommend that the requested report include:

●	Quantitative metrics tracking the amount of pesticides used and avoided, along with the class of pesticides used, reported annually,
●	Overall goals to reduce pesticide use and/or toxicity; and
●	Measures including technical assistance and incentives provided to growers, to avoid or minimize the use of pesticides.”

Our Board of Directors recommends that the shareholders vote “AGAINST” this proposal for the following reasons:

The Board believes that the report requested by this proposal is unnecessary in light of the Company’s current policies and programs promoting sustainable agriculture, including the responsible use of agrochemicals. Moreover, PepsiCo’s shareholders rejected similar proposals in 2015 and 2016, which received support from less than 8% and 9%, respectively, of votes cast.

We recognize the contribution of pesticides, among other environmental stressors, and their potential impact on beneficial pollinators, such as bees, as an important issue within PepsiCo’s supply chain, and we have been and continue to implement procedures and policies to address the use of pesticides in our supply chain and minimize their unintended impacts.

Despite such potential unintended impacts, pesticides provide benefits to the food chain, such as improved crop yield, food quality and safety and cost. Positive environmental benefits have been realized over time from pesticide use, such as a smaller land use footprint for the same production. In addition, pesticide use is regulated by agencies responsible for ensuring public safety and we require that our suppliers comply with all laws and regulations applicable to their operations. Pesticide application technology and best management practices also continue to improve to reduce environmental and worker impact.

PepsiCo continues to support sustainable agriculture by expanding best practices with our growers and suppliers, including through our Sustainable Agriculture Policy and our Sustainable Farming Initiative (“SFI”).

PepsiCo sources agricultural materials within a complex, global supply chain involving independent farmers, large agribusinesses, intermediaries and company-owned farms. We require that our suppliers comply with all laws and regulations applicable to their operations. Given the importance of agricultural materials to our business, we are also focused on incorporating the best thinking, practices and technology to support sustainable agriculture within PepsiCo’s global and diverse farming supply chain, including through our Performance with Purpose goals, Sustainable Agriculture Policy and our SFI.

Through our policies and initiatives, we aim to optimize the use of pesticides, nutrients and other agrochemicals and support sustainable practices that substitute natural controls for some agrochemicals, foster ecosystem balance, reduce greenhouse gas emissions and mitigate crop losses. Sustainable protection of plants against pests includes prevention and monitoring of pest problems, using control methods only when necessary, and targeting only the pests that cause crop production problems.

Our Performance with Purpose goals include a goal, through our SFI or equivalent industry programs, to strive to sustainably source our direct agricultural raw materials by 2020 and to seek to sustainably source our non-direct major agricultural raw material ingredients by 2025. To achieve this goal, we are, among other things, extending our SFI across additional key crops and investing to close compliance gaps so that more growers can meet the minimum SFI standards.

PEPSICO 2017 PROXY STATEMENT | 69

SHAREHOLDER PROPOSALS

Our Sustainable Agriculture Policy sets standards of performance and expectations for growers across our diverse, global supply chain, including compliance with governmental laws, regulations and industry standards, as well as a broad-based objective specifically addressing optimization of agrochemical and nutrient management. The policy also recognizes the need to responsibly manage water runoff and the risks of pollution or contamination of ground or surface water with pesticides.

Working with farmers and non-governmental organizations, PepsiCo has developed the SFI to be a comprehensive framework to gauge environmental, social and economic impacts associated with our agricultural supply chain and help us meet the goals of our Sustainable Agricultural Policy. The SFI has been successfully implemented across a wide variety of farms – from smallholder farms to large agribusinesses. In 2015, the SFI continued to expand its coverage globally and was implemented across 15 countries, with active programs representing 28,000 growers in our supply chain (up from 600 in 2014) and over 800,000 acres of direct cropping land, doubling the acres represented in 2014. Going forward, we intend to work with growers and suppliers to source sustainably and with increasing traceability. The SFI framework is a holistic framework containing nine environmental, four social and three economic sustainability indicators, with detailed criteria and global standards completed for each. Agrochemicals is one of these indicators and provides a platform through which PepsiCo gathers additional information on pesticide management and application, including measures to enable safe, legal and responsible use while minimizing agrochemical application through practices such as Integrated Pest Management.

Please also refer to our website at www.pepsico.com under “What We Believe”—“Sustainability Reporting” for more information on PepsiCo’s focus on sustainable agriculture.

PepsiCo is proud of its consistent public disclosure on issues of sustainability.

PepsiCo reports on a wide range of critical environmental, social and governance issues impacting our business. PepsiCo’s corporate sustainability report, which is available on our website at www.pepsico.com under “What We Believe”—“Sustainability Reporting,” describes our substantial efforts to address the environmental impacts of our operations. Our 2015 GRI Report, which is publicly available at the same location, offers greater detail on PepsiCo sustainability activities in a widely accepted format.

While we are sensitive to the concerns raised by this proposal, we do not believe that preparing the report requested by the proposal would be a good use of the Company’s resources.

Our disclosures on sustainability are designed to be interconnected to ensure PepsiCo manages against the unintended consequences of focusing on just one issue, and we therefore do not believe it makes sense to segregate the issue of pesticide pollution for a single-issue report. We believe our resources would be better used in the continuation of our current policies and practices regarding our supply chain impact, which we believe address the concerns raised in the proposal.

While we remain focused on working with our partners and external organizations to continue to support sustainable agriculture across our supply chain and to consistently provide public disclosure on sustainability, we do not believe the detailed report requested by the proposal on this single issue is in the best interests of the Company or its shareholders.

Our Board of Directors recommends that shareholders vote “AGAINST” this proposal.

Shareholder Proposal Regarding Implementation of Holy Land Principles (Proxy Item No. 6)

Holy Land Principles, Inc., P.O. Box 15128, Capitol Hill, Washington, D.C. 20003, which owns 55 shares of PepsiCo Common Stock, has submitted the following proposal:

“HOLY LAND PRINCIPLES PEPSICO RESOLUTION

WHEREAS, PepsiCo has operations in Palestine-Israel;

WHEREAS, achieving a lasting peace in the Holy Land -- with security for Israel and justice for Palestinians -- encourages us to promote a means for establishing justice and equality;

WHEREAS, fair employment should be the hallmark of any American company at home or abroad and is a requisite for any just society;

WHEREAS, Holy Land Principles Inc., a non-profit organization, has proposed a set of equal opportunity employment principles to serve as guidelines for corporations in Palestine-Israel.

70 | PEPSICO 2017 PROXY STATEMENT

SHAREHOLDER PROPOSALS

These are:

1.	Adhere to equal and fair employment practices in hiring, compensation, training, professional education, advancement and governance without discrimination based on national, racial, ethnic or religious identity.
2.	Identify underrepresented employee groups and initiate active recruitment efforts to increase the number of underrepresented employees.
3.	Develop training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.
4.	Maintain a work environment that is respectful of all national, racial, ethnic and religious groups.
5.	Ensure that layoff, recall and termination procedures do not favor a particular national, racial, ethnic or religious group.
6.	Not make military service a precondition or qualification for employment for any position, other than those positions that specifically require such experience, for the fulfillment of an employee’s particular responsibilities.
7.	Not accept subsidies, tax incentives or other benefits that lead to the direct advantage of one national, racial, ethnic or religious group over another.
8.	Appoint staff to monitor, oversee, set timetables, and publicly report on their progress in implementing the Holy Land Principles.

RESOLVED: Shareholders request the Board of Directors to:

Make all possible lawful efforts to implement and/or increase activity on each of the eight Holy Land Principles.

SUPPORTING STATEMENT

The proponent believes that PepsiCo benefits by hiring from the widest available talent pool. An employee’s ability to do the job should be the primary consideration in hiring and promotion decisions.

Implementation of the Holy Land Principles -- which are pro-Jewish, pro-Palestinian and pro-company -- will demonstrate concern for human rights and equality of opportunity in its international operations.

Please vote your proxy FOR these concerns.”

Our Board of Directors recommends that the shareholders vote “AGAINST” this proposal for the following reasons:

PepsiCo already has in place robust and comprehensive policies and procedures that promote equal and fair employment practices, diversity and inclusion, and respect in the workplace. We believe a policy limited to a specific geographic area such as the one described in the proposal is not necessary or useful. Moreover, PepsiCo’s shareholders rejected a similar proposal in 2016, which received support from less than 4% of votes cast.

PepsiCo’s Values, Global Code of Conduct and other existing policies and procedures already address the concerns of this proposal and demonstrate the Company’s focus on fair employment practices, diversity and inclusion, and respect in the workplace that we apply globally.

PepsiCo’s Global Anti-Harassment/Anti-Discrimination Policy sets forth a zero-tolerance policy towards any type of harassment or discrimination based on race, color, religion, sex, sexual orientation, gender identity, age, national origin, disability or veteran status, or any other protected category under applicable law.

PEPSICO 2017 PROXY STATEMENT | 71

SHAREHOLDER PROPOSALS

PepsiCo’s Values, which require that we must always strive to “respect others and succeed together” and “win with diversity and inclusion,” and Global Code of Conduct reinforce this policy. The Global Code prohibits discrimination or unfair treatment in matters that involve recruiting, hiring, training, promoting, compensation or any other term or condition of employment, and provides that employment decisions must always be based on merit, qualifications and job-related performance, without regard to non-job-related characteristics. The Global Code further provides that PepsiCo associates should never discriminate or deny equal opportunity and should give qualified individuals the chance to develop their abilities and advance within our Company. The Global Code also prohibits harassment, or conduct of any kind that creates an intimidating, offensive or hostile work environment. Our Global Code is available on the Company’s website at www.pepsico.com under “Who We Are”—“Global Code of Conduct.” Our Human Rights Workplace Policy, Global Code of Conduct and Supplier Code of Conduct articulate our standards for our employees and people who do business with us.

Respecting human rights is fundamental to PepsiCo’s values, policies and business strategy.

Our respect for human rights is guided by the United Nations (“UN”) Universal Declaration of Human Rights and the International Labor Organization Declaration of Fundamental Principles and Rights at Work. As a signatory to the UN Global Compact, our policies, operations and strategies support universally accepted principles, including those for human rights and labor standards. For example, our Human Rights Workplace Policy emphasizes that PepsiCo respects the dignity of our workers in the workplace, deals fairly and honestly with our associates regarding wages, benefits and other conditions of employment, does not tolerate discrimination and works to ensure equal opportunity for all associates.

As part of our Performance with Purpose 2025 goals, we recently announced our goal to significantly broaden our focus on respecting human rights across our supply chain, by continuing to advance respect for human rights in our operations and with third-party suppliers consistent with the UN Guiding Principles on Business and Human Rights and by extending the principles of our Supplier Code of Conduct to all franchisees and joint venture partners. Please refer to our latest GRI report, which is publicly available along with our latest corporate sustainability report on our website at www.pepsico.com under “What We Believe”—“Sustainability Reporting,” for more information on PepsiCo’s goal on advancing respect for human rights.

At PepsiCo, we believe acting ethically and responsibly is not only the right thing to do, but also the right thing for our business.

We believe PepsiCo’s robust global policies and practices in the areas of equal opportunity, human rights and diversity already address the goal of the proposal for PepsiCo to “demonstrate concern for human rights and equality of opportunity in [our] international operations.” We believe these policies work best when they are applied in a consistent manner across each of the markets in which PepsiCo operates around the world, including Israel and Palestine, and that implementing a unique policy for a specific geographical area would neither be necessary nor useful. These principles may also require additional reporting and metrics beyond our current practice, which impose an unnecessary administrative burden and expense of little added value to our business or to our employees. It is therefore our belief that implementing the proposal is not in the best interests of PepsiCo, our employees or our shareholders.

Our Board of Directors recommends that shareholders vote “AGAINST” this proposal.

72 | PEPSICO 2017 PROXY STATEMENT

Ownership of PepsiCo Common Stock

Stock Ownership of Officers and Directors

The following table shows, as of March 1, 2017, the number of shares of our Common Stock beneficially owned and the number of phantom units of our Common Stock held in the Company’s income deferral programs by each director (including each nominee), by each of the NEOs identified in the 2016 Summary Compensation Table on page 55 of this Proxy Statement, and by all directors and executive officers as a group. Each phantom unit represents the economic equivalent of one share of our Common Stock. Except as otherwise noted, the directors and executive officers exercise sole voting and investment power over their shares shown in the table. None of the shares are subject to pledge.

As of March 1, 2017, the directors and executive officers as a group beneficially owned less than 1% of our outstanding Common Stock, and none of the directors or executive officers owned any shares of our outstanding Convertible Preferred Stock.

Name of Individual or Group	Number of Shares of PepsiCo Common Stock Beneficially Owned(1)	Number of Phantom Units of PepsiCo Common Stock Held in PepsiCo’s Deferral Programs(2)	Total
Shona L. Brown	1,000	25,261	26,261
George W. Buckley	1,000	14,406	15,406
Albert P. Carey	254,353	—	254,353
Sanjeev Chadha	38,743	—	38,743
Cesar Conde	1,000	2,525	3,525
Ian M. Cook	3,569	23,237	26,806
Dina Dublon	2,455	24,378	26,833
Rona A. Fairhead	700	6,411	7,111
Richard W. Fisher	1,000	4,261	5,261
William R. Johnson(3)	3,765	4,261	8,026
Hugh F. Johnston	21,160	21,516	42,676
Mehmood Khan	237,473	—	237,473
Indra K. Nooyi	1,791,956	52,427	1,844,383
David C. Page	1,000	4,851	5,851
Robert C. Pohlad(4)	1,144,659	4,261	1,148,920
Lloyd G. Trotter	1,000	39,397	40,397
Daniel Vasella	14,011	40,841	54,852
Darren Walker	1,000	1,535	2,535
Alberto Weisser	1,000	13,309	14,309
All directors and executive officers as a group (26 persons)	3,755,320	297,988	4,053,308

(1)	The shares shown include the following shares that directors and executive officers have the right to acquire within 60 days after March 1, 2017: (1) through the exercise of vested stock options: Albert P. Carey, 95,690 shares; Mehmood Khan, 184,510 shares; Indra K. Nooyi, 1,205,889 shares; and all directors and executive officers as a group, 1,592,249 shares; and (2) pursuant to other equity awards: Mr. Carey, 22,126 shares; Mr. Chadha 19,485 shares; Dr. Khan, 13,763 shares; Mr. Johnston, 20,907 shares; Ms. Nooyi, 71,750 shares; and all directors and executive officers as a group, 201,736 shares. In addition, the amounts reported include Common Stock equivalent amounts attributed to the following executive officers based on their respective holdings in the PepsiCo Savings Plan: Mr. Carey, 106 shares; Mr. Johnston, 253 shares; Dr. Khan, 194 shares; Ms. Nooyi, 8,300 shares; and all executive officers as a group, 11,522 shares.
(2)	Reflects phantom units of our Common Stock held in the PepsiCo Executive Income Deferral Program and the PepsiCo Director Deferral Program.
(3)	The shares shown for William R. Johnson include (i) 2,102 shares held jointly with his spouse over which Mr. Johnson has shared voting and investment power, (ii) 187 shares held in a trust with his spouse over which Mr. Johnson has shared voting and investment power, and (iii) 476 shares held in trusts over which Mr. Johnson has sole voting and investment power.
(4)	The shares shown for Robert C. Pohlad include 900,000 shares held in a limited liability company over which Mr. Pohlad has shared voting and investment power and 27 shares held indirectly by his spouse.

PEPSICO 2017 PROXY STATEMENT | 73

OWNERSHIP OF PEPSICO COMMON STOCK

Stock Ownership of Certain Beneficial Owners

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of our outstanding Common Stock or Convertible Preferred Stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class Outstanding(1)
BlackRock, Inc.
55 East 52nd Street	84,771,044	(2)	5.9%
New York, NY 10055
The Vanguard Group
100 Vanguard Blvd.	106,089,173	(3)	7.4%
Malvern, PA 19355

(1)	Based on the number of shares of Common Stock outstanding and entitled to vote at the 2017 Annual Meeting as of our record date, March 1, 2017.
(2)	Based solely on the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 25, 2017 regarding its holdings as of December 31, 2016. BlackRock, Inc. also reported that, as of December 31, 2016, it had sole voting power for 71,482,447 shares of our Common Stock, sole dispositive power for 84,771,044 shares of our Common Stock and shared voting power for and shared dispositive power for 0 shares of our Common Stock.
(3)	Based solely on the Schedule 13G/A filed by the Vanguard Group with the SEC on February 10, 2017 regarding its holdings as of December 31, 2016. The Vanguard Group also reported that, as of December 31, 2016, it had sole voting power for 2,246,975 shares of our Common Stock, sole dispositive power for 103,558,684 shares of our Common Stock, shared voting power for 300,494 shares of our Common Stock and shared dispositive power for 2,530,489 shares of our Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires our directors and executive officers and the beneficial owners of more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock and Convertible Preferred Stock. We received written representations from each director and executive officer who did not file an annual statement with the SEC on Form 5 that no Form 5 was due. To the best of our knowledge, based on a review of those reports and written representations, we believe that all required reports were filed on time with the SEC for fiscal 2016.

74 | PEPSICO 2017 PROXY STATEMENT

Information About the Annual Meeting

Voting Procedures

Who may vote at the Annual Meeting?

Only shareholders of record of our Common Stock and Convertible Preferred Stock as of the close of business on our record date, March 1, 2017, are entitled to receive notice of and to vote at the Annual Meeting and at any postponement or adjournment of the meeting. As of the record date, there were 1,428,242,663 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting and each share of our Common Stock is entitled to one vote. In addition, as of the record date there were 121,853 shares of Convertible Preferred Stock outstanding and entitled to 604,696 votes at the Annual Meeting (which number is equal to the number of shares of Common Stock into which such shares of Convertible Preferred Stock could be converted on the record date, rounded to the nearest share).

How do I vote?

Whether you are a shareholder of record (that is, if your shares are registered in your own name with our transfer agent) or a beneficial owner of shares held in street name (that is, if you hold your shares through a broker, bank or other holder of record), you can vote any one of four ways:

●	Via the Internet. You may vote by visiting the website and entering the control number found in the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), proxy card or voting instruction form.
●	By Telephone. You may vote by calling the toll-free number found in the proxy card or voting instruction form or provided on the website listed on the Notice of Internet Availability.
●	By Mail. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card (if you are a shareholder of record) or voting instruction form (if you are a beneficial owner) and sending it back in the envelope provided.
●	In Person. If you are a shareholder of record and you plan to attend the Annual Meeting, you are encouraged to vote beforehand by Internet, telephone or mail. You also may vote in person at the Annual Meeting. Bring your printed proxy card if you received one by mail. Otherwise, the Company will give shareholders of record a ballot at the Annual Meeting. If you are a beneficial owner, you must obtain a legal proxy from the organization that holds your shares if you wish to attend the Annual Meeting and vote in person.

What happens if I do not give specific voting instructions when I deliver my proxy?

●	Shareholder of Record. The persons named as proxies will vote your shares in accordance with your instructions. Except as noted below with respect to shares held in the PepsiCo Savings Plan/PepsiCo Hourly 401(k) Plan, if your properly executed proxy does not contain voting instructions, the persons named as proxies will vote your shares in accordance with the voting recommendations of the Board.
●	Beneficial Owner of Shares Held in Street Name. If you are the beneficial owner of shares held in street name, you have the right to direct your bank or broker how to vote your shares, and it is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, under New York Stock Exchange rules, it will nevertheless be entitled to vote your shares with respect to “routine” matters, but it will not be permitted to vote your shares with respect to “non-routine” matters. In the case of a non-routine matter, your shares will be considered “broker non-votes” on that proposal.

Proposal No. 2 (ratification of the appointment of the independent registered public accounting firm) is a matter the Company believes will be considered “routine.”

Proposal No. 1 (election of directors), Proposal No. 3 (advisory approval of executive compensation), Proposal No. 4 (advisory vote on frequency of future shareholder advisory approval of executive compensation) and Shareholder Proposal Nos. 5-6 are matters the Company believes will be considered “non-routine.”

If you are a beneficial owner and do not give voting instructions to your bank or brokerage firm on certain matters, your bank or broker may vote your shares with respect to Proposal No. 2, but not Proposal Nos. 1, 3 or 4 or Shareholder Proposal Nos. 5-6.

PEPSICO 2017 PROXY STATEMENT | 75

INFORMATION ABOUT THE ANNUAL MEETING

Can employees who participate in PepsiCo’s Savings Plan/PepsiCo Hourly 401(k) Plan vote?

Yes. If you are an employee who participates in the PepsiCo Savings Plan/PepsiCo Hourly 401(k) Plan (a portion of which constitutes an Employee Stock Ownership Plan), you can vote the shares (if any) that are deemed to be in your account in the PepsiCo Savings Plan/PepsiCo Hourly 401(k) Plan as of the close of business on March 1, 2017.

To do so, you must sign and return the proxy card or vote by the Internet or telephone, as instructed in the proxy materials you received in connection with these shares in the PepsiCo Savings Plan/PepsiCo Hourly 401(k) Plan. Voting instructions must be received no later than 11:59 p.m. Eastern Daylight Time on April 30, 2017, so that the trustee (who votes the shares on behalf of the participants of the PepsiCo Savings Plan/PepsiCo Hourly 401(k) Plan) has adequate time to tabulate the voting instructions. The trustee will vote those shares you instruct. If you do not provide voting instructions, the trustee will vote your PepsiCo Savings Plan/PepsiCo Hourly 401(k) Plan shares in the same proportion as the PepsiCo Savings Plan/PepsiCo Hourly 401(k) Plan shares of other participants for which the trustee has received proper voting instructions.

What constitutes a quorum in order to hold and transact business at the Annual Meeting?

The presence in person or by proxy of the holders of record of a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Votes “for” and “against,” “abstentions” and “broker non-votes” will all be counted as present to determine whether a quorum has been established. Once a share of the Company’s Common Stock or Convertible Preferred Stock is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournments of the meeting unless a new record date is or must be set for the adjourned meeting. If a quorum is not present at the opening of the meeting, the meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn.

What is the voting requirement to approve each of the proposals?

Assuming the existence of a quorum at the Annual Meeting:

●	Each director nominated pursuant to Proposal No. 1 must receive a vote “for” their election from a majority of the votes cast;
●	For Proposal No. 4 regarding the advisory vote on the frequency of future advisory approvals of executive compensation, the frequency option (i.e., every one year, two years or three years) that receives the most votes cast will be considered to be the frequency that has been selected by shareholders; and
●	For all other matters, the affirmative vote of a majority of the votes cast is required to approve each proposal.

Abstentions and broker non-votes are not treated as cast either for or against a matter, and therefore will not affect the outcome of the vote.

Can I revoke my proxy or change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by voting again via the Internet or by telephone, by completing, signing, dating and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person. Only your latest dated proxy we receive at or prior to the Annual Meeting will be counted. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting and specifically request that your prior proxy be revoked by delivering to PepsiCo’s Corporate Secretary at 700 Anderson Hill Road, Purchase, New York 10577 a written notice of revocation prior to the Annual Meeting.

Who will serve as the inspectors of election?

Representatives from Broadridge Investor Communication Solutions, Inc. will serve as the inspectors of election.

Where can I find the voting results of the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Form 8-K filed with the SEC within the time period prescribed by SEC rules.

How are proxies solicited and what is the cost?

We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at our Annual Meeting. We bear all expenses incurred in connection with the solicitations of proxies. We have engaged Innisfree M&A Incorporated to solicit proxies for an estimated fee of $18,500, plus expenses.

76 | PEPSICO 2017 PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING

In addition to the solicitation of proxies by mail and electronically, PepsiCo intends to ask brokers and bank nominees to solicit proxies from their principals and will pay the brokers and bank nominees their expenses for the solicitation. Our directors, officers and employees also may solicit proxies by mail, telephone, electronic or facsimile transmission or in person. They will not receive any additional compensation for these activities.

Attending the Annual Meeting

How can I attend the Annual Meeting in Person?

Attendance at the Annual Meeting is limited to shareholders as of the close of business on the record date, March 1, 2017. Each shareholder may appoint only one representative to attend the Annual Meeting on his, her or its behalf. Admission to the Annual Meeting will be on a first-come, first-served basis and will require an admission ticket. Each shareholder will be asked to present valid government-issued picture identification such as a driver’s license or passport. The use of cell phones, PDAs, tablets, pagers, recording and photographic equipment and/or computers is not permitted in the meeting rooms at the Annual Meeting. The North Carolina History Center at Tryon Palace is accessible to disabled persons. Upon advance request, we will provide wireless headsets for hearing amplification.

How do I receive an admission ticket?

If you received your proxy materials by mail, your admission ticket will be your Notice of Internet Availability, proxy card (shareholders of record only) or voting instruction form (beneficial owners only). If you received your proxy materials by email, you will be given an opportunity to print an admission ticket after you vote online.

We encourage shareholders to pre-register in advance of the Annual Meeting by visiting www.proxyvote.com. You will need your 16-digit control number to access www.proxyvote.com, which you can find in the Notice of Internet Availability, proxy card or voting instruction form. You may also pre-register by contacting PepsiCo’s Manager of Shareholder Relations at (914) 253-3055 or investor@pepsico.com. If you are a beneficial owner of shares, you must show proof of ownership, such as a recent bank or brokerage account statement reflecting your ownership of Common Stock or Convertible Preferred Stock as of March 1, 2017, in addition to valid government-issued picture identification. On May 3, 2017, registration will begin at 8:30 a.m. Eastern Daylight Time.

Can I listen to the Annual Meeting on the Internet?

Yes, our Annual Meeting will be webcast live on May 3, 2017 at 9:00 a.m. Eastern Daylight Time. You are invited to visit www.pepsico.com under “Investors”—“Events and Presentations” to listen to the live webcast of the Annual Meeting.

2017 Proxy Materials

Why am I receiving these proxy materials?

Our Board of Directors has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the Board of Directors’ solicitation of proxies for use at our Annual Meeting of Shareholders. As a shareholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

What is included in these materials?

These proxy materials include:

●	this Proxy Statement for the Annual Meeting; and
●	our Annual Report for the fiscal year ended December 31, 2016.

If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

Why did I receive a Notice of Internet Availability in the mail instead of printed proxy materials?

In accordance with SEC rules, instead of mailing a printed copy of our proxy materials to all of our shareholders, we have elected to furnish such materials to selected shareholders by providing access to these documents over the Internet. Accordingly, on or about March 17, 2017, we sent a Notice of Internet Availability to most of our shareholders.

PEPSICO 2017 PROXY STATEMENT | 77

INFORMATION ABOUT THE ANNUAL MEETING

These shareholders have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials by calling the toll-free number found on the Notice of Internet Availability. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help save natural resources and reduce the cost to print and distribute the proxy materials.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability provides you with instructions regarding how to:

●	view our proxy materials for the Annual Meeting on the Internet;
●	vote your shares after you have viewed our proxy materials;
●	request a printed copy of the proxy materials; and
●	instruct us to send our future proxy materials to you electronically by email.

PepsiCo will plant a tree for every shareholder that signs up for electronic delivery. Choosing to receive your future proxy materials by email will lower our costs of delivery and will help reduce the environmental impact of our Annual Meeting. In 2016, approximately 13,185 trees were planted on behalf of Company shareholders.

Copies of the proxy materials are available for viewing at www.pepsico.com/proxy17.

You may have received proxy materials by email. Even if you received a printed copy of our proxy materials, you may choose to receive future proxy materials by email. If you do so, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it or for so long as the email address provided by you is valid.

What is “householding”?

If you are a beneficial owner, your bank or broker may deliver a single Proxy Statement and Annual Report, along with individual proxy cards, or individual Notices of Internet Availability to any household at which two or more shareholders reside unless contrary instructions have been received from you. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses. Shareholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if you wish to receive a separate set of proxy materials for this year’s Annual Meeting, we will deliver them promptly upon request to PepsiCo’s Manager of Shareholder Relations at PepsiCo, Inc., 700 Anderson Hill Road, Purchase, New York 10577 or (914) 253-3055 or investor@pepsico.com.

Where can I find the Annual Report?

The 2016 Annual Report to Shareholders, including financial statements, was delivered or made available with this Proxy Statement.

A copy of PepsiCo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (including the financial statements, schedules and a list of exhibits) will be sent without charge upon the request of any shareholder to PepsiCo’s Manager of Shareholder Relations at PepsiCo, Inc., 700 Anderson Hill Road, Purchase, New York 10577 or investor@pepsico.com. You also may obtain our Annual Report on Form 10-K over the Internet on the SEC’s website at www.sec.gov, or on our website at www.pepsico.com under “Investors” — “SEC Filings.”

Other Matters

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

2018 Shareholder Proposals and Director Nominations

Shareholder Proposals for Inclusion in the Proxy Statement for the 2018 Annual Meeting

PepsiCo welcomes comments or suggestions from its shareholders. If a shareholder wishes to have a proposal formally considered at the 2018 Annual Meeting of Shareholders and included in the Company’s Proxy Statement for that meeting, we must receive the proposal in writing on or before the close of business on November 17, 2017 and the proposal must otherwise comply with Rule 14a-8 under the Exchange Act.

78 | PEPSICO 2017 PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING

Director Nominations for Inclusion in the Proxy Statement for the 2018 Annual Meeting

The Board has implemented a proxy access provision in our By-Laws, which allows a shareholder or group of up to 20 shareholders owning in aggregate three percent or more of our outstanding Common Stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided the shareholder(s) and nominee(s) satisfy the requirements in the By-Laws. If a shareholder or group of shareholders wishes to nominate one or more director candidates to be included in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to these proxy access provisions in Section 2.9 of our By-Laws, we must receive proper written notice of any such nomination no earlier than the close of business on October 18, 2017 and no later than the close of business on November 17, 2017, and the nomination must otherwise comply with our By-Laws. If, however, the 2018 Annual Meeting is not within 30 days before or 60 days after the anniversary of this year’s Annual Meeting, we must receive such notice no earlier than the close of business on the 150th day prior to such meeting and no later than the close of business on the later of the 120th day prior to such meeting or the 10th day following the public announcement of the meeting date.

Other Proposals or Director Nominations for Presentation at the 2018 Annual Meeting

Under our By-Laws, if a shareholder wishes to present other business or nominate a director candidate at the 2018 Annual Meeting of Shareholders, we must receive proper written notice of any such business or nomination no earlier than the close of business on January 3, 2018 and no later than the close of business on February 2, 2018. If, however, the 2018 Annual Meeting is not within 30 days before or 60 days after the anniversary of this year’s Annual Meeting, we must receive such notice no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the public announcement of the meeting date. Any such notice must include the information specified in the By-Laws. If a shareholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the Annual Meeting.

All notices of proposals or nominations, as applicable, must be addressed to the Corporate Secretary of PepsiCo at 700 Anderson Hill Road, Purchase, New York 10577.

PEPSICO 2017 PROXY STATEMENT | 79

Exhibit A—Reconciliation of GAAP and
Non-GAAP Information

($ in millions, except per share amounts; unaudited)

Organic revenue, core constant currency EPS (with 2016 growth excluding the impact of the Venezuela deconsolidation), free cash flow excluding certain items, core net ROIC, core constant currency net income (refers to core constant currency net income attributable to PepsiCo, with 2016 growth excluding the impact of the Venezuela deconsolidation), and core constant currency operating profit are non-GAAP financial measures. In addition to using these measures as compensation performance measures, we use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan and evaluation of our overall business performance. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results, and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.

We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends.

See pages 57-61 and 73-75 of PepsiCo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for a detailed description of items excluded from these non-GAAP financial measures. Additionally, free cash flow excluding certain items is a measure management uses to monitor cash flow performance. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. We also consider certain other items (included in the Net Cash Provided by Operating Activities Reconciliation table below) in evaluating free cash flow that we believe investors should consider in evaluating our free cash flow results. Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.

Net Revenue Growth Reconciliation

Year Ended
12/31/2016
Reported Net Revenue Growth	(0.4)%
Impact of Acquisitions and Divestitures	—
Impact of Foreign Exchange Translation	3.3
Impact of Venezuela Deconsolidation(a)	1.8
Impact of 53rd Reporting Week	(1.1)
Organic Revenue Growth	3.7%

(a)	Represents the impact of the exclusion of the 2015 results of our Venezuelan businesses, which were deconsolidated effective as of the end of the third quarter of 2015.

Note - Certain amounts above may not sum due to rounding.

A-1 | PEPSICO 2017 PROXY STATEMENT

EXHIBIT A—RECONCILIATION OF GAAP AND NON-GAAP INFORMATION

Diluted EPS Growth Reconciliation

	Year Ended				Growth
	12/31/2016	12/26/2015	12/27/2014	12/28/2013	2016	2015	2014
Reported Diluted EPS	$4.36	$3.67	$4.27	$4.32	19%	(14)%	(1)%
Commodity Mark-to-Market Net Impact	(0.08)	—	0.03	0.03
Restructuring and Impairment Charges	0.09	0.12	0.21	0.08
Charges Related to the Transaction with Tingyi	0.26	0.05	—	—
Charge Related to Debt Redemption	0.11	—	—	—
Pension-Related Settlement Charges/(Benefits)	0.11	(0.03)	0.06	—
Venezuela Impairment Charges	—	0.91	—	—
Tax Benefits	—	(0.15)	—	(0.13)
Venezuela Remeasurement Charges	—	—	0.07	0.07
Merger and Integration Charges	—	—	—	0.01
Core Diluted EPS	$4.85	$4.57	$4.63	$4.37	6	(1)	6
Impact of Foreign Exchange Translation					3	11	3
Core Constant Currency Diluted EPS Growth					9	10	9
Impact of Excluding Venezuela from					2.5	n/a	n/a
2015 Base(a)
Core Constant Currency Diluted EPS Growth
Excluding the Impact of Venezuela from					12%	10%	9%
2015 Base
Three-Year Growth Average							10%

n/a - Adjustment was not applicable for purposes of calculating this target.

(a)	Represents the impact of the exclusion of the 2015 results of our Venezuelan businesses, which were deconsolidated effective as of the end of the third quarter of 2015.

Net Cash Provided by Operating Activities Reconciliation

Year Ended
12/31/2016
Net Cash Provided by Operating Activities	$10,404
Capital Spending	(3,040)
Sales of Property, Plant and Equipment	99
Free Cash Flow	7,463
Payments Related to Restructuring Charges	125
Discretionary Pension Contributions	459
Net Cash Received Related to Interest Rate Swaps	(5)
Net Cash Tax Benefit Related to Discretionary Pension Contributions	(151)
Net Cash Tax Benefit Related to Restructuring Charges	(22)
Net Cash Tax Benefit Related to Debt Redemption Charge	(83)
Free Cash Flow Excluding Above Items	$7,786

Note - Certain amounts above may not sum due to rounding.

PEPSICO 2017 PROXY STATEMENT | A-2

EXHIBIT A—RECONCILIATION OF GAAP AND NON-GAAP INFORMATION

ROIC

	Year Ended
	12/31/2016	12/26/2015	12/28/2013
Net Income Attributable to PepsiCo	$6,329	$5,452	$6,740
Interest Expense	1,342	970	911
Tax on Interest Expense	(483)	(349)	(328)
	$7,188	$6,073	$7,323

Average Debt Obligations	$35,308	$31,169	$29,291
Average Common Shareholders’ Equity	11,943	15,147	22,900
Average Invested Capital	$47,251	$46,316	$52,191
ROIC	15.2%	13.1%	14.0%

ROIC Growth Reconciliation

	Year Ended
	12/31/2016
ROIC Growth	210	bps
Impact of:
Average Cash, Cash Equivalents and Short-Term Investments	188
Interest Income	(10)
Tax on Interest Income	4
Commodity Mark-to-Market Net Impact	(19)
Restructuring and Impairment Charges	(10)
Charges Related to the Transaction with Tingyi	50
Pension-Related Settlement Charge/(Benefits)	42
Venezuela Impairment Charges	(316)
Tax Benefits	49
Core Net ROIC	190	bps

Note - Certain amounts above may not sum due to rounding.

A-3 | PEPSICO 2017 PROXY STATEMENT

EXHIBIT A—RECONCILIATION OF GAAP AND NON-GAAP INFORMATION

3-Year ROIC Growth Reconciliation

	Year Ended
	12/31/2016	12/28/2013	Growth
ROIC	15.2%	14.0%	117	bps
Impact of:
Average Cash, Cash Equivalents and Short-Term Investments	6.0	2.5	345
Interest Income	(0.2)	(0.2)	(4)
Tax on Interest Income	0.1	0.1	1
Commodity Mark-to-Market Net Impact	(0.2)	0.1	(29)
Restructuring and Impairment Charges	0.1	0.1	2
Charges Related to the Transaction with Tingyi	0.6	—	69
Pension-Related Settlement Charge/(Benefits)	0.3	—	33
Venezuela Impairment Charges	(0.5)	—	(45)
Tax Benefits	0.1	(0.3)	40
Venezuela Remeasurement Charge	—	0.2	(21)
Merger and Integration Charges	—	—	3
Core Net ROIC	21.5%	16.4%	511	bps

Net Income Attributable to PepsiCo Reconciliation

	Year Ended
	12/31/2016	12/26/2015	Growth
Reported Net Income Attributable to PepsiCo	$6,329	$5,452	16.1%
Commodity Mark-to-Market Net Impact	(111)	(8)
Restructuring and Impairment Charges	131	184
Charges Related to the Transaction with Tingyi	373	73
Charge Related to Debt Redemption	156	—
Pension-Related Settlement Charge/(Benefits)	162	(42)
Venezuela Impairment Charges	—	1,359
Tax Benefit	—	(230)
Core Net Income Attributable to PepsiCo	$7,040	$6,788	3.7%
Impact of Foreign Exchange Translation			3.1
Core Constant Currency Net Income Attributable to PepsiCo Growth			6.8
Impact of Excluding Venezuela from 2015 Base(a)			2.4
Core Constant Currency Net Income Attributable to PepsiCo Growth
Excluding the Impact of Venezuela from 2015 Base			9.3%

(a)	Represents the impact of the exclusion of the 2015 results of our Venezuelan businesses, which were deconsolidated effective as of the end of the third quarter of 2015.

Note - Certain amounts above may not sum due to rounding.

PEPSICO 2017 PROXY STATEMENT | A-4

EXHIBIT A—RECONCILIATION OF GAAP AND NON-GAAP INFORMATION

FLNA and NAB Operating Profit Growth Reconciliation

Year Ended
12/31/2016
	FLNA		NAB
Reported Operating Profit Growth	HSD	%	MSD	%
Restructuring and Impairment Charges	—		—
Pension-Related Settlements	—		LSD
Core Operating Profit Growth	HSD		HSD
Impact of Foreign Exchange Translation	—		—
Core Constant Currency Operating Profit Growth	HSD	%	HSD	%

AMENA Net Revenue Growth Reconciliation

Year Ended
12/31/2016
Reported Net Revenue Growth	(1)%
Impact of Acquisitions and Divestitures	—
Impact of Foreign Exchange Translation	5
Organic Revenue Growth	5%

China and Egypt Net Revenue Growth Reconciliation

Year Ended
12/31/2016
	China		Egypt
Reported Net Revenue Growth	HSD	%	(LSD)%
Impact of Foreign Exchange Translation	MSD		DD
Organic Revenue Growth	DD	%	DD %

Note - Certain amounts above may not sum due to rounding.

A-5 | PEPSICO 2017 PROXY STATEMENT

GLOBAL CODE OF CONDUCT

PepsiCo Values	Our Commitment To deliver sustained growth through empowered people acting with responsibility and building trust

Guiding Principles
We must always strive to:

●Care for our customers, consumers and the world we live in

●Sell only products we can be proud of

●Speak with truth and candor

●Balance short term and long term

●Win with diversity and inclusion

●Respect others and succeed together

700 ANDERSON HILL ROAD
PURCHASE, NY 10577-1444

YOUR VOTE IS IMPORTANT
VOTE BY INTERNET/TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 2, 2017 (other than PepsiCo Savings Plan / PepsiCo Hourly 401(k) Plan participants). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 2, 2017 (other than PepsiCo Savings Plan / PepsiCo Hourly 401(k) Plan participants). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to PepsiCo, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION:
To attend the meeting, go to the "Register for Meeting" link at www.proxyvote.com. An admission ticket and valid government-issued photo identification, such as a driver's license or passport, will be required to enter the meeting.
Please bring the admission ticket to the meeting.

PEPSICO SAVINGS PLAN / PEPSICO HOURLY 401(K) PLAN PARTICIPANTS

All votes by participants in the PepsiCo Savings Plan / PepsiCo Hourly 401(k) Plan submitted over the Internet, by phone or mail must be received by 11:59 p.m. Eastern Daylight Time on April 30, 2017.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E20178-P87156-Z69437	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PEPSICO, INC.
Company Proposals
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED IN ITEM NO. 1.
Vote on Directors
1.	Election of Directors		For	Against	Abstain
Nominees:
	1a.	Shona L. Brown	☐	☐	☐

	1b.	George W. Buckley	☐	☐	☐

	1c.	Cesar Conde	☐	☐	☐

	1d.	Ian M. Cook	☐	☐	☐

	1e.	Dina Dublon	☐	☐	☐

	1f.	Rona A. Fairhead	☐	☐	☐

	1g.	Richard W. Fisher	☐	☐	☐

	1h.	William R. Johnson	☐	☐	☐

	1i.	Indra K. Nooyi	☐	☐	☐

	1j.	David C. Page	☐	☐	☐

	1k.	Robert C. Pohlad	☐	☐	☐

	1l.	Daniel Vasella	☐	☐	☐

IF VOTING BY MAIL, YOU MUST SIGN, DATE AND RETURN THIS CARD IN ORDER FOR THE SHARES TO BE VOTED.

Please sign exactly as your name(s) appear hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Nominees (continued):				For	Against	Abstain
	1m.	Darren Walker		☐	☐	☐

	1n.	Alberto Weisser		☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS NO. 2 AND 3.				For	Against	Abstain

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2017.			☐	☐	☐

3.	Advisory approval of the Company’s executive compensation.			☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF EVERY "ONE YEAR" ON ITEM NO. 4.			One Year	Two Years	Three Years	Abstain

4.	Advisory vote on frequency of future shareholder advisory approval of the Company’s executive compensation.		☐	☐	☐	☐

Shareholder Proposals

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS NO. 5 AND 6.				For	Against	Abstain

5.	Report regarding pesticide pollution.			☐	☐	☐

6.	Implementation of Holy Land Principles.			☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Directions to The North Carolina History Center at Tryon Palace

The North Carolina History Center at Tryon Palace
529 South Front Street
New Bern, North Carolina 28562

FROM COASTAL CAROLINA REGIONAL AIRPORT (EWN):
Head east on Terminal Drive. Turn left on Airport Road. Take the second left onto US 70 West. Take exit #417A toward New Bern. Merge onto US 70 Bus. Turn left onto South Front Street. The North Carolina History Center will be immediately on your left.

FROM THE SOUTH (Wilmington, Jacksonville):
Take Highway 17 North into New Bern. Stay on same road (also called ML King Blvd.) and pass Twin Rivers Mall. Go under Route 70 overpass (Hwy 17 becomes Business 17) - stay in middle lane. Road will veer right at Palace Motel and name will change to Neuse Blvd. Shortly after fire station, name will change again to Broad Street. Continue on Broad Street to Hancock Street. Turn right on Hancock Street. Cross Pollock Street. Make a right onto South Front Street. The North Carolina History Center will be immediately on your left.

FROM THE SOUTHWEST (Fayetteville):
Take I-95 North to Highway 70 East to New Bern. Take the Trent Road/Pembroke exit and turn left at the light. Turn right at the third light (Broad Street), and then turn right on Hancock Street. Cross Pollock Street. Make a right onto South Front Street. The North Carolina History Center will be immediately on your left.

FROM THE NORTHWEST (Raleigh, Goldsboro):
Take Highway 70 East to New Bern. Take the Trent Road/Pembroke exit and turn left at the light. Turn right at the third light (Broad Street), and then turn right on Hancock Street. Cross Pollock Street. Make a right onto South Front Street. The North Carolina History Center will be immediately on your left.

FROM THE NORTH (Greenville):
Take Highway 17 South from Washington, NC. Cross the Neuse River Bridge, take the ramp straight to US 70 and cross the Freedom Memorial Bridge. Take the Trent Road/Pembroke exit and turn right at the light. Turn right at the third light (Broad Street) then turn right on Hancock Street. Cross Pollock Street. Make a right onto South Front Street. The North Carolina History Center will be immediately on your left.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be
Held on May 3, 2017: The Notice and Proxy Statement and Annual Report are available at www.pepsico.com/proxy17.

E20179-P87156-Z69437

PEPSICO, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PEPSICO, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2017.

The undersigned hereby appoints Indra K. Nooyi, Tony West and Cynthia Nastanski, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock and/or Convertible Preferred Stock of PepsiCo, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of PepsiCo, Inc. in New Bern, North Carolina, on Wednesday, May 3, 2017 at 9:00 a.m., Eastern Daylight Time, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and any other matter that may properly come before the meeting.

Please mark this proxy as indicated on the reverse side to vote on any item. Shares represented by this proxy will be voted in accordance with your specifications, and, in the discretion of the proxies, upon any other matter that may properly come before the meeting or any adjournment or postponement thereof. For holders of Common Stock and/or Convertible Preferred Stock of PepsiCo, if you do not provide specific instructions, shares represented by this proxy will be voted in accordance with the Board of Directors' recommendations. For participants in the PepsiCo Savings Plan / PepsiCo Hourly 401(k) Plan, if you do not provide voting instructions, the trustee will vote the shares that are deemed to be in the account in the PepsiCo Savings Plan / PepsiCo Hourly 401(k) Plan in the same proportion as the PepsiCo Savings Plan / PepsiCo Hourly 401(k) Plan shares of other participants for which the trustee has received proper voting instructions. The votes by PepsiCo Savings Plan / PepsiCo Hourly 401(k) Plan participants must be received no later than 11:59 p.m. Eastern Daylight Time on April 30, 2017.

If you submit your proxy by telephone or the Internet, there is no need for you to mail back your proxy.

Continued and to be signed on reverse side